UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2005

Trustreet Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-13089	75-2687420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 540-2000

U.S. Restaurant Properties, Inc., 12240 Inwood Road, Suite 300, Dallas, Texas 75244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A of the Registrant amends Item 9.01 of the Registrant’s current report on Form 8-K filed March 3, 2005, the “Form 8-K” and amended on March 4, 2005, to include Financial Statements and Pro Forma Financial Information that was impracticable to provide at the time of filing of the Form 8-K.

This Form 8-K/A also provides information under Item 7.01 disclosed by the Registrant today, including information related to the financial statements provided in Item 9.01.

Item 7.01.	Regulation FD Disclosure

Certain information regarding the Company will be disclosed by the Company today. This information is attached as Exhibit 99.1 to this Current Report on Form 8-K/A and is being furnished in this Item 7.01 and in Exhibit 99.1 of this Current Report is not considered “filed” for purposes of Section 18 of the Securities Act of 1934 and is not subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders:

We have completed an integrated audit of CNL Restaurant Properties, Inc.’s 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.

Consolidated Financial Statements

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and comprehensive income (loss) and cash flows present fairly, in all material respects, the financial position of CNL Restaurant Properties, inc. and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Internal control over financial reporting

Also, in our opinion, management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that the Company maintained effective internal control over financial reporting as of December 31, 2004 based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control — Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida

March 4, 2005

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rules 13a-15(f). The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and board of directors regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Under the supervision and with the participation of management, including the principal executive officer and principal financial officer, management conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on management’s evaluation under the framework in Internal Control—Integrated Framework, management of the Company concluded that the Company’s internal control over financial reporting was effective as of December 31, 2004. Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered certified public accounting firm. PricewaterhouseCoopers LLP has issued an attestation report on management’s assessment of the Company’s internal control report over financial reporting.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	DECEMBER 31,
	2004	2003
ASSETS
Real estate investment properties	$538,459	$528,336
Net investment in direct financing leases	98,972	101,755
Real estate and restaurant assets held for sale	143,254	148,089
Mortgage, equipment and other notes receivable, net of allowance of $7,261 and $13,964, respectively	290,140	320,900
Mortgage loans held for sale	—	1,490
Other investments	16,495	29,671
Cash and cash equivalents	22,744	36,955
Restricted cash	7,402	12,462
Receivables, less allowance for doubtful accounts of $2,136 and $872, respectively	7,391	3,382
Accrued rental income	28,557	25,599
Goodwill	56,260	56,260
Other assets	33,975	33,217

	$1,243,649	$1,298,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolver	$21,000	$2,000
Notes payable	162,810	182,560
Mortgage warehouse facilities	101,394	93,513
Subordinated note payable	21,875	43,750
Bonds payable	405,421	430,011
Due to related parties	37,172	25,038
Other payables	33,736	34,096

Total liabilities	783,408	810,968

Minority interests, including redeemable partnership interest	6,819	7,262
Commitments and contingencies (Note 14)
Stockholders’ equity:
Preferred stock, without par value
Authorized and unissued 3,000 shares	—	—
Excess shares, $0.01 par value per share
Authorized and unissued 78,000 shares	—	—
Common stock, $0.01 par value per share
Authorized 62,500 shares, issued 45,286 outstanding 45,249	452	452
Capital in excess of par value	825,134	826,627
Accumulated other comprehensive loss	(12,434)	(14,447)
Accumulated distributions in excess of net income	(359,730)	(332,746)

Total stockholders’ equity	453,422	479,886

	$1,243,649	$1,298,116

See accompanying notes to consolidated financial statements.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	YEAR ENDED DECEMBER 31,
	2004	2003	2002
Revenues:
Sale of real estate	$—	$—	$209,498
Rental income from operating leases	57,904	60,513	66,739
Earned income from direct financing leases	10,221	10,687	11,683
Interest income from mortgage, equipment and other notes receivables	26,394	29,807	34,552
Investment and interest income	3,770	4,586	5,347
Net decrease in value of mortgage loans held for sale, net of related hedge	—	(1,853)	(5,368)
Other income	7,107	9,614	12,308

	105,396	113,354	334,759

Expenses:
Cost of real estate sold	—	—	193,179
General operating and administrative	27,346	25,208	28,433
Interest expense	47,999	50,576	58,401
Property expenses	320	735	3,046
State and other taxes	337	212	88
Depreciation and amortization	11,902	12,325	12,859
Loss on termination of cash flow hedges	940	502	—
Impairments and provisions on assets	5,369	12,864	9,598

	94,213	102,422	305,604

Income from continuing operations before minority interest in income of consolidated joint ventures, equity in earnings of unconsolidated joint ventures and gain/(loss) on sale of assets	11,183	10,932	29,155
Minority interest in income of consolidated joint ventures	(3,718)	(1,913)	(2,409)
Equity in earnings of unconsolidated joint ventures	105	108	101
Gain/(loss) on sale of assets	135	(157)	(347)

Income from continuing operations	7,705	8,970	26,500
Income from discontinued operations, after income taxes	34,313	33,470	9,090

Net income	$42,018	$42,440	$35,590

See accompanying notes to consolidated financial statements.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME—(CONTINUED)

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	YEAR ENDED DECEMBER 31,
	2004	2003	2002
Earnings per share of common stock (basic and diluted):
From continuing operations	$0.17	$0.20	$0.59
From discontinued operations	0.76	0.74	0.21

Net income	$0.93	$0.94	$0.80

Weighted average number of shares of common stock outstanding	45,249	45,249	44,620

See accompanying notes to consolidated financial statements.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME/(LOSS)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	COMMON STOCK		CAPITAL IN EXCESS OF PAR VALUE	ACCUMULATED DISTRIBUTIONS IN EXCESS OF NET INCOME	ACCUMULATED OTHER COMPREHENSIVE INCOME/(LOSS)	TOTAL	COMPREHENSIVE INCOME/(LOSS)
	NUMBER OF SHARES	PAR VALUE
Balance at December 31, 2001	44,076	$441	$798,154	$(273,783)	$1,370	$526,182
Shares issued, net of retirement of common stock	1,173	11	20,084	—	—	20,095
Stock issuance costs	—	—	(1,493)	—	—	(1,493)
Net income	—	—	—	35,590	—	35,590	$35,590
Other comprehensive loss, market revaluation on available for sale securities	—	—	—	—	(775)	(775)	(775)
Current period adjustment to recognize change in fair value of cash flow hedges, net of tax	—	—	—	—	(17,457)	(17,457)	(17,457)

Total comprehensive income	—	—	—	—	—	—	$17,358

Distributions declared and paid ($1.52 per share)	—	—	—	(67,991)	—	(67,991)

Balance at December 31, 2002	45,249	$452	$816,745	$(306,184)	$(16,862)	$494,151
Acquisition of minority interest	—	—	11,375	—	—	11,375
Stock issuance costs	—	—	(1,493)	—	—	(1,493)
Net income	—	—	—	42,440	—	42,440	$42,440
Reclassification of market revaluation on available for sale securities to statement of income	—	—	—	—	(78)	(78)	(78)
Reclassification of cash flow hedge losses to statement of income	—	—	—	—	502	502	502
Current period adjustment to recognize change in fair value of cash flow hedges, net of $1,750 in tax benefit	—	—	—	—	1,991	1,991	1,991

Total comprehensive income	—	—	—	—	—	—	$44,855

Distributions declared and paid ($1.52 per share)	—	—	—	(69,002)	—	(69,002)

Balance at December 31, 2003	45,249	$452	$826,627	$(332,746)	$(14,447)	$479,886

See accompanying notes to consolidated financial statements.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE

INCOME/(LOSS) — (CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

(IN THOUSANDS EXCEPT FOR PER SHARE DATA)

	COMMON STOCK		CAPITAL IN EXCESS OF PAR VALUE	ACCUMULATED DISTRIBUTIONS IN EXCESS OF NET INCOME	ACCUMULATED OTHER COMPREHENSIVE INCOME/(LOSS)	TOTAL	COMPREHENSIVE INCOME/(LOSS)
	NUMBER OF SHARES	PAR VALUE
Balance at December 31, 2003	45,249	$452	$826,627	$(332,746)	$(14,447)	$479,886
Stock issuance costs	—	—	(1,493)	—	—	(1,493)
Net income	—	—	—	42,018	—	42,018	$42,018
Other comprehensive loss, market revaluation on available for sale securities	—	—	—	—	(340)	(340)	(340)
Reclassification of cash flow hedge losses to statement of income	—	—	—	—	940	940	940
Current period adjustment to recognize change in fair value of cash flow hedges, net of $100 in tax benefit	—	—	—	—	1,413	1,413	1,413

Total comprehensive income	—	—	—	—	—	—	$44,031

Distributions declared and paid ($1.52 per share)	—	—	—	(69,002)	—	(69,002)

Balance at December 31, 2004	45,249	$452	$825,134	$(359,730)	$(12,434)	$453,422

See accompanying notes to consolidated financial statements.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	YEAR ENDED DECEMBER 31,
	2004	2003	2002
Cash flows from operating activities:
Net income	$42,018	$42,440	$35,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,677	13,466	14,826
Amortization of deferred financing costs	5,535	4,023	4,273
Impairments and provisions on assets	9,299	22,405	19,165
Gain on sales of assets	(4,943)	(3,475)	(2,947)
Increase in income tax payable	658	—	—
Decrease/(increase) in deferred tax asset	2,494	(7,754)	—
Increase in prepaid income tax	(723)	(2,610)	—
Increase in accrued rental income	(3,533)	(5,728)	(5,561)
Amortization of investment in direct financing leases	2,164	1,810	1,119
Net decrease in value of mortgage loans held for sale, net of related hedge	—	1,853	5,368
Investment in mortgage loans held for sale	—	(112)	(226)
Collection on mortgage loans held for sale	—	7,635	16,356
Changes in inventories of real estate held for sale	(19,854)	29,618	45,471
Changes in other operating assets and liabilities	(6,707)	4,801	(21,847)

Net cash provided by operating activities	39,085	108,372	111,587

Cash flows from investing activities:
Additions to real estate investment properties	(20,726)	—	(7,212)
Proceeds from sale of assets	20,562	25,312	67,085
Decrease/(increase) in restricted cash	5,060	(7,888)	6,357
Investment in joint venture	—	—	(150)
Investment in mortgage, equipment and other notes receivable	—	—	(6,607)
Collection on mortgage, equipment and other notes receivable	34,789	29,075	15,481
Proceeds from sale of other investments	11,195	19	—

Net cash provided by investing activities	50,880	46,518	74,954

See accompanying notes to consolidated financial statements.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS — (CONTINUED)

(IN THOUSANDS)

	YEAR ENDED DECEMBER 31,
	2004	2003	2002
Cash flows from financing activities:
Payment of stock issuance costs	$(1,493)	$(1,493)	$(1,493)
Proceeds from borrowings on revolver and note payable	61,552	34,104	249,334
Payment on revolver, note payable and subordinated note payable	(84,177)	(66,751)	(90,874)
Proceeds from borrowings on mortgage warehouse facilities	196,335	124,127	189,901
Payments on mortgage warehouse facilities	(188,454)	(176,372)	(474,312)
Proceeds from issuance of bonds	5,000	24,906	—
Retirement of bonds payable	(29,844)	(19,403)	(16,436)
Payment of bond issuance and debt refinancing costs	(908)	(2,231)	(27)
Proceeds from sale of shares, net of retirement of common stock	—	—	9,746
Loan from stockholder	10,900	18,710	11,750
Distributions to minority interest	(3,327)	(1,867)	(1,484)
Distributions to stockholders	(69,760)	(68,244)	(67,991)

Net cash used in financing activities	(104,176)	(134,514)	(191,886)

Net increase (decrease) in cash and cash equivalents	(14,211)	20,376	(5,345)
Cash and cash equivalents at beginning of year	36,955	16,579	21,924

Cash and cash equivalents at end of year	$22,744	$36,955	$16,579

Supplemental disclosures of cash flow information:
Interest paid	$44,541	$48,114	$52,704

Interest capitalized	$23	$95	$113

Income taxes paid	$8,508	$4,019	$193

Supplemental disclosures of non-cash investing and financing activities:
Redemption of minority interest in lieu of payment on accounts receivable	$894	$317	$—

Acquisition of minority interest	$—	$11,375	$—

Foreclosure on notes receivable and acceptance of underlying real estate collateral	$452	$4,632	$3,788

Notes receivable accepted in exchange for sale of properties	$3,490	$1,394	$—

Financing of computer software acquisition	$—	$1,788	$—

Distributions declared and unpaid at December 31	$—	$758	$—

Conversion of related party advances into shares of common stock	$—	$—	$10,350

See accompanying notes to consolidated financial statements.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES:

Organization — CNL Restaurant Properties, Inc. (“the Company”) was organized in Maryland in May of 1994, and is the nation’s largest self-advised real estate investment trust (“REIT”) focused on the restaurant industry. The term “Company” includes, unless the context otherwise requires, CNL Restaurant Properties, Inc. and its majority owned and controlled subsidiaries. These subsidiaries include CNL Restaurant Investments, Inc. and CNL Restaurant Capital Corp. The Company’s operations are divided into two business segments. The real estate segment, operated principally through CNL Restaurant Investments, Inc. (“CNL-Investments”), owns and manages a portfolio of primarily long-term triple-net lease properties. CNL-Investments provides portfolio management, property management and dispositions, and opportunistically acquires real estate investments for sale. In addition, CNL-Investments services approximately $488 million in affiliate real estate portfolios and earns management fees related thereto. Through December 31, 2004, the specialty finance segment was operated through the Company’s subsidiary CNL Restaurant Capital Corp. (“CNL-Capital”), a partnership with Bank of America, N.A. (the “Bank”) and CNL/CAS Corp., an affiliate of the Company’s Chairman. CNL-Capital offers real estate financing, advisory and other services to national and larger regional restaurant operators. It also acquires restaurant real estate properties, which are subject to triple-net lease, utilizing short-term debt and generally sells the properties at a profit.

In 2003, CNL-Capital modified certain terms relating to the alliance with the Bank that resulted in the Bank reducing its ownership interest in CNL-Capital. In conjunction with the ownership reduction, the Bank agreed to assume certain costs of its portfolio operations and decreased the referral fees paid by the Bank to CNL-Capital under the referral program between the Bank and CNL-Capital. In addition, CNL CAS/Corp. agreed to reduce its interest in CNL-Capital. Effective January 1, 2005, the Bank agreed to redeem the remaining balance of its ownership interest in CNL-Capital. The Company and the Bank agreed to continue the alliance for five years, but modified the referral fees program between the parties whereby only CNL-Capital will pay referral fees when the resulting net amount is a payable to the Bank. In addition, this agreement eliminated the conversion feature in the Subordinated Note Payable that allowed the Bank to convert the note into additional ownership of CNL-Capital. Also effective January 1, 2005, CNL-Capital reached an agreement to purchase CNL/CAS Corp.’s one percent interest at its carrying value. As a result of these agreements, the Company’s ownership interest in CNL-Capital increased to 100 percent.

Merger — On August 9, 2004, the Company announced that it had entered into a definitive agreement and plan of merger (the “Merger”) with U.S. Restaurant Properties, Inc. (“USRP”), a publicly traded real estate investment trust, and on February 25, 2005, completed the transactions contemplated by the agreement, including the merger of the Company into USRP and the change of USRP’s name to Trustreet Properties, Inc. On the same day, pursuant to merger agreements between each of the 18 public limited partnerships (the “CNL Income Funds”) and USRP, each CNL Income Fund merged with a separate wholly owned subsidiary of the combined company’s operating partnership. As a result of the Merger, each share of Company common stock was converted into 0.7742 shares of USRP common stock and 0.16 newly issued shares of USRP’s 7.5 percent Series C Redeemable Convertible Preferred Stock ($25 liquidation preference). The exchange ratio was not subject to change and there was no “collar” or minimum trading price for the shares of the Company’s common stock or USRP’s common stock. The Merger was structured to be tax-free to the stockholders of the Company and USRP.

The Merger will be accounted for using the purchase method of accounting, and the Company will be treated as the acquirer for accounting purposes. As a result, the assets and liabilities of the Company will be recorded at historical values without restatement to fair values. The assets and liabilities of USRP and the CNL Income Funds will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price of USRP over the sum of such fair values

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

recorded as goodwill. The purchase price will be based upon market capitalization of USRP using the trading price of USRP common stock and traded preferred stock as of the date the merger was announced as well as the estimated market values for the existing Series B preferred stock plus certain merger related costs. In subsequent periods, historical information of the combined company will be that of the Company.

In January 2005, Robert Lewis and Sutter Acquisition Fund, LLC, two limited partners in several Income Funds, filed a purported class action lawsuit on behalf of the limited partners of the 18 Income Funds against CNLRP, USRP, the 18 Income Funds, the general partners (Mr. Seneff, Mr. Bourne and CNL Realty Corporation) of the 18 Income Funds, CNL Restaurant Investments, Inc. and CNL Restaurant Capital Corp. in the District Court of Dallas County, Texas. The complaint alleges that the general partners of the Income Funds breached their fiduciary duties in connection with the mergers between the Income Funds and subsidiaries of the operating partnership of USRP and that CNLRP and USRP aided and abetted such alleged breaches of fiduciary duties. The complaint further alleges that the Income Fund general partners violated provisions of the Income Funds’ partnership agreements and demands an accounting as to the affairs of the Income Funds. The plaintiffs are seeking unspecified compensatory and exemplary damages and equitable relief, which also included an injunction preventing the defendants from proceeding with the mergers. The injunction was not successful in preventing the mergers that closed on February 25, 2005.

Management of the Company believes that the lawsuit, including the request for class certification, is without merit and intend to defend vigorously against such claims.

In December 2004, the Company and USRP each entered into a commitment letter with the Bank and an affiliate of the Bank to obtain bridge financing in an amount up to $775 million to finance the merger and refinance the debt, and for general corporate purposes until permanent financing could be put in place. The bridge financing provided by the Bank consisted of a senior secured revolving credit facility of up to $125 million and a senior secured term loan of up to $650 million. The bridge financing bears interest at a floating rate of interest and will mature, and be repayable in full, on the 90th day following its initial funding. The Company anticipates raising approximately $875 million of new debt capacity to replace the bridge financing and to refinance existing debt following the Merger. These new financings are expected to consist of senior unsecured notes, a new senior credit facility and a net lease securitization.

Net Lease Securitization. The Company priced a $275.0 million triple-net lease financing on February 25, 2005 with an expected closing date of March 4, 2005. Between December 2004 and February 2005, the Company entered into four interest rate swaps with aggregate notional balance of $240 million in conjunction with this financing in an attempt to lock in a portion of its cost of capital. The Company unwound the interest rate swap contracts upon pricing these notes and received $1.7 million. The notes are collateralized by approximately 324 properties originated by the Company, USRP and the 18 CNL Income Funds. Two classes of mortgage notes were issued and will be amortized over twenty-years with a seven year balloon payment.

New Senior Credit Facility. The Company expects to enter into a senior credit facility (the “Facility”) consisting of a revolving credit facility and a term loan with a syndicate of lenders, including the Bank. The size of the Facility is expected to approximate $350 million (with potential increases to $450 million) and proceeds from the Facility will be used for general corporate purposes.

Senior Unsecured Notes. The Company expects to issue $250 million in senior unsecured notes and together with the proceeds of the other financings described above, expects to repay indebtedness incurred in connection with the Merger and related transactions. The notes will mature in March 2015.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

The notes will be general unsecured debt, but will be effectively subordinated to all existing and future secured debt and to all liabilities of subsidiaries.

Equity Compensation Plan — During 1999, the stockholders approved a performance incentive plan and through December 31, 2004, the Company had not made any awards related to this plan. As a result of the Merger, this performance incentive plan ceased to exist, and the Company adopted USRP’s Flexible Incentive Plan (“Incentive Plan”). Under the Incentive Plan, the Company may grant shares of restricted common stock or stock options to purchase common stock. Pursuant to this Incentive Plan, stock options may be granted at any time and the aggregate outstanding options that can be granted shall be at an amount equal to or less than 4.9% of the Company’s issued and outstanding shares of common stock at the date of grant. Options may be exercised through either the payment of cash or the transfer of shares of the Company’s common stock owned by the optionee.

Principles of Consolidation — The consolidated financial statements of the Company include its majority owned and controlled affiliates and variable interest entities for which the Company is the primary beneficiary. The primary beneficiary of a variable interest entity is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding a variable interest that change with changes in the fair value of the entity’s net assets. All significant intercompany balances and transactions among consolidated affiliates and variable interest entities have been eliminated. The equity method of accounting is applied to those investments in joint ventures that do not meet the variable interest entities criteria.

Use of Estimates — Preparation of the financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities. Significant estimates include provisions for impairment of real estate and loans, valuation of loans held for sale, deferred tax assets, goodwill, long lived assets and franchise loan investments. Actual results could differ from those estimates.

Real Estate and Lease Accounting — The Company records its properties comprised of land, buildings and equipment at cost. Management reviews its properties for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable through operations or sale. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. If impairment is indicated, the assets are adjusted to estimated fair value.

Properties leased to restaurant operators are generally on a triple-net basis, which means the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. The leases are accounted for using either the direct financing or the operating method.

Direct financing method — The leases accounted for using the direct financing method are recorded at the net investment that, at the inception of the lease, generally represents the cost of the asset. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on net investment in the leases.

Operating method — Land, building and secured equipment leases are accounted for using the operating method. Revenue is recognized as rentals are earned and depreciation is charged to operations on a straight-line basis over the life of the related assets. Rental income is recognized on a straight-line basis over the lease term. Buildings and equipment are depreciated on the straight-line method over their estimated useful lives of 30 and seven years, respectively.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

Properties acquired that the Company intends to sell within one year of acquisition are recorded at cost. Rental income is recognized without regard to potential future rent increases and the asset is not depreciated. Revenue from sale of real estate is recognized at the time of closing when collectibility of the sales price is reasonably assured and the earnings process is substantially complete.

Loans — The Company originated loans to restaurant operators prior to May 2001 that were generally collateralized by real estate, equipment and business enterprise value. The Company has accounted for these loans depending on the following classification:

Mortgage loans held for sale — Loans originated that the Company intended to sell or securitize generally within one year of origination were recorded at cost and adjusted for changes in market value under the Company’s hedging strategy. Quoted prices for similar loans and the present value of the expected cash flows net of the estimated impact of any defaults were used to determine fair value. In December 2004, the remaining loans previously held for sale were reclassified to mortgage notes receivable to reflect the Company’s intention to hold them to maturity.

Mortgage, equipment and other notes receivable — These loans are expected to be held until maturity, are recorded at cost and are reduced for any estimated future loss. Whenever it appears that future collection on specific notes appears doubtful, a valuation allowance is established. The allowance represents the difference between the carrying amount and the amount management expects to receive. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in impairments and provisions on assets. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan, including an impaired loan, is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Accrual of interest is discontinued when management believes, after considering economic and business conditions and collection efforts, that the borrowers’ financial condition is such that collection of interest is doubtful. Subsequent interest is recorded as income.

Securitizations — Between 1999 and 2001, certain loans were originated and sold to entities that, in turn, issued securities to investors backed by these assets. The Company retained the servicing rights and participates in cash flows from the retained equity positions and lower rated securities. The present value of the expected cash flows for each retained security, after payment of principal and interest to third-party bond or certificate holders, over the estimated cost of servicing was recorded at the time of sale as a retained interest. Retained interests in securitized assets are included in other investments. Accounting for the retained interests requires the Company to estimate their value using market trends and historical experience, expected prepayments and defaults. This information is considered, along with prevailing discount rates and the terms of the bonds and certificates, to arrive at current fair value amounts and determine whether a permanent impairment in value has occurred.

Restricted Cash — Restricted cash relates to cash received in connection with assets held as collateral for certain debt and is subject to restrictions until released by the trustee.

Cash and Cash Equivalents — The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. These amounts may exceed federally insured levels, however, the Company has not experienced any losses in such accounts.

Derivative Financial Instruments — The Company utilizes derivative instruments to partially offset the effect of fluctuating interest rates on the cash flows associated with a portion of its variable-rate debt. All derivative instruments are recorded on the balance sheet at fair value. Changes in the value

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

of derivatives associated with hedge transactions are recorded either in current earnings or in other comprehensive income depending on the type.

Fair-value hedge transactions — During 2003 and 2002, when the Company hedged changes in the fair value of an asset or liability, the effective changes in the value of the derivative instrument were generally offset in the income statement by changes in the value of the hedged item.

Cash-flow hedge transactions — When the Company hedges variability of cash flows related to a variable-rate asset or liability or a forecasted transaction, effective changes in the value of the derivative instrument are reported in other comprehensive income and subsequently recognized in operations in the periods in which earnings are impacted by the variability of the cash flows of the hedged item or forecasted transaction.

The ineffective portion of all hedges are reflected in earnings.

Goodwill — Management evaluates the carrying value of goodwill on a periodic basis, and at least annually, to determine if an impairment is deemed necessary. A discounted cash flow valuation approach and/or capital market valuation approach is used to determine the fair market value of the Company, which is compared to the Company’s net book value. Impairments resulting from this analysis are charged to results of operations. No impairment was required at December 31, 2004.

Loan Costs — Loan costs incurred in connection with debt have been capitalized and are being amortized over the term of the related debt using the effective interest method. Loan costs are included in other assets in the financial statements. As of December 31, 2004 and 2003, the Company had capitalized loan costs of $24.3 million and $26.0 million, respectively and recorded accumulated amortization of $11.6 million and $6.9 million, respectively.

Income Taxes — The Company elected to be taxed as a REIT for federal income tax purposes. The Company generally will not be subject to federal corporate income taxes on amounts distributed to stockholders, providing it distributes at least 90 percent of its taxable income and meets certain other requirements for qualifying as a REIT. Earnings and profits, which determine the taxability of dividends to stockholders, differ from reported net income as a result of differing treatment of items for financial reporting versus tax purposes, such as different lives and methods used to depreciate investment properties. Notwithstanding qualification as a REIT for tax purposes, the Company is subject to certain state taxes on its income and property.

Effective January 1, 2001, the Company’s subsidiary, CNL-Capital Corp., elected to be treated as a taxable REIT subsidiary (“TRS”) pursuant to the provisions of the REIT Modernization Act. As a TRS, its operating Partnership, CNL-Capital, is able to engage in activities resulting in income that previously would have been disqualified from being eligible REIT income under the federal income tax regulations. Certain activities reside within CNL-Capital Corp. that are therefore subject to federal income taxes. A second less significant TRS began operations during 2002 and is also subject to federal income taxes.

Earnings Per Share — Basic earnings per share are calculated based upon net earnings (income available to common stockholders) divided by the weighted average number of shares of common stock outstanding during the reporting period.

Consolidated Statement of Cash Flows — Supplemental Disclosure — During the year ended December 31, 2003, the Company re-designated approximately $23.7 million from mortgage loans held for sale to held for investment. The loans serve as collateral for bonds issued by the Company. In June 2002, the Company redesignated approximately $225 million from mortgage loans held for sale to held for investment. The loans serve as collateral for a five year borrowing facility.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

During the year ended December 31, 2002, the Company converted $10.3 million of outstanding loans payable plus accrued interest payable under the loans into 604,177 shares of Company stock (see Note 11).

During the year ended December 31, 2002, a tenant and borrower of the Company assigned loans in the amount of $7.5 million to an affiliate. The Company agreed to the assignment in exchange for an interest in a loan from the affiliate (see Note 11).

New Accounting Standards — In December 2004, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 153, “Exchange of Non-Monetary Assets” (“FAS 153”). FAS 153 addresses the measurement of exchanges of non-monetary assets. It eliminates the exception from fair value measurement for non-monetary exchange of similar productive assets under APB Opinion No. 29, “Accounting for Non-Monetary Transactions”, and replaces it with an exception for exchanges that do not have commercial substance. A non-monetary exchange has commercial substance if the entity’s future cash flows are expected to significantly change as a result of the exchange. The provisions of this statement are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

In December 2004, the FASB issued a revision to FAS 123 “Accounting for Stock-Based Compensation” to expand the disclosure requirements in connection with the entity’s use of share-based compensation and share-based payment for the acquisition of goods or services other than employee services. Historically, the Company has not made any stock awards, and had not been subject to this pronouncement. As a result of the Merger in which the Company adopted USRP’s Incentive Plan, the Company will become subject to this pronouncement in 2005.

Reclassification — Certain items in the prior years’ financial statements have been reclassified to conform to the 2004 presentation. These reclassifications had no effect on stockholders’ equity or net income.

2. REAL ESTATE INVESTMENT PROPERTIES:

Real estate investment properties consist of the following at December 31:

	(IN THOUSANDS)
	2004	2003
Land	$283,210	$273,103
Buildings	315,856	304,772
Equipment	1,251	1,673

	600,317	579,548
Less accumulated depreciation	(61,858)	(51,212)

	$538,459	$528,336

During 2002, the Company sold properties and equipment that were subject to operating leases and received net proceeds of $0.9 million and recorded a net loss of $0.3 million.

In 2004, 2003 and 2002, the Company recorded provisions for impairment of $2.8 million, $3.3 million and $3.5 million, respectively. The tenants of these properties experienced financial difficulties and/or ceased payment of rents under the terms of their lease agreements. The provisions represent the amount necessary to reduce the properties’ carrying value to estimated fair value.

For the years ended December 31, 2004, 2003 and 2002, tenants paid or are expected to pay directly to real estate taxing authorities approximately $10.1 million, $10.3 million and $9.4 million, respectively, in real estate taxes in accordance with the terms of their triple-net leases.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

Substantially all property leases have initial terms of 10 to 20 years (most expiring between 2005 and 2024) and provide for scheduled rent increases, and in some cases, contingent rent. The leases generally allow the tenant to purchase the property at the greater of the Company’s purchase price plus a specified percentage or fair market value at specified times. Fixed and determinable lease revenues are recognized on a straight-line basis over the terms of the leases. For the years ended December 31, 2004, 2003 and 2002, the Company recognized $4.0 million, $6.2 million and $5.6 million, respectively, of such accrued rental income.

Future minimum contractual lease payments to be received under noncancellable operating leases at December 31, 2004 are as follows:

(IN THOUSANDS)
2005	$54,344
2006	54,495
2007	55,070
2008	56,135
2009	57,743
Thereafter	411,915

$689,702

3. NET INVESTMENT IN DIRECT FINANCING LEASES:

The components of net investment in direct financing leases consist of the following at December 31:

	(IN THOUSANDS)
	2004	2003
Minimum lease payments receivable	$177,109	$190,738
Estimated residual values	25,261	25,510
Interest receivable from secured equipment leases	7	6
Less unearned income	(103,405)	(114,499)

Net investment in direct financing leases	$98,972	$101,755

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2004:

(IN THOUSANDS)
2005	$12,184
2006	12,155
2007	12,208
2008	12,249
2009	12,433
Thereafter	115,880

$177,109

The Company’s real estate segment recorded provisions for losses on direct financing leases totaling $0.3 million and $0.9 million during the year ended December 31, 2004 and 2002, respectively. The tenants of these properties experienced financial difficulties and ceased payment of rents. The provisions represent the amount necessary to reduce the carrying values of the direct financing leases to their estimated fair value.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

4. REAL ESTATE AND RESTAURANT ASSETS HELD FOR SALE:

Real estate and restaurant assets held for sale consist of the following at December 31:

	(IN THOUSANDS)
	2004	2003
Land and buildings	$143,254	$146,476
Restaurant assets	—	1,613

	$143,254	$148,089

CNL-Capital actively acquires real estate assets subject to leases with the intent to sell. In accordance with Statement of Financial Accounting Standard No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, the properties’ operating results and the gains or losses resulting from the disposition of properties are recorded as discontinued operations.

In addition to its business of investing in restaurant properties subject to triple-net leases, CNL-Investments will divest properties from time to time when it is strategic to the Company’s longer-term goals. When CNL-Investments establishes its intent to sell a property, all operating results and the gain or loss on disposition of the property is treated as discontinued operations for all periods presented. During 2002, the Company purchased the operations of certain restaurants. In December 2004, the restaurant operations were sold to an affiliated entity. All operating results relating to these restaurant operations were recorded as discontinued operations for all periods presented.

The operating results of the discontinued operations were as follows for the years ended December 31:

	(IN THOUSANDS)
	2004	2003	2002
Rental income	$12,254	$12,667	$13,454
Food and beverage income	13,471	13,728	2,428
Interest expense	(3,534)	(2,267)	(2,348)
Other property related expense	(1,703)	(1,937)	(3,621)
Impairment provisions	(3,930)	(9,541)	(9,566)
Food and beverage expenses	(14,257)	(13,856)	(2,836)

Gain/(loss) from discontinued operations	2,301	(1,206)	(2,489)

Sales of real estate and restaurant operations	290,977	226,250	148,875
Cost of real estate and restaurant operations sold	(248,027)	(197,920)	(137,296)

Gain on disposal of discontinued operations	42,950	28,330	11,579

Income tax (provision)/ benefit	(10,938)	6,346	—

Income from discontinued operations, net	$34,313	$33,470	$9,090

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

5. MORTGAGE, EQUIPMENT AND OTHER NOTES RECEIVABLE:

Mortgage, equipment and other notes receivable consist of the following at December 31:

	(IN THOUSANDS)
	2004	2003
Outstanding principal	$296,412	$332,924
Accrued interest income	2,277	3,377
Deferred financing income	(1,321)	(1,530)
Unamortized deferred costs	33	93
Allowance for uncollectible notes	(7,261)	(13,964)

	$290,140	$320,900

Approximately $273 million and $308 million of the outstanding principal balance as of December 31, 2004 and 2003, respectively, is secured by mortgages. The remaining principal is secured by franchised restaurant equipment and other collateral. As of December 31, 2004 and 2003, approximately $15 million and $8 million in notes receivable are considered impaired and approximately $2 million and $3 million are non-accrual status with regard to recognition of interest. The Company recognized $0.5 million and $0.4 million of interest income as of December 31, 2004 and 2003, respectively, on impaired loans.

Changes in the allowance for loan losses for 2004 and 2003 are summarized as follows:

	(IN THOUSANDS)
	2004	2003
Balance at beginning of year	$13,964	$12,062
Provision for loan losses	112	5,463
Recoveries on loans previously charged off	(683)	(944)
Interest income reserves	311	964
Loans charged off	(6,443)	(3,581)

Balance at end of year	$7,261	$13,964

Management believes the net carrying value of the notes approximates fair value based on current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

6. MORTGAGE LOANS HELD FOR SALE:

Mortgage loans held for sale were wholly or partially collateralized by first mortgages on land and/or buildings of franchised restaurant businesses. The loans carried a weighted average interest rate of 8.33 percent, and were due in monthly installments with maturity dates ranging from 2004 to 2022. The loans generally prohibited prepayment for certain periods or included prepayment penalties.

At December 31, 2003, the Company had approximately $1.5 million classified as mortgage loans held for sale. In 2004, these loans were reclassified to mortgage notes receivable to reflect the Company’s intention to hold them to maturity.

7. OTHER INVESTMENTS:

The Company holds certificated franchise loan investments arising from securitization transactions. Prior to September 2004, the Company classified these investments as held-to-maturity securities and recorded them at amortized cost in other investments on the balance sheet. The

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

7. OTHER INVESTMENTS: (CONTINUED)

Company’s investments in the residual interest in these securitization transactions and an interest only strip are classified as available-for-sale securities. Available-for-sale securities are recorded at fair value in other investments on the balance sheet, with the change in fair value during the period excluded from earnings and recorded as a component of other comprehensive income.

The fair value of these investments, including accrued interest, consist of the following at December 31:

	(IN THOUSANDS)
	2004	2003
Held to maturity	$—	$27,442
Available for sale (1)	16,495	2,229

	$16,495	$29,671

(1)	Maturities ranging from 2012-2018.

In September 2004, the Company accepted an unsolicited offer to sell certain franchise loan investments, originally classified as held to maturity, to a third party for $11.2 million, resulting in a gain on sale of approximately $0.1 million. As a result of the sale, the Company redesignated the remaining investments originally classified as investments held to maturity, to investments available for sale. As a result of the redesignation, the Company records the change in the fair value of these redesignated franchise loan investments as a component of other comprehensive income. Other comprehensive income for 2004 includes unrealized holding losses on available-for-sale securities of $0.3 million.

The key assumptions used in calculating the current value of these investments are based on normal market assumptions as follows:

•	five percent prepayment penalty computed after taking into consideration the period of time covered by yield maintenance and lockout prepayment penalties;

•	a cumulative default ratio (CDR) of zero; and

•	prevailing market discount rates

During the years ended December 31, 2004, 2003 and 2002, the Company recorded write-offs amounting to $1.0 million, $1.6 million and $2.0 million, respectively, relating to its 1999-1 and 1998-1 residual interests. The Company recorded these amounts based on its determination that a permanent impairment in value had occurred as a result of certain borrower delinquencies. As of December 31, 2004 the carrying value of these interests was approximately $400,000.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

7. OTHER INVESTMENTS: (CONTINUED)

The following table shows the effects on an individual key assumption affecting the current fair value of the retained certificates under two negative scenarios by altering the current assumptions being used to value the certificates.

1998-1 CERTIFICATES (IN MILLIONS)
Fair value of retained certificates	$16.0

Discount rate for retained certificates (annual):

Impact on fair value of 100 bp adverse change	$(0.88)
Impact on fair value of 200 bp adverse change	$(1.70)

Expected credit losses (annual rate):

Impact on fair value of 2 percent adverse change	$(0.17)
Impact on fair value of 3 percent adverse change	$(2.66)

These sensitivities are hypothetical and should be used with caution. Changes in fair value based on a percentage variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the original fair values of the retained certificates is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

The following table represents the securitized portfolio and all managed loans as of December 31:

	TOTAL PRINCIPAL AMOUNT (IN THOUSANDS)		PRINCIPAL AMOUNT (greater than) 60 DAYS PAST DUE (IN THOUSANDS)
	2004	2003	2004	2003
Mortgage loans	$660,712	$735,517	$9,315	$16,011
Equipment and other loans	22,597	23,783	—	199

Total loans managed or securitized	683,309	759,300	9,315	16,210

Less:
Loans securitized	(386,897)	(421,845)	(8,717)	(3,599)
Loans held for sale or securitization	—	(4,531)	—	(1,969)

Loans held in portfolio (Note 5)	$296,412	$332,924	$598	$10,642

The total loan portfolio managed by the Company had net charge-offs during the years ended December 31, 2004, 2003 and 2002 of $7.5 million, $14.5 million and $24.9 million, respectively.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

7. OTHER INVESTMENTS: (CONTINUED)

The following table summarizes cash flows received from and paid to securitization trusts for the years ended December 31:

	(IN THOUSANDS)
	2004	2003	2002
Servicing fees received	$1,387	$1,597	$1,625
Other cash flows received on retained interests	$3,820	$4,332	$5,272
Servicing advances paid	$(3,949)	$(4,128)	$(6,253)
Collection of servicing advances	$3,041	$3,603	$5,115

8. BORROWINGS:

Borrowings consist of the following at December 31:

	2004		2003
	AMOUNT (IN THOUSANDS)	AVERAGE RATE	AMOUNT (IN THOUSANDS)	AVERAGE RATE
Revolver	$21,000	4.04%	$2,000	3.62%
Notes payable	162,810	5.83%	182,560	6.13%
Mortgage warehouse facilities	101,394	2.78%	93,513	3.41%
Subordinated note payable	21,875	7.00%	43,750	8.50%
Series 2000-A bonds payable	239,165	7.96%	252,477	7.94%
Series 2001-4 bonds payable	28,489	8.90%	33,938	8.90%
Series 2001 bonds payable	111,577	1.89%	118,690	1.70%
Series 2003 bonds payable	26,190	6.02%	24,906	5.67%

	$712,500		$751,834

Borrowing resources at December 31, 2004 include:

	(IN THOUSANDS)		EXPECTED MATURITY/ RETIREMENT DATE
	BALANCE OUTSTANDING	CAPACITY
Revolver	$21,000	$40,000	July 2005
Notes payable	162,810	168,408	(1)
Mortgage warehouse facilities	101,394	260,000	Annual
Subordinated note payable	21,875	21,875	December 2008
Series 2000-A bonds payable	239,165	239,165	2009-2017
Series 2001-4 bonds payable	28,489	28,489	2009-2013
Series 2001 bonds payable	111,577	111,577	October 2006
Series 2003 bonds payable	26,190	26,190	2005-2011

	$712,500	$895,704

(1)	$0.3 million matures in 2005, $162 million matures in 2007 and $0.6 million matures in 2011.

Revolver. The Revolver bears interest at a rate of LIBOR plus 225 basis points per annum, plus an unused fee of 25 basis points per annum, on any unused capacity, and includes financial covenants that provide for the maintenance of certain financial ratios. During 2004, the Revolver was amended to extend the maturity date to July 2005 and to increase the capacity from $30 million to $40 million. All other material terms of the Revolver remain unchanged. The Company was in compliance with all

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

8. BORROWINGS: (CONTINUED)

covenants as of December 31, 2004. In February 2005, the Company amended the Revolver to increase the capacity from $40 million to $60 million. All other material terms of the Revolver remain unchanged.

Notes Payable. The Company has financing that consists of a five-year term financing that carries a variable interest rate tied to the weighted average rate of commercial paper plus 1.25 percent per annum (the “Note Payable”). Collateral for the Note Payable balance of approximately $162 million and $182 million at December 31, 2004 and 2003, respectively, consists of 161 mortgage loans that had a carrying value of $199 million at December 31, 2004. The Note Payable has a renewal provision based on the Company’s request and the lender’s consent. The Company has loans with CNL Bank, an affiliate, to finance the construction and acquisition of certain real estate properties. These balances were $0.9 million and $0.6 million at December 31, 2004 and 2003, respectively, were collateralized by mortgages and bore interest at the prime rate plus one-half percent and LIBOR plus 325 basis points. At December 31, 2004, the borrowing capacity with CNL Bank was $6.15 million.

Mortgage Warehouse Facilities. CNL-Capital maintains mortgage warehouse facilities which have a total borrowing capacity of $260.0 million at December 31, 2004 and bear interest at a weighted average rate of 2.78 percent. The $160 million warehouse credit facility has been extended until February 2006. Under this facility the Bank finances property acquisitions at an advance rate of up to 97 percent of the real estate purchase price. The $100 million mortgage warehouse facility matures in June 2005. In May 2004, the facility advance rate for real estate acquisitions was increased from 90 percent to 92 percent of the real estate purchase value. Management believes the lender will grant a one-year extension to the Company on this facility.

The Company is obligated under the provisions of its mortgage warehouse facilities and its Note Payable to pay down certain debt associated with borrower delinquencies or defaults within a required time frame. Most properties acquired on the mortgage warehouse facilities are required to be sold within a certain time frame. Any delinquency, default or delay in the resale of properties financed through one of these facilities would generally result in an immediate pay-down of the related debt. In 2004 and 2003, the Company recorded a loss on termination of cash flow hedges of $0.9 million and $0.5 million, respectively, because the Company unwound a portion of its cash flow hedge to comply with its hedge agreement.

Subordinated Note Payable. In January 2004, CNL-Capital amended the $43.75 million subordinated note payable agreement to reduce the interest rate from 8.50 percent to 7.00 percent per annum and made a $10 million prepayment reducing the balance to $33.75 million. In September 2004, the Company made a mandatory prepayment of $11.875 million reducing the principal to $21.875 million. As a result of these prepayments, the Bank’s ownership from the conversion feature in CNL-Capital was reduced from 13.1 percent to 6.55 percent at December 31, 2004. Effective January 1, 2005, the conversion feature was eliminated (see Note 1). The subordinated note is being amortized over five years with a balloon payment due December 31, 2008.

Bonds Payable. Collateral for the Series 2000-A bonds consist of 253 commercial real estate properties operated as restaurants leased to tenants, with a carrying value of $316.9 million at December 31, 2004. The Series 2000-A bonds bear interest at a weighted average fixed rate of 7.9 percent per annum. The bond indenture provides for an optional redemption at their remaining principal balance when remaining rents due under the leases that serve as collateral are less than ten percent of the aggregate initial rents due under the leases.

Collateral for the Series 2001-4 bonds consists of 47 mortgage loans that had a carrying value of approximately $41.7 million as of December 31, 2004. The Series 2001-4 bonds bear interest at a rate

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

8. BORROWINGS: (CONTINUED)

of 8.90 percent per annum. The bond indenture requires monthly principal and interest payments received from borrowers to be applied to the bonds. The bond indenture also provides for an optional redemption of the bonds at their remaining principal balance when the remaining amounts due under the loans that serve as collateral for the bonds are less than ten percent of the aggregate amounts due under the loans at the time of issuance.

Collateral for the Series 2001 bonds consist of 120 commercial real estate properties operated as restaurant units which have a carrying value of approximately $179.6 million as of December 31, 2004. The bonds are scheduled to amortize over a 15-year period with a balloon payment in 2006. The 2001 bonds bear interest at a rate of LIBOR plus 48 basis points per annum plus associated costs of 45.75 basis points. The Company entered into an interest rate cap agreement with a strike rate of 4.50 percent to protect against future increases in LIBOR.

The Series 2000-A and Series 2001 bonds include certain triggers relating to delinquency percentages or debt service coverage. If certain ratios are exceeded or not maintained, then principal pay down on the outstanding bonds is accelerated. The Company is currently exceeding certain required performance cash flow ratios within the Series 2000-A bonds payable due primarily to tenant defaults and bankruptcies. As a result, cash flow normally exceeding the scheduled principal and interest payments is required to be directed toward additional debt reduction. During the years ended December 31, 2004, 2003 and 2002, the Company was required to make additional debt reductions of approximately $2.4 million, $0.4 million and $0.9 million, respectively, as a result of exceeding certain ratios in the net lease pools.

In December 2003, the Company issued notes collateralized by a pool of mortgage loans, Series 2003. The proceeds of $25 million were applied to pay down short-term and medium-term debt. The Company applied 34 mortgage loans and four equipment leases as collateral for the bonds, which had a carrying value of approximately $32.0 million as of December 31, 2004. The offering resulted in an initial weighted average maturity of approximately 3.8 years and rate of interest of approximately 5.67 percent per annum. The bond indenture requires monthly principal and interest payments received from borrowers to be applied to the bonds. The Company entered into an interest rate cap agreement with a strike rate of 3.5 percent to protect against future increases in LIBOR. In May 2004, the Company issued an additional $5 million note from the Series 2003. The note bears interest at LIBOR plus 600 basis points and is expected to mature in 2011.

In December 2004, the Company entered into an interest rate swap agreement with a notional amount of $110 million in conjunction with a net lease securitization expected to close in March 2005. The Company unwound this swap in February 2005 when it priced the net lease securitization (see Note 1).

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

8. BORROWINGS: (CONTINUED)

The following schedule of maturities on outstanding indebtedness does not reflect the annual extensions on the warehouse facilities, assumes that bonds payable amortize in accordance with estimated payment amounts and also assumes there will be no accelerated pay-down of debt in conjunction with the Merger:

(IN THOUSANDS)
2005	$158,326
2006	134,600
2007	172,682
2008	32,383
2009	26,520
Thereafter	187,989

$712,500

Management believes that net carrying value of the debt approximates fair value with the exception of the Series 2000 Bonds which have an estimated fair value of $261 million based on recent secondary market activity.

9. INCOME TAX:

The Company has elected to be taxed as a REIT under the Internal Revenue Code. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a current requirement that it distribute at least 90 percent of its taxable income to its stockholders. As a REIT the Company generally will not be subject to corporate level federal income tax on net income it distributes to its stockholders, except taxes applicable to its taxable REIT subsidiaries (“TRSs”).

For income tax purposes the Company has two TRSs in which activities of CNL-Capital and select activities of CNL-Investments are conducted. Prior to January 1, 2001, Company subsidiaries were not subject to federal income tax.

Loan valuation adjustments, loss reserves, loan fees, and depreciation, among other items, are treated differently for tax than for financial reporting purposes. In the aggregate, the Company’s TRSs have an excess of available future deductible items over future taxable items.

The consolidated provision for federal income taxes differs from the amount computed by applying the statutory federal income tax rate to the income from continuing operations as follows for each of the three years ended December 31:

	(IN THOUSANDS)
	2004	2003	2002
Expected tax at U.S. statutory rate	$2,619	$3,050	$9,010
REIT income not subject to U.S. income tax	(8,200)	(10,508)	(8,645)
Loss benefit attributed to discontinued operations	5,581	454	—
Change in valuation allowance	—	7,004	(365)

Provision for income taxes	$—	$—	$—

As of December 31, 2003, the Company reversed the valuation allowance of approximately $7 million previously recorded in the CNL-Capital TRS. The $0.8 million valuation allowance then remaining was reversed during the year ended December 31, 2004. The Company determined that it is more likely than not that all deferred tax assets will be realized based on historical earnings and projected future income.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

9. INCOME TAX: (CONTINUED)

The components of the net deferred tax asset consists of the following at December 31:

	(IN THOUSANDS)
	2004	2003
Deferred tax asset:
Cash flow hedge related difference	$3,355	$4,039
Loan valuation and related hedge differences	(1,668)	(155)
Loan origination fees	535	646
Real estate loss reserves	846	1,303
Reserve for investment losses	1,906	1,200
Losses relating to value creation activities	407	1,092
Other	(42)	449

Total	5,339	8,574
Valuation allowance	—	(842)

Net recorded deferred tax asset	$5,339	$7,732

The income tax provision (benefit) consists of the following components for each of the years ended December 31:

	(IN THOUSANDS)
	2004	2003	2002
Current:
Federal	$6,675	$2,678	$1,487
State	1,724	458	241

	8,399	3,136	1,728

Deferred:
Federal	2,168	(8,466)	(1,487)
State	371	(1,016)	(241)

	2,539	(9,482)	(1,728)

Total provision/(benefit)	$10,938	$(6,346)	$—

The income tax provision/benefit has been allocated as follows:

	(IN THOUSANDS)
	2004	2003	2002
Continuing operations	$—	$—	$—
Discontinued operations	10,938	(6,346)	—

Total income tax provision/benefit	$10,938	$(6,346)	$—

10. DISTRIBUTIONS:

For the year ended December 31, 2004, 22 percent of the distributions received by stockholders were considered to be ordinary income, 69 percent were considered a return of capital, seven percent were qualified dividends and two percent were capital gains for federal income tax purposes. During the years ended in 2003 and 2002, 39 percent and 0 percent, respectively, of the distributions received by stockholders were considered to be ordinary income, and 61 percent and 100 percent, respectively, were considered a return of capital.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

11. RELATED PARTY TRANSACTIONS:

The following table and disclosures summarize related party transactions with affiliated entities for the years ended December 31:

	(IN THOUSANDS)
	2004	2003	2002
AMOUNTS RECEIVED (PAID):

Services purchased from affiliates (1)	$(2,268)	$(3,094)	$(3,954)
Rental and other expenses to affiliates for office space (2)	$(1,411)	$(1,445)	$(1,479)
Dealer servicing fee (3)	$(1,493)	$(1,493)	$(1,493)
Servicing fees from affiliates (4)	$2,884	$4,612	$5,938
Referral fees from the Bank	$1,657	$1,109	$734
Sale of properties to an affiliate (5)	$—	$—	$25,857

(1)	Services purchased from affiliates include human resources, tax planning and compliance, computer systems support, investor relations and other services.

(2)	In May 2002, the Company purchased a combined five percent partnership interest in CNL Plaza, Ltd. and CNL Plaza Venture, Ltd. (the “Plaza”) for $0.2 million. Affiliates of James M. Seneff, Jr. and Robert A. Bourne, each of which is a director of the Company, own the remaining partnership interests. The Company has severally guaranteed 8.33 percent or $1.3 million of a $15.5 million unsecured promissory note on behalf of the Plaza. The guaranty continues through the loan maturity which initially matures in November 2004 and has been extended through May 31, 2005. Further negotiations are underway to refinance this note. The Company received distributions of $0.07 million, $0.07 million and $0.10 million during the years ended December 31, 2004, 2003 and 2002, respectively, from the Plaza. Since November 1999, the Company has leased its office space from CNL Plaza, Ltd., an affiliate of a member of the Company’s board of directors. The Company’s lease expires in 2014 and provides for scheduled rent increases over the term of the lease. Rental and other expenses for the years ended December 31, 2004, 2003 and 2002 include accrued rental expense (the additional rent expense resulting from the straight-lining of scheduled rent increases over the term of the lease) and executory costs. Future commitments due under the office space operating lease are as follows:

(IN THOUSANDS)
2005	$1,139
2006	1,173
2007	1,209
2008	1,245
2009	1,282
Thereafter	6,760

$12,808

(3)	Soliciting dealer servicing fee paid to an affiliate in connection with the Company’s previous common stock offerings.

(4)	Property management and other administrative services provided to affiliates investing in restaurant net lease properties and loans.

(5)	Proceeds received from affiliates from the sale of 22 properties during 2002 for which the Company recorded losses of $0.9 million.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

11. RELATED PARTY TRANSACTIONS: (CONTINUED)

During 2002, CNL Financial Group (“CFG”), an affiliate, advanced $7.5 million to the Company in the form of a demand balloon promissory note. The loan bore interest at a rate of LIBOR plus 2.5 percent or at the base rate as defined in the agreement. In June 2002, the Company converted $10.3 million of outstanding principal plus accrued interest (including advances received in prior years) into 604,177 shares of Company stock. During September 2002 the Company also issued 569,177 additional shares to CFG in exchange for $9.75 million paid to the Company in cash. During 2004, 2003 and 2002, CFG advanced an additional $10.9 million, $18.7 million and $4.25 million, respectively, to the Company under the same terms as the previous advances. The balance outstanding as of December 31, 2004 was $35.8 million, which included accrued interest.

During the year ended December 31, 2002 CNL-Capital acquired a portfolio of 109 real estate properties, which have been classified as held for sale, for approximately $117 million by acquiring all of the limited partner and general partners interests in CNL Net Lease Investors, LP, (“NLI”). Eight of the properties acquired were vacant and the remaining 101 properties were leased to restaurant operators under triple-net leases. The Chairman of the Board and Vice Chairman of the Board of Directors of the Company, through an affiliate, owned the 0.1 percent general partner interest in NLI prior to the acquisition by CNL-Capital and agreed to waive their rights to benefit from the transaction. Of the original 109 properties, 107 have been sold as of December 31, 2004. The Company has recognized approximately $11.6 million in net gains on the sales of these properties through December 2004.

During the year ended December 31, 2002, a tenant and borrower of the Company assigned loans in the amount of $7.5 million to Restaurants Acquisitions I, LLC, an affiliate of the Company. The Company agreed to the assignment and advanced an additional $3.6 million to the affiliate in exchange for an $11.1 million participating note. The note was amended during 2004 to remove the participating feature and change the maturity date from May 2014 to December 2007. The note bears interest at a rate of ten percent per annum. The Company earned $1.1 million, $1.1 million and $0.7 million in interest income from the affiliate during 2004, 2003 and 2002, respectively.

During the year ended December 2003, OrangeDen, LLC, a subsidiary engaged in restaurant operations, entered into a collateral contribution agreement (the Agreement”) with two separate affiliates, CFG and Cherry Den, LLC, to provide collateral for a letter of credit to an insurance company for worker’s compensation and general liability coverage relating to employees leased to the restaurant operations within CNL-Investments. The collateral consisted of certificates of deposit with one-year terms amounting to $353,000 and were included in real estate and restaurant assets held for sale at December 31, 2003 relating to this Agreement. In December 2004, the Company sold its interest in OrangeDen, LLC, to Cherry Den, LLC, an affiliate of the Chairman and Vice Chairman of the Board of Directors. The Company received $0.7 million in proceeds from the sale and recognized a net gain of $1.2 million, which included the recognition of $0.8 million in gains on the sales of real estate used in it restaurant operations, which were previously deferred.

During the year ended December 31, 2004, the Company paid real estate brokerage fees of $0.1 million to CNL Commercial Net Lease Realty, Inc., (“CNLR”), an affiliate of the Chairman and Vice Chairman of the Company’s Board of Directors in conjunction with the sale of a property to an unrelated third party that resulted in a gain on sale of $1.5 million to the Company. In addition, during 2004, the Company paid CNLR $0.1 million for real estate development fees.

During the year ended December 31, 2004, the Company paid environmental research and management fees of $0.1 million to Handex Environmental, Inc. a member of a limited liability company affiliated with the Company.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

11. RELATED PARTY TRANSACTIONS: (CONTINUED)

During 2004 and 2003, the Company entered into loan agreements with CNL Bank, an affiliate. The Company paid $0.03 million and $0.01 million in interest to CNL Bank during 2004 and 2003, respectively.

12. CONCENTRATION OF CREDIT RISK:

No individual lessee or borrower (or affiliated groups of lessees or borrowers) or restaurant chains represented more than ten percent of the Company’s revenues relating to its properties, loans and secured equipment leases during the years ended December 31, 2004, 2003 or 2002.

Although the Company’s properties are geographically diverse throughout the United States and lessees and borrowers operate a variety of restaurant concepts, 15 restaurant chains constitute 72 percent of the Company’s properties. Failure of any one of these restaurant chains or any significant lessees or borrowers could significantly impact results of operations if the Company is not able to timely protect its interest.

13. SEGMENT INFORMATION:

The Company has established CNL-Investments and CNL-Capital Corp. as separate legal entities to operate and measure the real estate and specialty finance segments, respectively.

CNL-Investments is the parent company of CNL APF Partners LP, a real estate company that acquires and holds real estate, mortgage and equipment loans generally until maturity. CNL-Capital Corp. is the parent of CNL-Capital, a specialty finance company that offers financing, servicing, advisory and other services to restaurant operators. CNL-Capital acquires restaurant real estate properties subject to triple-net leases, utilizing short-term debt, and then sells them generally within one year.

The following tables summarize the results for the years 2004, 2003 and 2002 for CNL-Investments and CNL-Capital Corp. Consolidating eliminations and results of the parent of CNL-Investments and CNL-Capital Corp. are reflected in the “other” column.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

13. SEGMENT INFORMATION: (CONTINUED)

	YEAR ENDED DECEMBER 31, 2004 (IN THOUSANDS)
	CNL - INVESTMENTS	CNL -CAPITAL CORP.	OTHER	CONSOLIDATED TOTALS
Revenues	$79,069	$29,337	$(3,010)	$105,396

General operating and administrative	8,868	20,453	(1,975)	27,346
Interest expense	29,262	18,314	423	47,999
Property expenses, state and other taxes	657	—	—	657
Depreciation and amortization	11,028	874	—	11,902
Loss on termination of cash flow hedges	—	940	—	940
Impairments and provisions on assets	3,753	1,616	—	5,369
Minority interest net of equity in earnings	61	3,552	—	3,613
Gain on sale of assets	(135)	—	—	(135)

	53,494	45,749	(1,552)	97,691

Discontinued operations:
Income from discontinued operations, net of income tax provision	5,144	29,169	—	34,313

Net income	$30,719	$12,757	$(1,458)	$42,018

Assets at December 31, 2004	$795,125	$451,237	$(2,713)	$1,243,649

Investments accounted for under the equity method at December 31, 2004	$947	$—	$—	$947

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

13. SEGMENT INFORMATION: (CONTINUED)

	YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS)
	CNL - INVESTMENTS	CNL-CAPITAL CORP.	OTHER	CONSOLIDATED TOTALS
Revenues	$84,280	$32,254	$(3,180)	$113,354

General operating and administrative	8,980	18,645	(2,417)	25,208
Interest expense	27,481	23,653	(558)	50,576
Property expenses, state and other taxes	947	—	—	947
Depreciation and amortization	11,391	934	—	12,325
Loss on termination of cash flow hedges	—	502	—	502
Impairments and provisions on assets	4,108	8,756	—	12,864
Minority interest net of equity in earnings	114	1,691	—	1,805
Loss on sale of assets	148	9	—	157

	53,169	54,190	(2,975)	104,384

Discontinued operations:
Income/(loss) from discontinued operations, net of income tax benefit	(3,344)	36,814	—	33,470

Net income	$27,767	$14,878	$(205)	$42,440

Assets at December 31, 2003	$811,203	$491,923	$(5,010)	$1,298,116

Investments accounted for under the equity method at December 31, 2003	$1,038	$—	$—	$1,038

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

13. SEGMENT INFORMATION: (CONTINUED)

	YEAR ENDED DECEMBER 31, 2002 (IN THOUSANDS)
	CNL - INVESTMENTS	CNL -CAPITAL CORP.	OTHER	CONSOLIDATED TOTALS
Revenues	$87,196	$250,784	$(3,221)	$334,759

Cost of real estate sold	—	193,179	—	193,179
General operating and administrative	11,764	19,064	(2,395)	28,433
Interest expense	30,590	28,490	(679)	58,401
Property expenses, state and other taxes	2,744	390	—	3,134
Depreciation and amortization	11,616	1,243	—	12,859
Impairments and provisions on assets	4,448	5,150	—	9,598
Minority interest net of equity in earnings	128	2,180	—	2,308
Loss on sale of assets	330	17	—	347

	61,620	249,713	(3,074)	308,259

Discontinued operations:
Income/(loss) from discontinued operations	(2,406)	11,496	—	9,090

Net income	$23,170	$12,567	$(147)	$35,590

Assets at December 31, 2002	$831,491	$555,971	$(4,012)	$1,383,450

Investments accounted for under the equity method at December 31, 2002	$1,121	$—	$—	$1,121

14. COMMITMENTS AND CONTINGENCIES:

In the ordinary course of business, the Company has outstanding commitments to qualified borrowers and tenants. These commitments, including development agreements, if accepted by the potential borrowers, obligate the Company to provide funding. At December 31, 2004, the Company had committed to fund $29.7 million to qualified tenants. In addition, the Company has commitments to purchase real estate properties at December 31, 2004 totaling $2.8 million.

Certain operating leases relating to real estate held for sale provide that, in the event the Company sells the leased property before the fifth lease year, the annual rent will increase to the fifth year annual rent effective on the day of the sale, and that the Company will compensate the tenant for the increase.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

15. SELECTED QUARTERLY FINANCIAL DATA:

The following table presents selected unaudited quarterly financial data for each fiscal quarter during the years ended December 31, 2004 and 2003:

	(IN THOUSANDS EXCEPT FOR PER SHARE DATA)
2004 QUARTER	FIRST	SECOND	THIRD	FOURTH	YEAR
Continuing operations:
Revenues (1)	$26,283	$25,642	$27,475	$25,996	$105,396

Earnings (loss) from continuing operations, net (1)(2)	$3,687	$1,757	$3,424	$(1,163)	$7,705
Discontinued operations:
Earnings and gains from discontinued operations, net (1)	7,161	7,463	11,492	8,197	34,313

Net Income	$10,848	$9,220	$14,916	$7,034	$42,018

Earnings (loss) per share of common stock (basic and diluted):
Continuing operations (1)	$0.08	$0.04	$0.08	$(0.03)	$0.17

Discontinued operations (1)	$0.16	$0.16	$0.25	$0.19	$0.76

	(IN THOUSANDS EXCEPT FOR PER SHARE DATA)
2003 QUARTER	FIRST	SECOND	THIRD	FOURTH	YEAR
Continuing operations:
Revenues (1)	$27,004	$28,160	$29,675	$28,515	$113,354

Earnings from continuing operations, net (1)	$827	$1,775	$6,201	$167	$8,970
Discontinued operations:
Earnings and gains from discontinued operations, net (1)	7,192	8,816	6,847	10,615	33,470

Net Income	$8,019	$10,591	$13,048	$10,782	$42,440

Earnings per share of common stock (basic and diluted):
Continuing operations (1)	$0.02	$0.04	$0.14	$0.00	$0.20

Discontinued operations (1)	$0.16	$0.19	$0.15	$0.24	$0.74

(1)	The results of operations relating to properties that were either disposed of or that were classified as held for sale during the year ended December 31, 2004 and 2003 are reported as discontinued operations.

(2)	During the fourth quarter, the Company recorded additional commission expense upon achieving certain origination volume threshold, and also incurred increased operating expenses in connection with the Merger and compliance requirements with the Sarbanes-Oxley Act.

CNL RESTAURANT PROPERTIES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

16. SUBSEQUENT EVENTS:

During December 2004, a borrower on a mortgage loan collateralizing the Series 2003 notes principal prepaid their mortgage note balance of approximately $10.7 million. In January 2005, the Company paid off approximately $10.7 million of the Series 2003 notes prior to their scheduled maturity.

On February 23, 2005, the Company awarded 26,500 shares of common stock to three independent directors. On February 25, 2005, the Company merged with USRP and the 18 CNL Income Funds. The Company obtained financing to execute the merger transaction (see Note 1).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

U.S. Restaurant Properties, Inc.

Dallas, Texas

We have audited the accompanying consolidated balance sheets of U.S. Restaurant Properties, Inc. and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive operations, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of U.S. Restaurant Properties, Inc. and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements under the caption “Long-Lived Assets”, the Company changed its method of accounting for discontinued operations in 2002 as required by Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”

As discussed in Note 2 to the financial statements under the caption “Asset Retirement Obligations”, the Company changed its method of accounting for asset retirement obligations in 2003 as required by Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations.”

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report (not presented herein) dated February 24, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

DELOITTE & TOUCHE LLP

Dallas, Texas

February 24, 2005

U.S. RESTAURANT PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	DECEMBER 31, 2004	DECEMBER 31, 2003
ASSETS
Property, net:
Land	$208,784	$211,862
Buildings and leasehold improvements	361,914	369,391
Machinery and equipment	12,276	12,231

	582,974	593,484
Less: accumulated depreciation	(126,796)	(109,934)

	456,178	483,550
Construction in progress	—	35
Assets related to property held for sale, net	6,861	—
Cash and cash equivalents	2,031	13,855
Restricted cash and marketable securities	8,240	3,782
Rent and other receivables, net (includes $684 and $1,343 allowance for doubtful accounts at December 31, 2004 and 2003, respectively)	4,917	7,259
Straight line rent receivables, net (includes $200 and $440 allowance for doubtful accounts at December 31, 2004 and 2003, respectively, and $5,506 and $3,482 of remodel grants at December 31, 2004 and 2003, respectively)	18,872	15,295
Prepaid expenses and other assets	1,080	1,362
Inventories	2,490	2,986
Investments	271	405
Notes receivable, net (includes $2,854 and $2,887 allowance for doubtful accounts at December 31, 2004 and 2003, respectively)	5,503	6,247
Mortgage loans receivable, net (includes $252 allowance for doubtful accounts at December 31, 2004 and 2003)	13,814	10,170
Net investment in direct financing leases	311	256
Deferred financing costs and intangibles, net	7,255	9,327

TOTAL ASSETS	$527,823	$554,529

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$19,314	$19,458
Accrued dividends and distributions	2,513	2,491
Line of credit	8,700	10,300
Interest rate derivatives at fair value	243	2,671
Notes payable	303,154	314,696
Mortgage note payable	871	910

TOTAL LIABILITIES	334,795	350,526
MINORITY INTERESTS	1,003	1,074
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value per share: Series A Cumulative Convertible Preferred Stock—50,000 shares authorized, 4,084 Shares issued and outstanding at December 31, 2004 and 2003 (aggregate Liquidation value of $102,107)	4	4
Series B and B-1 Convertible Preferred Stock—25 shares authorized, 25 shares issued and outstanding at December 31, 2004 (aggregate liquidation value of $25,000)	—	—
Common stock, $0.001 par value per share; 100,000 shares authorized, 22,585 and 22,527 shares issued and outstanding at December 31, 2004 and 2003, respectively	23	23
Additional paid-in capital	401,462	395,626
Excess stock, $0.001 par value per share; 15,000 shares authorized, no shares issued	—	—
Accumulated other comprehensive loss	(243)	(2,671)
Loans to stockholders for common stock	(224)	(299)
Distributions in excess of net income	(208,997)	(189,754)

TOTAL STOCKHOLDERS’ EQUITY	192,025	202,929

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$527,823	$554,529

See accompanying notes to consolidated financial statements

U.S. RESTAURANT PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
Revenues
Rental income	$61,776	$58,439	$56,711
Tenant expense reimbursements	3,259	3,072	2,769
Lease termination fees	385	1,285	92
Interest on real estate loans	1,863	3,065	3,246
Retail operations	55,813	50,460	35,455

Total revenues	123,096	116,321	98,273
Expenses
Ground rent	3,400	3,482	2,951
Property taxes	1,012	819	971
Other property	1,240	1,220	973
Legal	1,795	2,045	2,855
Depreciation and amortization	21,947	20,077	19,032
Impairment of long-lived assets	144	956	447
Provision (benefit) for doubtful accounts	377	209	(2,000)
General and administrative	15,227	10,485	9,894
Retail cost of sales	46,981	41,619	29,778

Total expenses	92,123	80,912	64,901
Gain on sale of investments	—	2,105	202

Income from continuing operations before non-operating income, interest expense and minority interests	30,973	37,514	33,574
Non-operating income	34	36	730
Interest expense	(18,683)	(20,121)	(22,306)
Minority interests	(38)	(4,147)	(4,681)

Income from continuing operations before discontinued operations and cumulative effect of change in accounting principle	12,286	13,282	7,317
Income from discontinued operations	8,212	9,197	6,951
Cumulative effect of change in accounting principle	—	(220)	—

Net income	20,498	22,259	14,268
Dividends on preferred stock	(9,965)	(8,121)	(7,102)

Net income allocable to common stockholders	$10,533	$14,138	$7,166

Basic net income per share:
Income from continuing operations allocable to common stockholders	$0.11	$0.26	$0.01
Income from discontinued operations	0.36	0.45	0.35
Cumulative effect of change in accounting principle	—	(0.01)	—

Basic net income per share	$0.47	$0.70	$0.36

Diluted net income per share:
Income from continuing operations allocable to common stockholders	$0.10	$0.26	$0.01
Income from discontinued operations	0.36	0.45	0.35
Cumulative effect of change in accounting principle	—	(0.01)	—

Diluted net income per share	$0.46	$0.70	$0.36

Weighted average shares outstanding
Basic	22,557	20,229	19,660
Diluted	22,656	20,317	19,762

See accompanying notes to consolidated financial statements

U.S. RESTAURANT PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE OPERATIONS

(IN THOUSANDS)

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
Net income	$20,498	$22,259	$14,268
Other comprehensive income (loss):
Unrealized gain (loss) on derivative valuation, net of reclassifications (See note 7)	2,428	1,740	(1,862)
Reclassification of losses on investments	—	—	2,522

Comprehensive income	$22,926	$23,999	$14,928

See accompanying notes to consolidated financial statements

U.S. RESTAURANT PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

(IN THOUSANDS)

	PREFERRED STOCK SERIES A		PREFERRED STOCK SERIES B		COMMON STOCK
	SHARES	PAR VALUE	SHARES	PAR VALUE	SHARES	PAR VALUE
Balances at January 1, 2002	3,680	$4	—	$—	19,459	$19
Net income
Purchase of common stock by officers					10
Repayment by officers of loans for common stock purchases
Common stock received and retired as repayment of officer loans					(20)
Reclassification of officer notes
Proceeds from exercised stock options					162	1
Stock-based compensation to employees and others
Common stock issued to redeem guaranteed price OP units					221
Other comprehensive income (loss) — unrealized loss on derivative valuation, net of reclassifications
Change in unrealized loss on investments
Distributions declared on commons stock
Distributions declared on preferred stock

Balances at December 31, 2002	3,680	4	—	—	19,832	20
Net income
Proceeds from issuance of Series A Preferred stock	404	—
Proceeds from issuance of Series B Preferred stock			20	—
Proceeds from issuance of Series B Preferred stock warrants
Series B preferred stock accretion
Proceeds from sale of common stock					2,575	3
Proceeds from exercised stock options					120	—
Stock-based compensation to employees

	ADDIT. PAID-IN CAPITAL	ACCUM. OTHER COMPRE- HENSIVE INCOME (LOSS)	LOANS TO STOCK- HOLDERS	DISTRIBUTIONS IN EXCESS OF NET INCOME	TOTAL
Balances at January 1, 2002	$324,448	$(5,071)	$(850)	$(161,950)	$156,600
Net income				14,268	14,268
Purchase of common stock by officers	120		(24)		96
Repayment by officers of loans for common stock purchases			763		763
Common stock received and retired as repayment of officer loans	(287)		287		—
Reclassification of officer notes			(475)		(475)
Proceeds from exercised stock options	1,749				1,750
Stock-based compensation to employees and others	315				315
Common stock issued to redeem guaranteed price OP units	1,411				1,411
Other comprehensive income (loss)— unrealized loss on derivative valuation, net of reclassifications		(1,862)			(1,862)
Change in unrealized loss on investments		2,522			2,522
Distributions declared on commons stock				(23,815)	(23,815)
Distributions declared on preferred stock				(5,326)	(5,326)

Balances at December 31, 2002	327,756	(4,411)	(299)	(176,823)	146,247
Net income				22,259	22,259
Proceeds from issuance of Series A Preferred stock	8,572				8,572
Proceeds from issuance of Series B Preferred stock	18,200				18,200
Proceeds from issuance of Series B Preferred stock warrants	338				338
Series B preferred stock accretion	172			(172)	—
Proceeds from sale of common stock	39,246				39,249
Proceeds from exercised stock options	1,322				1,322
Stock-based compensation to employees	20				20

U.S. RESTAURANT PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY—(CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

(IN THOUSANDS)

	PREFERRED STOCK SERIES A		PREFERRED STOCK SERIES B		COMMON STOCK
	SHARES	PAR VALUE	SHARES	PAR VALUE	SHARES	PAR VALUE
Other comprehensive income (loss)— Unrealized loss on derivative valuation, net of reclassifications
Distributions declared on common stock
Distributions declared on preferred stock

Balances at December 31, 2003	4,084	$4	20	$—	22,527	$23
Net income
Repayment by stockholders of loans for Common Stock
Costs associated with issuance of Preferred Stock
Proceeds from issuance of Series B & Series B-1 Preferred stock			5	—
Proceeds from issuance of Series B & Series B-1 Preferred stock warrants
Series B preferred stock accretion
Proceeds from exercised stock options					28	—
Stock-based compensation to employees					30	—
Other comprehensive income (loss)— Unrealized loss on derivative valuation, net of reclassifications
Distributions declared on common stock
Distributions declared on preferred stock

Balances at December 31, 2004	4,084	$4	25	$—	22,585	$23

	ADDIT. PAID-IN CAPITAL	ACCUM. OTHER COMPRE- HENSIVE INCOME (LOSS)	LOANS TO STOCK- HOLDERS	DISTRIBUTIONS IN EXCESS OF NET INCOME	TOTAL
Other comprehensive income (loss)— Unrealized loss on derivative valuation, net of reclassifications		1,740			1,740
Distributions declared on common stock				(27,110)	(27,110)
Distributions declared on preferred stock				(7,908)	(7,908)

Balances at December 31, 2003	$395,626	$(2,671)	$(299)	$(189,754)	$202,929
Net income				20,498	20,498
Repayment by stockholders of loans for Common Stock			75		75
Costs associated with issuance of Preferred Stock	(67)				(67)
Proceeds from issuance of Series B & Series B-1 Preferred stock	4,650				4,650
Proceeds from issuance of Series B & Series B-1 Preferred stock warrants	95				95
Series B preferred stock accretion	364			(364)	—
Proceeds from exercised stock options	374				374
Stock-based compensation to employees	420				420
Other comprehensive income (loss)— Unrealized loss on derivative valuation, net of reclassifications		2,428			2,428
Distributions declared on common stock				(29,776)	(29,776)
Distributions declared on preferred stock				(9,601)	(9,601)

Balances at December 31, 2004	$401,462	$(243)	$(224)	$(208,997)	$192,025

See accompanying notes to consolidated financial statements

U.S. RESTAURANT PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$20,498	$22,259	$14,268
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	22,335	22,591	22,417
Amortization of deferred financing costs and discounts	1,872	1,728	2,006
Cumulative effect of change in accounting principle	—	270	—
Impairment of long-lived assets	362	5,120	2,406
Provision for doubtful accounts	347	209	(1,661)
Stock-based compensation	420	20	—
Accretion of interest expense (income)	37	41	(487)
Fair value adjustment	(58)	(15)	(522)
Minority interests	38	4,147	4,681
Gain on settlement of asset retirement obligation	—	(64)	—
Gain on sale of property	(6,401)	(11,055)	(4,271)
Gain on sales of property held for sale	(1,335)	—	—
Gain on sale of investments	—	(2,105)	(208)
Change in rent and other receivables, net	1,835	1,089	(1,117)
Change in straight line rent, net	(4,855)	(773)	(2,339)
Change in prepaid expenses	276	58	43
Change in inventories	479	(1,743)	(655)
Change in net investment in direct financing leases	(56)	93	611
Change in intangibles	—	388	—
Change in accounts payable and accrued liabilities	(87)	664	(700)
Change in unearned contingent rent	114	(251)	(298)
Other changes	—	225	403

Cash flows from operating activities	35,821	42,896	34,577
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	32,029	41,708	24,393
Purchase of property	(11,880)	(38,735)	(18,924)
Purchase of property held for sale	(14,130)	—	—
Purchase of machinery and equipment	(1,204)	(3,121)	(519)
Purchase of investments	—	—	(3,993)
Proceeds from sale of investments	—	4,490	8,762
Distributions received on investments	134	—	—
Change in restricted cash	(4,401)	(927)	4,411
Mortgage notes receivable acquired	(5,255)	(15,000)	(39,133)
Mortgage loans receivable principal payments	3,384	28,764	5,267
Notes receivable issued	(171)	(147)	(1,275)
Notes receivable principal payments	1,818	2,845	612
Increase in lease acquisition premiums	(164)	—	—
Other changes	—	(98)	477

Cash flows from investing activities	160	19,779	(19,922)

continued on next page

See accompanying notes to consolidated financial statements

U.S. RESTAURANT PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS—(CONTINUED)

(IN THOUSANDS)

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	$58,750	$48,250	$39,700
Payments on line of credit	(60,350)	(62,950)	(14,700)
Proceeds (Costs) associated with issuance of preferred stock	(67)	39,249	—
Proceeds from issuance of Series A preferred stock	—	8,572	—
Proceeds from issuance of Series B and B-1 preferred stock	4,650	18,200	—
Proceeds from issuance of Series B and B-1 preferred stock warrants	95	338	—
Distributions to minority interest shareholders	(109)	(4,194)	(4,762)
Redemption of minority interest in subsidiary	—	(52,813)	—
Payment of common stock dividends	(29,773)	(26,801)	(25,961)
Payment of preferred stock dividends	(9,583)	(7,908)	(7,102)
Proceeds from sale of stock and exercised stock options	374	1,322	1,846
Repayment by officers of loans for common stock purchases	75	—	763
Payments on notes/mortgage payable	(11,266)	(59,482)	(9,624)
Proceeds from notes/mortgage payable	—	47,000	—
Financing costs	(601)	(1,995)	(769)

Cash flows from financing activities	(47,805)	(53,212)	(20,609)

(Decrease) increase in cash and cash equivalents	(11,824)	9,463	(5,954)
Cash and cash equivalents at beginning of period	13,855	4,392	10,346

Cash and cash equivalents at end of period	$2,031	$13,855	$4,392

SUPPLEMENTAL DISCLOSURES
Interest paid	$14,280	$16,723	$17,390

Income taxes paid (including state income and franchise taxes)	$568	$386	$238

NON-CASH INVESTING AND FINANCING ACTIVITIES
Mortgage loans receivable used for property acquisitions	$—	$12,000	$20,000
Notes received on sale of property	1,701	968	3,905
OP units exchanged for common stock	—	—	1,411
Property received in exchange for OP Units and note receivable	—	2,265	—
Net transfer of property from direct financing leases to property and equipment	—	—	171

See accompanying notes to consolidated financial statements

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1. ORGANIZATION

U.S. Restaurant Properties, Inc. (the “Company”) is a Maryland corporation formed to continue the restaurant property management, acquisition and development operations, related business objectives and strategies of U.S. Restaurant Properties Master L.P. (collectively, with its subsidiaries, “USRP”). The Company became a self-administered real estate investment trust (“REIT”) on October 15, 1997 as defined under the Internal Revenue Code of 1986, as amended. The conversion was effected through the merger (the “USRP Merger”) of USRP Acquisition, L.P., a partnership subsidiary of U.S. Restaurant Properties, Inc., with and into U.S. Restaurant Properties Master L.P. As a result of the USRP Merger, all holders of units of beneficial interest (the “Units”) of USRP became stockholders of the Company on a one unit for one share of common stock basis.

The Company is authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), 50,000,000 shares of Series A preferred stock, par value $0.001 per share (“Series A Preferred”), 25,000 shares of Series B and Series B-1 preferred stock, par value $0.001 per share (“Series B Preferred”) and 15,000,000 shares of excess stock, par value $0.001 per share (“Excess Stock”). Pursuant to the Company’s Articles of Incorporation (the “Articles”), any purported transfer of shares of Common Stock or Series A Preferred Stock that would result in a person owning shares of Common Stock or Series A, Series B or Series B-1 Preferred Stock in excess of certain limits set out in the Articles will result in the shares subject to such purported transfer being automatically exchanged for an equal number of shares of Excess Stock.

The business and operations of the Company are conducted primarily through U.S. Restaurant Properties Operating, L.P. (“OP”). As of December 31, 2004, the Company owned 99.7% of and controlled the OP.

The Company had 22,584,639 and 22,526,689 shares of Common Stock outstanding at December 31, 2004 and 2003, respectively.

DEFINITIVE MERGER AGREEMENT

On August 9, 2004, the Company entered into definitive agreements to merge with CNL Restaurant Properties, Inc. (“CNLRP”) and 18 CNL Income Funds. Pursuant to a merger agreement, CNL Restaurant Properties, Inc. will merge with and into the Company. Additionally, pursuant to merger agreements between each CNL Income Fund and the Company, each CNL Income Fund will merge with a separate wholly-owned subsidiary of the Company’s operating partnership.

The new company, which will have approximately $2.6 billion in assets, will be traded on the NYSE. The new company will have financial interests in approximately 3,000 properties in 49 states, which will include leading brands such as Applebee’s (Registered Trademark)    , Arby’s (Registered Trademark)    , Bennigan’s (Registered Trademark)    , Burger King (Registered Trademark)    , Golden Corral (Registered Trademark)    , IHOP (Registered Trademark)    , Jack in the Box (Registered Trademark)    , KFC (Registered Trademark)    , Pizza Hut (Registered Trademark)    , TGI Friday’s (Registered Trademark) and Wendy’s (Registered Trademark) .

CNLRP shareholders will receive 0.7742 shares of the Company’s common stock and 0.16 shares of newly issued Company 7.5% Series C Redeemable Convertible Preferred Stock for each share of CNLRP common stock held. The 7.5% Series C Redeemable Convertible Preferred Stock has a conversion price of $19.50 per share and a liquidation value of $25.00 per share. Total consideration for the CNL Income Fund mergers, assuming all of the Funds participate, will be approximately $540.0 million, of which approximately $450.0 million will be cash, with the balance made up of newly issued Company Series A Convertible Preferred Stock.

The combined company’s main lines of business will include sale/leaseback financing, property management, lease and loan servicing, mergers and acquisitions advisory services, investment and merchant banking, restaurant real estate development, and trading restaurant properties in the growing Internal Revenue Service Code Section 1031 exchange market. The combined company will also offer a broad array of complementary financial services such as portfolio lending and treasury and cash management.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

1. ORGANIZATION (CONTINUED)

The transactions are subject to approval from the CNLRP stockholders, the Company stockholders and the limited partners of each of the 18 CNL Income Funds. The transactions are also subject to securing adequate financing and customary regulatory approvals.

In connection with the anticipated Merger, on September 20, 2004, the Company filed a registration statement to register the following:

•	an indeterminate number of common shares as may be required for issuance upon conversion of the preferred stock being registered. The proposed maximum offering price of the common stock was approximately $350 million;

•	Series A Cumulative Convertible Preferred stock with a proposed maximum offering price of approximately $1.4 million;

•	7.5% Series C Redeemable Convertible Preferred Stock with a proposed maximum offering price of approximately $119.4 million; and

•	an indeterminate number of common shares as may be required for issuance to CNLRP shareholders upon completion of the Merger.

The registration statement was declared effective December 30, 2004.

2. ACCOUNTING POLICIES

The Company prepares its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

Consolidation

The consolidated financial statements reflect the accounts of the Company, the OP and their wholly-owned and majority owned subsidiaries after elimination of all material intercompany transactions. The Company has no variable interest entities as defined in FASB Interpretation (“FIN”) No. 46.

Cash and Cash Equivalents

Cash and cash equivalents include short-term, highly liquid investments with maturities at the date of purchase of three months or less.

Restricted Cash and Marketable Securities

Restricted cash totaling approximately $8.2 million, consists of approximately $2.1 million on deposit with the trustee for the $180.0 million Triple Net Lease Mortgage Certificates (the “Certificates”), approximately $4.8 million related to property sale proceeds held in an IRS Section 1031 account related to like-kind deferred exchanges and approximately $1.3 million in various deposits. Such deposits secure a letter of credit, represent tax escrow amounts or are invested in other marketable securities. Substantially all of the Company’s restricted cash is interest bearing.

Revenue Recognition

The Company’s revenues primarily include rental income on real estate properties and operating revenue from retail operations.

The Company leases properties on a triple net basis primarily to operators of quick-service and full-service chain restaurants affiliated with major national or regional brands. Triple net leases

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

2. ACCOUNTING POLICIES (CONTINUED)

typically require the tenants to be responsible for property operating costs, including property taxes, insurance, maintenance and, in some cases, the ground rents, where applicable. The triple net structure is designed to provide a predictable stream of income while minimizing ongoing property operating costs. Accordingly, the accompanying consolidated financial statements do not reflect property taxes and insurance costs or reimbursements when the tenant has legally assumed responsibility for these liabilities. As the Company remains legally responsible for ground rents under its ground leases and received payment from its tenants for these costs, amounts reimbursed from tenants for ground rents are recorded as rent revenue. The Company recognized revenues associated with ground lease reimbursements of $3.0 million, $3.6 million and $3.6 million, of which $212,000, $629,000 and $1.1 million are reflected in the Company’s Consolidated Statements of Operations as “Income from discontinued operations” for the years ended December 31, 2004, 2003 and 2002, respectively. Rent revenues and ground rent expense are recognized on a straight-line basis unless significant collection problems occur with the lessee, at which time rents are recognized on a cash basis. Indicators of possible doubtful collection may include bankruptcy filings and anticipated work-out agreements. In addition, if the Company has collected no payments on a particular receivable for over five months, revenue is recorded on a cash basis as well. Once a tenant has been placed on cash basis accounting, it will remain on that basis until there have been several months of on-time payments received. The Company occasionally provides lease concessions such as remodeling grants or rent abatements, which are included in the straight-lining of revenue, to tenants in consideration for early renewal and restructure of existing leases or for other business reasons. Contingent rent is recognized as revenue after the related lease sales targets are achieved. The Company recognized contingent rent revenues of $2.9 million, $3.0 million and $4.0 million for the years ended December 31, 2004, 2003 and 2002, respectively, of which $10,000, $123,000 and $364,000 are reflected as “Income from discontinued operations,” respectively, in the Company’s Consolidated Statements of Operations.

Interest income on notes and mortgages receivable is recorded on an accrual basis. However, when circumstances indicate that the ultimate collection of interest is doubtful, interest is recorded on a cash basis.

Retail revenues are derived from gasoline sales, car washes, convenience store merchandise and food sales at restaurants operated by the Company. Revenue is recognized upon the sale of gasoline, merchandise or the delivery of services.

The Company also acquires properties with the intention of reselling them rather than holding them as investment properties. Consequently, these properties are classified as held for sale at the date of acquisition and are not depreciated. In accordance with Statement of Financial Accounting Standards No. 144 (“SFAS No. 144”), “Accounting for the Impairment or Disposal of Long-Lived Assets,” the operations of properties held for sale are classified as income from discontinued operations in the Unaudited Condensed Consolidated Statements of Operations.

Derivative Financial Instruments

All derivative financial instruments are recognized as either assets or liabilities on the balance sheet at their fair values. Accounting for the changes in the fair value of the derivatives is dependent upon the intended use of the derivatives and their resulting designations. If the derivative is designated as a fair-value hedge, the changes in the fair value of the derivative and the hedged item are recognized in earnings. If the derivative is designated as a cash-flow hedge, changes in fair value of the derivative are recorded in other comprehensive income and are recognized in the Consolidated Statements of Operations when the hedged item affects earnings. The ineffective portion of a cash flow or fair value hedge is recognized in earnings. Changes in the fair value of a derivative that does not qualify as a hedge or is not designated as a hedge are recognized in earnings.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

2. ACCOUNTING POLICIES (CONTINUED)

Depreciation and Amortization

Depreciation is computed using the straight-line method over estimated useful lives of 3 to 20 years for financial reporting purposes. Deferred financing costs are amortized using the straight-line method over the life of the related loans. Certain other assets relate to the cost to acquire leases for a particular national brand in 1986. In accordance with SFAS No. 142, “Goodwill and Other Intangibles,” the intangible lease costs have a finite useful life of 40 years and are being amortized over that period. These leases have an initial 20-year term with four five-year renewal options. USRP periodically reassesses the appropriateness of the life, and based on renewal experience, the Company continues to believe the 40-year life is appropriate.

Use of Estimates

The preparation of consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect reported or disclosed amounts of certain assets, liabilities, contingent assets and liabilities, revenues and expenses as of and for the reporting periods. Actual results may differ from such estimates. Valuation allowances associated with the Company’s rent, notes and mortgage loans receivable and asset impairments represent significant estimates.

Rent, Notes and Mortgage Loans Receivable

Rent receivables are recorded on an accrual basis with the revenue and the related receivable recorded when earned. The Company does not charge interest on rent receivables. The Company acquires notes and mortgage loans receivable primarily as partial proceeds in the sale of properties. From time to time, the Company makes opportunistic investments in mortgage notes issued by third parties.

Allowance for Doubtful Accounts

The Company regularly analyzes its receivables on an individual basis for collectibility and the related reserves are analyzed for adequacy. Accounts receivable balances that are $20,000 or more and have been outstanding for 60 days or more are reviewed. All balances due from these tenants are reviewed and evaluated, including rent receivables, notes receivable, mortgage loans receivable, interest receivable and straight-line rent receivables. All information regarding the creditworthiness of the tenants and debtors is reviewed, including bankruptcy filings and sales reports. Company policy is to individually review at least 90% of the outstanding dollar amount of the accounts receivable that are over 90 days past due, with the remaining past due amounts analyzed on an aggregate basis. Once a reserve has been established for a tenant or debtor, the Company maintains that reserve until there has been a proven history of cash payment performance. After at least two months of cash payments, the circumstances pertaining to the tenant or debtor are re-evaluated to estimate the ultimate collectibility of the receivable. Receivables are written-off only with the written approval of a member of the executive management of the Company.

Notes and mortgage loans receivable with amounts past due for over five months, or which are otherwise problematic or uncertain due to other factors, are included in the analysis. The Company evaluates its notes and mortgage loans receivables in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” A note or mortgage is impaired when, based on current information and events, it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is impaired, the amount of the impairment is measured based on the excess of the recorded investment in the loan over either (1) the present value of expected future cash flows (including costs to sell, if applicable) discounted at the

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

2. ACCOUNTING POLICIES (CONTINUED)

loan’s effective interest rate, or (2) the fair value of the collateral if the loan is collateral dependent or if foreclosure is probable. A loan is collateral dependent if the repayment of the loan is expected to be provided solely by the underlying collateral. Impairments are recognized by creating a valuation allowance with a corresponding charge to the provision for doubtful accounts or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for doubtful accounts. Subsequent to the initial measurement of impairment, the Company recalculates the impairment and adjusts the valuation allowance if (1) there is a significant change in the amount or timing of an impaired loan’s expected future cash flows or the fair value of the collateral or (2) actual cash flows are significantly different from the cash flows previously projected.

Construction in Progress

The Company’s construction in progress consists of land and improvements for the development of restaurant, service station and other service retail properties. The Company accumulates costs to develop new retail properties as construction in progress. These developed properties are transferred from construction in progress to land, building and improvements once complete and accounted for under the Company’s current property depreciation policies based on historical costs. In addition, the Company capitalizes interest during the period of time required to get the retail properties ready for their intended use. No interest was capitalized in 2004 or 2003.

Long-Lived Assets

Long-lived assets include real estate, direct financing leases and intangibles which are evaluated on an individual asset basis. The Company allocates the purchase price of acquired long lived assets to tangible and identified intangible assets acquired based on their fair values in accordance with SFAS No. 141, “Business Combinations.”

In making estimates of fair value for purposes of allocating purchase price, management utilizes sources, including, but not limited to, independent value consulting services, independent appraisals that may be obtained in connection with financing the respective property, and other market data. Management also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired.

The aggregate value of the tangible assets acquired is measured based on the sum of (i) the value of the property and (ii) the present value of the amortized in-place tenant improvement allowances over the remaining term of each lease. Management’s estimates of the value of the property are made using models similar to those used by independent appraisers. Factors considered by management in its analysis include an estimate of carrying costs such as real estate taxes, insurance, and other operating expenses and estimates of lost rentals during the expected lease-up period assuming current market conditions. The value of the property is then allocated among building, land, site improvements, and equipment. The value of tenant improvements is separately estimated due to the different depreciable lives.

The aggregate value of intangible assets acquired is measured based on the difference between (i) the purchase price and (ii) the value of the tangible assets acquired as defined above. This value is then allocated among above-market and below-market in-place lease values, costs to execute similar leases (including leasing commissions, legal expenses and other related expenses), in-place lease values and customer relationship values.

Above-market and below-market in-place lease values for acquired properties are calculated based on the present value (using a market interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the

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in-place leases and (ii) management’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease for above-market leases and the initial term plus the term of the below-market fixed rate renewal option, if any, for below-market leases. The Company performs this analysis on a lease by lease basis. The capitalized above-market lease values are amortized as a reduction to rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term plus the term of the below-market fixed rate renewal option, if any, of the respective leases. However, the Company’s strategy has been to purchase quick-service and full-service dining chain restaurants from the operator/owner and then lease the land and building back to the seller. Effectively, there have been no in place leases upon purchase of a property by the Company that would necessitate recording an intangible asset related to above-market and below-market leases.

Management estimates costs to execute leases similar to those acquired at the property at acquisition based on current market conditions. These costs are recorded based on the present value of the amortized in-place leasing costs on a lease by lease basis over the remaining term of each lease.

The in-place lease values and customer relationship values are based on management’s evaluation of the specific characteristics of each customer’s lease and the Company’s overall relationship with that respective customer. Characteristics considered by management in allocating these values include the nature and extent of the Company’s existing business relationships with the customer, growth prospects for developing new business with the customer, the customer’s credit quality, and the expectation of lease renewals, among other factors. However, the Company’s current customer relationships are not dependent upon one or a few customer relationships. The Company has 766 properties with over 250 different tenants. USRP is in the business of leasing tangible assets for a rental stream and not in the business of undertaking the risks and rewards of the operator’s potential profits and losses. The value of a tenant relationship to the Company is ancillary because our tenants are fungible. If a tenant falls behind on rent, USRP has great latitude in that the tenant can be evicted and the Company could operate the facility on an interim basis until a new tenant is found. Therefore, little value is attributable to an intangible tenant relationship. As a result, no portion of the purchase price has been allocated to customer or tenant relationships. If any, the in-place lease value and customer relationship value are both amortized to expense over the initial term of the respective leases and projected renewal periods, but in no event does the amortization period for the intangible assets exceed the remaining depreciable life of the building.

Should a tenant terminate its lease, the unamortized portion of the in-place lease value and the customer relationship value and above-market and below-market in-place lease values would be charged to expense.

The Company’s management routinely reviews its investments for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Indicators of possible impairment include default of lease terms, non-payment or late payment of rents, decreases in tenant’s sales levels and general declines in the success of the operating brand names of its tenants. When these indicators are present, the Company reviews the circumstances and, if an impairment is required because estimated undiscounted cash flows are less than the carrying amount of the asset, record an impairment equal to the difference between the carrying value and the fair market value.

On January 1, 2002, the Company adopted SFAS No. 14 which requires current and historical results of operations for disposed properties and assets classified as held for sale to be reclassified and presented separately as discontinued operations. The current and prior period operating results of properties disposed of subsequent to January 1, 2002, as well as the net gain or loss on disposal are included in the Consolidated Statements of Operations as “Income from discontinued operations.”

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A long-lived asset is classified as held for sale when the Company’s management commits to a plan to sell the asset, the asset is available for immediate sale, a program to sell the asset at its estimated market value has been initiated, the sale of the asset is probable within one year and it is unlikely that the plan to sell will change. An asset classified as held for sale is recorded at the lower of net book value or estimated selling price less estimated costs to sell. As of December 31, 2004 the Company had $6.9 million of assets classified as held for sale, net on the consolidated balance sheets.

The Company uses the installment method of accounting for sales of its real estate where appropriate.

Asset Retirement Obligations

SFAS No. 143, “Accounting for Asset Retirement Obligations” was adopted by the Company on January 1, 2003. This Statement addresses financial accounting and reporting for legal obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. In general, the Company’s asset retirement obligations relate to the estimated future costs for the removal of tanks, fuel lines and other required modifications to the Company’s gas stations, as well as estimated future costs to restore land leased under ground leases to its original condition. The fair value of an asset retirement obligation is estimated and recorded as a liability based on expected future cash outlays in the period it is incurred, discounted to its present value based on the Company’s credit-adjusted risk-free rate. The corresponding amount is capitalized as a cost of the long-lived asset. The liability is accreted each period, and the capitalized cost is depreciated over the useful life of the related asset. Revisions of estimated cash outlays are recognized as a change in the obligations and the corresponding asset. Settlements of asset retirement obligations are operating cash flows, with any difference between the estimated liability and the actual settlement being recognized as a gain or loss in the Consolidated Statements of Operations. As a result of adopting SFAS No. 143, the Company capitalized net asset retirement costs of $325,000, recorded asset retirement obligations of $595,000 and recognized a cumulative effect of change in accounting principle of $270,000 on January 1, 2003, of which $50,000 was included in the Company’s Consolidated Statements of Operations as “Income from discontinued operations.” At December 31, 2004 and 2003 the Company had $612,000 and $572,000 of asset retirement obligations included in accounts payable and accrued liabilities in the Consolidated Balance Sheets.

Concentration of Risk

The Company mitigates its concentration of risk by diversifying the number of restaurant concepts operating on its properties, with no one concept except Burger King (15.3%) and Captain D’s (11.7%) accounting for more than 10% of the total rental revenues earned from the Company’s properties. The properties are further diversified by the number of tenants, with no single tenant, except an owner of certain Captain D’s (11.3%), providing more than 10% of the total rental revenues earned from the Company’s properties. Geographically, the Company has properties located in 48 states, with no state except Texas (22.7%) accounting for more than 10% of the total rental revenues earned from the Company’s properties.

Income Taxes

The Company has continuously elected to be taxed as a REIT for federal income tax purposes since October 15, 1997 as provided under the Internal Revenue Code of 1986, as amended. As a result, the Company generally will not be subject to federal income taxation so long as it distributes 90% of its REIT taxable income to its stockholders and satisfies certain other requirements. The Company believes it qualified as a REIT for the taxable period ended December 31, 2004, and anticipates that its method of operations will enable it to continue to satisfy the requirements for such qualification.

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In 2001, the Company formed Fuel Supply Inc. (“FSI”), a taxable REIT subsidiary, to operate the Company’s vacant properties on an interim basis. This taxable REIT subsidiary is subject to federal income taxes. The income tax provisions are based on pretax financial accounting income or loss. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income. SFAS No. 109, “Accounting for Income Taxes,” requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all evidence, both positive and negative, management determined that a $2.0 million valuation allowance at December 31, 2004 is necessary to reduce the deferred tax asset to zero. The deferred tax assets consist primarily of net operating loss carry-forwards and temporary differences caused by the timing of recognition of depreciation for tax purposes compared to timing of recognition for financial statement purposes. The deferred tax asset and offsetting valuation allowance amounts at December 31, 2003 and 2002 were $1.8 million and $400,000 respectively. The Company has available net operating loss (“NOL”) carry-forwards of approximately $1.6 million at December 31, 2004, which includes a reduction of the NOL by $355,000 as prescribed by the IRS closing agreement (see Note 9) and $419,000 of NOLs from the operation of the consolidated taxable REIT subsidiaries in 2004. The Company had available net operating loss carry-forward of approximately $1.5 million as amended at December 31, 2003. Of the net operating loss carry-forward, $1.2 million will expire in 2022 and $400,000 will expire in 2024. Income tax expense (consisting primarily of state income and franchise taxes) was $505,000, $428,000 and $79,000 for the years ended December 31, 2004, 2003 and 2002, respectively, and is included under the caption “General and administrative expenses” in the Consolidated Statements of Operations.

Investments

The Company records its investments in debt and equity securities at fair value, except for debt securities that the Company intends to hold to maturity, which are accounted for at amortized cost, or equity securities that are not readily marketable, which are accounted for under the equity or cost method. The Company classifies debt securities as either available for sale or as trading securities when the Company intends to sell the security in the near future. The difference between cost and fair market value of available for sale securities is recorded as a component of other comprehensive income (loss). The difference between cost and fair market value of trading securities is recorded as a component of interest income.

The equity method is used to account for investments in equity securities in which the Company has significant influence, but does not have controlling interest, including those investments in which the Company’s ownership may be less than 20%. Investments in equity securities in which the Company has a minor interest and does not exercise significant influence or investments that do not have readily determinable fair values are accounted for using the cost method.

The Company consolidates investments in debt and equity securities in which the Company is subject to a majority of the expected losses of an entity or entitled to receive a majority of an entity’s expected residual returns or both as outlined in FASB Interpretation 46R “Consolidation of Variable Interest Entities” (See Recent Accounting Pronouncements). The Company currently has no variable entities.

Earnings Per Share of Common Stock

Basic earnings per share are computed based upon the weighted average number of common shares outstanding. Diluted earnings per share reflects the dilutive effect of stock options, stock on

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which the price is guaranteed (“Guaranteed Stock”), convertible Preferred Stock and OP units (collectively “Common Stock Equivalents”). These Common Stock Equivalents were dilutive in 2004, 2003 and 2002 except for convertible Preferred Stock. A reconciliation of the basic and diluted weighted average shares is as follows (in thousands, except per share data):

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
Net income allocable to common stockholders	$10,533	$14,138	$7,166

Weighted average common shares outstanding	22,557	20,229	19,660
Common stock equivalents	99	88	102

Common shares and common stock equivalents	22,656	20,317	19,762

Basic net income per common share	$0.47	$0.70	$0.36
Diluted net income per common share	$0.46	$0.70	$0.36
Antidilutive common stock equivalents excluded:
Convertible preferred stock	5,083	4,120	3,453
Convertible preferred stock warrants	65	—	—
Stock options	14	41	46

Inventory

The Company’s inventory consists primarily of fuel, beer, cigarettes and food sold at the Company’s gas and convenience stores. At December 31, 2004, approximately $2.2 million, or 89.4%, of total inventory was fuel. The largest volume of the fuel inventory is held at the Company’s fuel terminal in Hawaii. Month end fuel inventories at each FSI retail location in Hawaii are added to the terminal inventory to create a single total gallon inventory of fuel by grade in Hawaii. Inventory is then valued on a FIFO basis.

Equity-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation” establishes a method of accounting whereby recognized option pricing models are used to estimate the fair value of equity based compensation, including options. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from non-employees.

Currently transactions must be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

In December 2004, the FASB issued SFAS No. 123®, Share-Based Payments, which establishes accounting standards for all transactions in which an entity exchanges its equity instruments for goods and services. SFAS No. 123® focuses primarily on accounting for transactions with employees, and carries forward without change prior guidance for share-based payments for transactions with non-employees.

SFAS No. 123® eliminates the intrinsic value measurement objective in APB Opinion No. 25 and generally requires us to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the date of the grant. The standard requires grant date fair value to be estimated using either an option-pricing model which is consistent with the terms of the award or a market observed price, if such a price exists. Such cost must be recognized over the period during which an employee is required to provide service in exchange for the award or the requisite service period (which is usually the vesting period). The standard also requires us to estimate the number of instruments that will ultimately be issued, rather than accounting for forfeitures as they occur.

The Company is required to apply SFAS No. 123® to all awards granted, modified or settled in our first reporting period beginning after June 15, 2005. We are also required to use either the

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“modified prospective method” or the “modified retrospective method.” Under the modified prospective method, we must recognize compensation cost for all awards granted after we adopt the standard and for the unvested portion of previously granted awards that are outstanding on that date.

Under the modified retrospective method, we must restate our previously issued financial statements to recognize the amounts we previously calculated and reported on a pro forma basis, as if the prior standard had been adopted.

Under both methods, we are permitted to use either a straight line or an accelerated method to amortize the cost as an expense for awards with graded vesting. The standard permits and encourages early adoption.

Management has commenced an analysis of the impact of SFAS 123® to the Company, but has not yet decided: (1) whether we will elect to adopt early, (2) if we elect to adopt early, then at what date we would do so, (3) whether we will use the modified prospective method or elect to use the modified retrospective method, and (4) whether we will elect to use straight line amortization or an accelerated method.

Accordingly, Management cannot currently quantify with precision the effect that this standard would have on our financial position or results of operations in the future, except that we probably will recognize a greater expense for any awards that we may grant in the future than we would using the current guidance. If the Company were to adopt SFAS No. 123® using the modified retrospective method, net income would have been approximately $44,000 less in the year ended December 31, 2004 and approximately $36,000 less in the year ended December 31, 2003.

At this time, the Company intends to continue to utilize the intrinsic value model of accounting for stock option grants which results in compensation costs equal to the excess, if any, of the fair value of the Company’s stock at the measurement date above the stock options strike price. Pro-forma disclosures are as follows (in thousands, except per share data):

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
Net income allocable to common stockholders, as reported	$10,533	$14,138	$7,166
Stock-based compensation to employees recognized	420	20	315

	10,953	14,158	7,481
Pro-forma stock-based compensation	(464)	(56)	(475)

Pro-forma net income allocable to common stockholders	$10,489	$14,102	$7,006

Basic and diluted income per share:
As reported—basic	$0.47	$0.70	$0.36
As reported—diluted	$0.46	$0.70	$0.36
Pro-forma—basic	$0.46	$0.70	$0.36
Pro-forma—diluted	$0.46	$0.69	$0.35
Stock options:
Pro-forma estimated compensation value per options granted	$1.97	$2.10	$2.01

In accordance with SFAS 123, the fair value of each option is estimated on the date of grant using the binomial option-pricing model with the following weighted-average assumptions: dividend yield of 9.2% for the years ended December 31, 2003 and 2002; expected volatility of 28.9% for the years ended December 31, 2003 and 2002, respectively; risk free interest rate of 3.99% and 4.50% for the years ended December 31, 2003 and 2002, respectively; and expected lives of 4.5 years for each of the years ended December 31, 2003 and 2002, respectively. There were no options granted during 2004. The options outstanding at December 31, 2004 had a range of exercise prices of $11.00 to $22.00 and a remaining contractual life of between 3.0 and 6.4 years.

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During the year ended December 31, 2004, the Company granted 12,287 shares of restricted stock to the non-employee members of its Board of Directors. Compensation expense in the amount of $188,000 is included in the accompanying Consolidated Statement of Operations for the year ended December 31, 2004, based on the fair market value of the stock at the dates of the grants of $15.73 and $17.21, per share for all shares vested through December 31, 2004.

During 2004, the Company granted 15,000 shares of restricted stock to the chief executive officer, which represent a value of $276,000 upon vesting. Such shares, which otherwise vest on July 1, 2005, will vest immediately if certain situations occur such as termination without cause or a change in control of the Company.

Comprehensive Income

Comprehensive income items are revenues, expenses, gains and losses that under accounting principles generally accepted in the United States of America are excluded from current period net income and reflected as a component of equity. The Company records comprehensive income related to its unrealized gains and losses on investments classified as available for sale and its unrealized gains and losses on derivative instruments that are classified as cash flow hedges.

Minority Interests

The net proceeds from the issuance of $55.0 million of 8.5% preferred partnership interests issued in 1999 by a subsidiary of the Company were recorded as minority interest. Minority interests are also recorded for all outstanding OP units not held by the Company.

On November 4, 2003, the Company redeemed $55.0 million of 8.5% preferred partnership interests. The redemption was financed with a $35.0 million term loan, the issuance of additional shares of the Company’s Series A Preferred stock and cash.

Segment Reporting

Effective in 2001, with the formation of FSI and the commencement of FSI’s retail operations, the Company has two reporting segments, real estate and retail. Operating segments are defined as components of the Company for which separate financial information is available that is evaluated by the chief operating decision-maker in deciding how to allocate resources and in assessing performance.

Real Estate. Real estate activities are comprised of property management, acquisition and leasing operations and related business objectives. The Company derives its revenues primarily from rental income received on its 754 restaurant and service station properties located throughout 48 states.

Retail. Revenues from this segment are generated from the sale of gasoline and convenience store merchandise as well as food sales at restaurants operated by the Company. Retail operations are administered by Fuel Supply, Inc. (“FSI”), a wholly-owned taxable REIT subsidiary of the Company. FSI operates certain of the Company’s non-leased properties on an interim basis and utilizes a fuel terminal in Hawaii to store fuel distributed to its Hawaii service stations. At December 31, 2004, FSI operated eight service stations in Hawaii and one in Illinois. In addition to the service stations currently operated, at December 31, 2004 FSI sold fuel through fourteen other operators. FSI also operated two restaurants, one each located in Texas and Kansas, and one laundromat in Texas.

Environmental Remediation Costs

The Company accrues for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Accruals for estimated losses from environmental

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remediation obligations generally are recognized no later than completion of the remediation feasibility study. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties are recorded as assets when their receipt is deemed probable. Under the terms of the Company’s standard lease agreement, the tenant is responsible for environmental remediation and is required to maintain standard environmental insurance. The Company’s management is not aware of any environmental remediation obligations that would materially affect the operations, financial position or cash flows of the Company as of December 31, 2004, 2003 or 2002.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. These amounts relate primarily to reclassifications related to properties sold and therefore reflected as discontinued operations as required by SFAS No. 144.

Recent Accounting Pronouncements

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43.” Chapter 4, which amends chapter 4 of ARB No. 43, deals with inventory pricing. The Statement clarifies the accounting for abnormal amounts of idle facility expenses, freight, handling costs, and spoilage. Under previous guidance, paragraph 5 of ARB No. 43, chapter 4, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs might be considered to be so abnormal, under certain circumstances, as to require treatment as current period charges. This Statement eliminates the criterion of “so abnormal” and requires that those items be recognized as current period charges. Also, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, although earlier application is permitted for fiscal years beginning after the date of issuance of this Statement. Retroactive application is not permitted. Management is analyzing the requirements of this new Statement and believes that its adoption will not have any significant impact on the Company’s financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Non-monetary Assets,” an amendment of APB No. 29. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Statement specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date this Statement is issued. Retroactive application is not permitted. Management is analyzing the requirements of this new Statement and believes that its adoption will not have any significant impact on the Company’s financial position, results of operations or cash flows.

SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” was issued in April 2003 and was adopted by the Company on July 1, 2003. This Statement is to be applied prospectively and is effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. This Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The Company entered into no new derivative instruments, which were effective during 2004; however, two interest rate swap contracts entered into during 2003 which are cash flow hedges were effective in April 2004. Management will

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evaluate all future derivative instruments under the provisions of SFAS No. 149, to determine whether there is an impact on the Company’s consolidated financial statements.

SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” was adopted by and effective for the Company on July 1, 2003. This Statement addresses how an issuer classifies and measures financial instruments with characteristics of both liabilities and equity. See Note 11, “Stockholders’ Equity and Minority Interests,” for management’s evaluation of the Series B and Series B-1 Convertible Preferred Stock. Management also examined its classification of its minority interests under the guidance of SFAS No. 150. At this time, management believes the current classification of its minority interests in the Company’s Consolidated Balance Sheets at December 31, 2004 is appropriate. Management purchased its USRP/HCI Partnership 1, L.P. (“Highland Joint Venture” or “HJV”) minority interest in 2003 utilized proceeds from a combination of debt and equity instruments.

FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” requires disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. FIN No. 45 is generally effective prospectively for guarantees issued or modified after December 31, 2002. FIN No. 45 also requires liability recognition for certain types of debt. The Interpretation requires a guarantor to recognize a liability at the inception of a guarantee whether or not payment is probable, creating the concept of a “stand ready” obligation. See Note 9, “Commitments and Contingencies,” for disclosure of the Company’s guarantees at December 31, 2004.

On March 15, 2004, FIN No. 46R, “Consolidation of Variable Interest Entities” (“VIEs”), as amended, an interpretation of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” became effective and requires VIEs to be consolidated by a company if the company is subject to a majority of the expected losses of the VIEs’ activities or entitled to receive a majority of the entity’s expected residual returns or both. The adoption of FIN 46 did not have an impact on the Company’s financial condition or results of operations.

3. PROPERTY

SFAS No. 144 requires that the results of operations of assets sold or held for sale, and any gains or losses recognized on assets sold and held for sale, be classified separately in the Company’s Consolidated Statements of Operations. In accordance with SFAS No. 144, the results of operations of the assets sold or held for sale have been presented as “Income from discontinued operations” in the accompanying Consolidated Statements of Operations for the years ended December 31, 2004, 2003 and 2002.

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3. PROPERTY (CONTINUED)

Results of discontinued operations relate to the sale or disposal of 61 properties during the year ended December 31, 2004, 89 properties during the year ended December 31, 2003 and 46 properties during the year ended December 31, 2002. During 2004, 18 properties in the held for sale portfolio, were purchased by the Company’s taxable REIT subsidiary (“TRS”) of which 10 were sold prior to December 31, 2004. In accordance with SFAS No. 144, properties in the held for sale portfolio at December 31, 2004, were included in the Consolidated Balance Sheets as “assets related to properties held for sale, net.” The operating results of these properties, as well as the net gain or (loss) on disposal, are included in the Consolidated Statements of Operations as “Income from discontinued operations” as follows (in thousands):

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
Revenues	$6,008	$14,908	$13,841
Depreciation and amortization	(388)	(2,420)	(3,385)
Impairment of long-lived assets	(218)	(4,164)	(1,959)
Retail cost of sales	(4,025)	(7,480)	(2,301)
Other expenses	(901)	(2,608)	(3,516)

	476	(1,764)	2,680
Gain on sale of property	7,736	10,961	4,271

Income from discontinued operations	$8,212	$9,197	$6,951

Acquisitions

During 2004, the Company acquired 31 properties, of which 13 were designated as held for investment and 18 were designated as held for sale. The Company paid $25.4 million in cash for the acquisition of the 31 properties excluding leasehold improvements and machinery and equipment on the Company’s properties during 2004 of $1.8 million. Included in such acquisitions were purchase transactions totaling approximately $19.9 million in which 21 Captain D’s and two Shoney’s properties were acquired. Properties in the held for sale portfolio were purchased by the Company’s taxable REIT subsidiary (“TRS”). In accordance with SFAS No. 144, properties in the held for sale portfolio at December 31, 2004, were included in the Consolidated Balance Sheets as “Assets related to property held for sale, net.”

During 2003, the Company paid $33.4 million in cash (excluding leasehold improvements on the Company’s properties during 2003 of $5.1 million), $13.1 million in mortgage loans and notes receivable and $1.1 million in operating partnership units (see Note 11, “Stockholders’ Equity and Minority Interests”) for the acquisition of 68 properties. Included in such acquisitions were two purchase transactions totaling approximately $26.5 million in which 33 Captain D’s properties were acquired with proceeds from the common stock offering.

On October 22, 2003, the Company purchased $15.0 million of Captain D’s mortgage loans with proceeds from its common stock offering and other available funds.

During 2002, the Company paid $17.3 million in cash and $20.0 million in mortgage notes receivable for the acquisition of 51 properties, comprised of 18 Shoney’s and 33 Captain D’s locations.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

3. PROPERTY (CONTINUED)

	YEARS ENDED DECEMBER 31,
	2004		2003		2002
PROPERTIES PURCHASED (DOLLARS IN THOUSANDS)	NUMBER ACQUIRED	PURCHASE PRICE	NUMBER ACQUIRED	PURCHASE PRICE	NUMBER ACQUIRED	PURCHASE PRICE
Held for investment	18	$11,297	68	$47,688	51	$37,332
Held for sale	13	14,130	—	—	—	—

Total	31	$25,427	68	$47,688	51	$37,332

Dispositions

During 2004, the Company sold or disposed of 61 properties for cash of $32.0 million, net of closing costs, and notes receivable of $1.7 million, resulting in a gain of $7.7 million which is included in the Consolidated Statements of Operations as “Income from discontinued operations.” The Company deferred $174,000 of gains on these sales, due to an insufficient cash down payment at closing in accordance with SFAS No. 66.

During 2003, the Company sold or disposed of 89 properties for cash of $41.7 million, net of closing costs, and notes receivable of $1.0 million, resulting in a gain of $11.1 million which is included in the Consolidated Statements of Operations as “Income from discontinued operations.” The Company deferred $0.3 million of gains on these sales, due to an insufficient cash down payment at closing in accordance with SFAS No. 66 “Accounting for Sales of Real Estate”.

During 2002, the Company sold or disposed of 46 properties for cash of $24.4 million, net of closing costs, and notes receivable of $3.9 million, resulting in a gain of $4.2 million which is included in the Consolidated Statements of Operations as “Income from discontinued operations.” The Company deferred gains of $0.8 million on these sales, due to an insufficient cash down payment at closing in accordance with SFAS No. 66.

Asset Impairment

As a result of the Company’s regular analysis of its real estate to determine if circumstances indicate that the carrying amount of an asset may not be recoverable, the Company recorded total impairment charges of $362,000, $5.1 million and $2.4 million for the years ended December 31, 2004, 2003 and 2002, respectively. Of the total impairment charges recorded, $218,000, $4.2 million and $2.0 million for 2004, 2003 and 2002, respectively, were included in the Company’s Consolidated Statements of Operations as “Income from discontinued operations.”

4. OTHER BALANCE SHEET INFORMATION

Net deferred financing costs and intangibles of $7.3 million and $9.3 million at December 31, 2004 and 2003, respectively, consisted of the following (in thousands):

	DECEMBER 31, 2004		DECEMBER 31, 2003
	GROSS CARRYING AMOUNT	ACCUMULATED AMORTIZATION	GROSS CARRYING AMOUNT	ACCUMULATED AMORTIZATION
Loan origination fees	$10,220	$6,134	$9,818	$4,086
Lease acquisition premiums	8,939	8,584	9,423	8,954
Intangible leases	5,332	2,518	5,569	2,443

	$24,491	$17,236	$24,810	$15,483

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

4. OTHER BALANCE SHEET INFORMATION (CONTINUED)

Expected amortization of deferred financing costs and intangibles as of December 31, 2004 is as follows (in thousands):

	INTANGIBLES	DEFERRED FINANCING COSTS
2005	$213	$2,007
2006	171	1,430
2007	163	183
2008	161	165
2009	158	90
Thereafter	2,303	211

Total	$3,169	$4,086

Accounts payable and accrued liabilities at December 31, 2004 and 2003 consisted of the following (in thousands):

	DECEMBER 31,
	2004	2003
Accounts payable and accrued expenses	$9,279	$9,551
Accrued interest expense	1,567	1,592
Unearned income	7,605	7,332
Unearned contingent rent	689	575
Deferred gain on sale of property	174	408

	$19,314	$19,458

As of December 31, 2004, the maturities of all notes receivable and mortgage loans receivable for the next five years are as follows (in thousands):

	NOTES RECEIVABLE	MORTGAGE LOANS RECEIVABLE
2005	$1,448	$3,712
2006	1,096	694
2007	1,346	1,202
2008	329	870
2009	311	808
Later	3,827	7,843

	8,357	15,129
Less: discount on mortgage receivable	—	(1,063)
Less: allowance for doubtful accounts	(2,854)	(252)

	$5,503	$13,814

The Company has significant mortgage loans and a note receivable due from Lyon’s of California, Inc. (“Lyon’s”) secured by four Lyon’s restaurant properties. As a result of the 2001 bankruptcy filings of Lyon’s, interest income associated with these notes has not been recognized since September 2001. All of the notes are valued based on the estimated fair value of the collateral, as collateral disposal is one of the primary means through which the Company will collect on its outstanding balance. At December 31, 2004, the Company had $2.4 million of net mortgage loans and a $41,000 note receivable due from Lyon’s.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

4. OTHER BALANCE SHEET INFORMATION (CONTINUED)

In April 2004, FSI entered into a management agreement with Lyon’s, whereby FSI would provide management oversight of the Lyon’s brand name and franchise system. The Company also provided employees necessary to operate the four Lyon’s corporate-operated restaurants through the November 2004 termination of the agreement. Compensation to FSI under the management agreement included an annual management fee and full reimbursement, including an administrative charge, for labor costs related to the employees supplied to the four corporate-operated restaurants. For the year ended December 31, 2004, payroll and administration fees for employees at the Lyon’s corporate-owned stores were approximately $1.6 million, and management fees were approximately $52,000. These fees were included as retail operations revenue in the Company’s Consolidated Statements of Operations. For the year ended December 31, 2004, payroll expense related to Lyon’s employees was approximately $1.5 million and was included in general and administrative expense in the Consolidated Statements of Operations. As of December 1, 2004 a third party manager was installed to manage and provide the employees to operate Lyon’s stores.

Other Matters

On August 3, 2004, one of the Company’s franchisor/tenants, Schlotzsky’s Corporation (“Schlotzsky’s”), filed for Chapter 11 bankruptcy protection. Schlotzsky’s Corporation leased 5 of the Company’s properties, which represented approximately 0.6% of the Company’s annual base rent. Schlotzsky’s guaranteed 13 of its franchisees’ leases to the Company, 5 of which are vacant, with monthly guaranteed rent representing approximately 0.3% of the Company’s annual base rent. The Company’s primary recourse remains with each individual franchisee for any unpaid rent regardless of performance under Schlotzsky’s guarantee. As of December 31, 2004, the Company’s total unpaid rent related to the Schlotzsky’s bankruptcy was approximately $215,000, all of which relates to Schlotzsky’s guarantees of its franchisees’ leases. On January 10, 2005, the Schlotzsky’s corporate stores were sold for $28.5 million, the proceeds of which are being held in escrow until certain specific claims of the secured unsecured creditors are addressed by the court. At this time, management estimates no loss to the Company as a result of the Schlotzsky’s bankruptcy.

5. INVESTMENTS

During 2003, and as more fully described in Note 10, “Related Party Transactions,” the Company sold its 7.5% equity interest in Shoney’s, Inc. to Shoney’s largest shareholder. Net proceeds were $4.5 million and the Company recognized a gain of approximately $2.1 million on the transaction.

As of December 31, 2004 and 2003, the Company held cost method investments in equity securities amounting to $271,000 and $405,000, respectively.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

6. STOCK OPTIONS AND STOCK GRANTS

Flexible Incentive Plan

Under the Flexible Incentive Plan (“Incentive Plan”) adopted in 1998, the Company may grant stock options to purchase Common Stock of the Company. Pursuant to this Incentive Plan, stock options may be granted at any time and the aggregate outstanding options that can be granted shall be at an amount equal to or less than 4.9% of the Company’s issued and outstanding shares of Common Stock at the date of grant. Options may be exercised through either the payment of cash or the transfer of shares of the Company’s Common Stock owned by the optionee. The following is a summary of options outstanding by range of exercise price as of December 31, 2004:

	$12.23 - $14.25	$15.50 - $22.00	ALL OPTIONS
Options Outstanding	53,000	34,000	87,000
Average option price per share	$12.88	$18.18	$14.95
Weighted average contractual life (years)	5.68	4.06	5.05
Options Exercisable	53,000	34,000	87,000
Average option price per share	$12.88	$18.18	$14.95

The following is a summary of stock option activity for the years, ended December 31, 2004, 2003 and 2002:

	2004
	WEIGHTED AVERAGE EXERCISE PRICE AT GRANT DATE	WEIGHTED AVERAGE FAIR VALUE AT GRANT DATE	NUMBER
Options outstanding at beginning of year	$14.55		115,000
Exercised	13.36		(28,000)
Forfeited	—

Options outstanding and exercisable at end of year	$14.95		87,000

	2003			2002
	WEIGHTED AVERAGE EXERCISE PRICE AT GRANT DATE	WEIGHTED AVERAGE FAIR VALUE AT GRANT DATE	NUMBER	WEIGHTED AVERAGE EXERCISE PRICE AT GRANT DATE	WEIGHTED AVERAGE FAIR VALUE AT GRANT DATE	NUMBER
Options outstanding at beginning of year	$12.72		220,000	$11.98		364,000
Exercise price equals fair value on grant date	14.25	$14.25	20,000	—	$—	—
Exercise price less than fair value on grant date	—	—	—	13.00	14.19	15,000
Exercised	11.02		(120,000)	11.07		(139,000)
Forfeited	18.10		(5,000)	11.00		(20,000)

Options outstanding at end of year	$14.55		115,000	$12.72		220,000

Options exercisable at end of year	$14.70		96,000	$12.81		186,000

During the year ended December 31, 2004, the Company granted 12,287 shares of restricted stock to the non-employee members of its Board of Directors. Compensation expense in the amount of $188,000 is included in the accompanying Consolidated Financial Statements of Operations based on the fair market value of the stock at the dates of the grant of $15.73 and $17.21, per share for all shares vested through December 31, 2004.

During 2004, the Company granted 15,000 shares of restricted stock to the chief executive officer, which represent a value of $276,000 upon vesting. Such shares, which otherwise vest on July 1, 2005, will vest immediately if certain situations occur such as termination without cause or a change in control of the Company.

During 2003, the Company acquired a property, including land and building, in exchange for 79,845 OP Units and the forgiveness of a $1.1 million note receivable owed to the Company. The fair value of the land and building received at the time of the exchange was $2.3 million.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

6. STOCK OPTIONS AND STOCK GRANTS (CONTINUED)

During 2002, the guarantee on 131,915 OP Units issued in 1999 expired resulting in the issuance of 221,482 shares of Common Stock. The Company owned 100% of the OP Units that were outstanding as of December 31, 2002.

No options expired during the three years ended December 31, 2004. In accordance with APB Opinion No. 25, the Company recognized $420,000, $20,000 and $315,000 of compensation expense related to stock grants for the years ended December 31, 2004, 2003 and 2002, respectively.

7. REVOLVING CREDIT FACILITY, NOTES PAYABLE AND DERIVATIVE INSTRUMENTS

The Company’s debt at December 31 is summarized as follows (in thousands):

	INTEREST RATE DECEMBER 31, 2004	2004	2003
Revolving Credit Facility	5.2%	$8,700	$10,300

Notes payable
7 year fixed rate 7.15% senior unsecured notes, interest only, paid semiannually	7.2%	111,000	111,000
Variable rate certificates, principal and interest paid monthly	2.9%	145,680	156,274
Term loan, interest only paid monthly	5.4%	35,000	35,000
Term loan, principal and interest paid monthly	4.7%	11,364	12,000
Debt premium	N/A	110	422

Total notes payable		303,154	314,696
Mortgage note payable	8.0%	871	910

Total Debt		$312,725	$325,906

Principal debt maturities on the line of credit, notes and mortgages payable as of December 31, 2004 (exclusive of premium of $110,000) were as follows (in thousands):

2005	$121,916
2006	144,861
2007	1,450
2008	35,693
2009	659
Thereafter	8,036

Total	$312,615

Revolving Credit Facility

On November 4, 2003, the Company executed the first part of its new credit facility, in a transaction that provided $30.0 million of the facility from Bank of America, N.A. (“BOA”). On December 1, 2003, the Company executed the syndication portion of the credit facility, increasing the maximum capacity to $60.0 million subject to a borrowing base calculation. The new credit facility replaced the Company’s previous revolving line of credit as described in the following paragraphs. The term of the facility is three years expiring October 31, 2006, and subject to various conditions, allows for Base Rate Loans, Eurodollar Loans or a combination of the two. Base Rate Loans accrue interest at 1.0% plus the higher of the Federal Funds Rate plus 0.5% or the Prime Rate. Eurodollar Loans accrue interest at 3.0% plus LIBOR. The facility provides that up to $5.0 million may be used for letters of credit. The amount borrowed under the facility is based on the earnings before interest,

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

7. REVOLVING CREDIT FACILITY, NOTES PAYABLE AND DERIVATIVE INSTRUMENTS (CONTINUED)

taxes, depreciation and amortization generated by the properties that collateralize the facility. Borrowings under the facility are secured by a negative pledge on the properties and a pledge of the Company’s equity interests in the subsidiaries which own the borrowing base properties. Borrowings under the new facility were used to repay the debt on the original facility described below and will be used to fund property acquisitions and for general corporate purposes. As of December 31, 2004, funds available under the new line of credit were $43.2 million. As of February 18, 2005 funds available under the new line of credit were $43.2 million.

In October 2004, the Company and the lender for the Revolver and the Term loan entered into an amendment (the “Amendment”) to the credit agreements effective September 30, 2004. The Amendment modifies the calculation of the Company’s distribution allowance to more appropriately reflect current and expected distributions levels as outlined in the revolving credit agreement and the term loan agreement for quarters ending September 30, 2004, December 31, 2004, March 31, 2005 and June 30, 2005.

In May 2002, the Company entered into a credit agreement with BOA, through its subsidiary USRP Funding 2002-A, L.P., for a secured line of credit of $35.0 million which was subject to a Derivative Exposure Reserve and a Borrowing Base, as defined. Borrowings under this facility were used primarily to acquire certain Shoney’s and Captain D’s properties in purchase/leaseback transactions. This credit facility was secured by the capital stock of USRP Funding 2002-A, L.P and USRP (S&C), LLC, wholly-owned subsidiaries of the Company. The Credit agreement, as originally structured, had a term of up to two years and allowed for Base Rate Loans, Eurodollar Loans or a combination of the two. Base Rate Loans accrued interest at 3.0% plus the higher of the Federal Funds Rate plus 0.5% or the Prime Rate. Eurodollar Loans accrued interest at 3.0% plus LIBOR. The Credit agreement also provided that up to $10.0 million of the facility could be used for letters of credit. There was a 3.0% fee per annum on outstanding letters of credit as well as a 3.0% Derivative Exposure Usage Fee under this facility. During 2003, the Company executed various extensions and modifications to this Credit agreement as it negotiated a new credit facility. One modification extended the Company’s $30.0 million borrowing capacity through November 17, 2003. On November 4, 2003, the Company replaced its revolving line of credit as described in the preceding paragraph.

Notes and Mortgage Note Payable

On May 12, 1998, the Company issued $111.0 million of seven year fixed rate senior unsecured notes in a private placement. The notes bear interest at the rate of 7.15% per annum and are due May 1, 2005. The net proceeds of the notes were used to repay a portion of a revolving credit agreement and for general corporate purposes. In conjunction with the note agreement, the underwriters and the Company entered into a rate lock agreement for the purpose of setting the interest rate on these notes. The fee paid to lock in the rate on these notes payable was approximately $0.4 million and is being amortized over the term of the notes as an adjustment to interest expense. As a result of the BOA credit agreement and certain guarantees required by it, the subsidiaries of the Company executed a Subsidiary Guaranty for the benefit of these note-holders. In anticipation of the Merger, on February 3, 2005, the Company gave notice of prepayment to the holders of the notes.

In August 2001, the Company completed a $180.0 million offering of Triple Net Lease Mortgage Certificates (the “Certificates”) through its subsidiary USRP Funding 2001-A, L.P. Proceeds from the offering were primarily used to repay certain outstanding indebtedness and the balance of the net proceeds were used for general corporate purposes including the prepayment of certain secured guaranteed notes. The Certificates amortize over 15 years, bear interest at the 30—day LIBOR plus 48 basis points and other associated fees of approximately 52.6 basis points, and have an assumed final distribution or maturity date of August 28, 2006. As of December 31, 2004, there was $145.7 million outstanding on the Certificates. The Certificates are secured by 275 properties with a net book value

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

7. REVOLVING CREDIT FACILITY, NOTES PAYABLE AND DERIVATIVE INSTRUMENTS (CONTINUED)

of $177.8 million. Under the Property Management Agreement associated with these properties, certain covenants and ratios must be maintained. Effective December 31, 2003, the Company executed a first amendment to the credit agreement to reflect a definition of tangible net worth that was reflective of the Company’s capital structure.

In conjunction with the new credit facility entered into in November 2003, the Company also obtained a Term Loan with Bank of America in the amount $35.0 million. The term loan matures in November 2008. Borrowings accrue interest at the annual rate of LIBOR plus 350 basis points. Borrowings under the term loan were used to partially fund the redemption of the HJV minority interest. The term loan is collateralized by the same assets and is subject to the same covenants as the credit facility.

During December 2003, the Company entered into a $12.0 million secured term loan facility with First Hawaiian Bank. Borrowings under this facility bear interest at either LIBOR plus 250 basis points, or 50 basis points over the lender’s prime rate, at the Company’s option. Principal amounts outstanding are being amortized over a 15-year period, but otherwise mature on the eighth anniversary of the date of funding. This facility is secured by certain of the Company’s properties in Hawaii. Borrowings under the term loan facility were used to fund new property acquisitions, to pay down other debt and for general corporate purposes. As of December 31, 2004 the outstanding balance was $11.4 million.

In 1998, the Company issued $47.5 million in senior notes in a private placement which were originally scheduled to mature on August 1, 2003. On July 1, 2003, the Company prepaid $23.8 million of the notes. In connection with this prepayment, the Company paid $0.8 million in accrued interest and incurred a make-whole interest payment of $137,000. The Company repaid the remaining balance in full on July 29, 2003.

On August 10, 1998, the Company assumed a mortgage note payable as part of an office building acquisition. The mortgage bears interest at a rate of 8.00% per annum with payments of principal and interest due monthly through June 2007. As of December 31, 2004 and 2003 the balances were $871,000 and $910,000, respectively.

On October 29, 2004, the Company signed a commitment letter for the bridge loan facility (the “Bridge Facility”) in the amount of $60.0 million. In the event of a delay or cancellation of the merger with CNL Restaurant Properties, Inc. (See Note 1 for discussion of the Merger), the Bridge Facility would be used for the refinance of the Company’s existing senior unsecured notes, which become due and payable on May 1, 2005. The Bridge Facility would mature 12 months from the date of funding, carry an interest rate of LIBOR plus 3.5% and be secured by a negative pledge from the borrowing base entity. The Company paid a 1% up-front commitment fee of $600,000 which is being amortized over the 180-day commitment period.

On October 30, 1998, the Company filed a shelf registration for $175.0 million to register shares of Common and Preferred Stock for sale.

The Company is in compliance with all covenants associated with its debt and credit facilities as of December 31, 2004.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

7. REVOLVING CREDIT FACILITY, NOTES PAYABLE AND DERIVATIVE INSTRUMENTS (CONTINUED)

Derivatives

The Company’s derivative instruments are summarized as follows (in thousands):

TYPE	SETTLEMENT PERIOD	MATURITY	NOTIONAL AMOUNT	FIXED SWAP RATE PAID	FLOOR RATE	CAP RATE	LIABILITY
							DEC. 31, 2004		DEC. 31, 2003
Interest rate swap(1)	Quarterly	May 2003	$15,000	7.05%			$		$—
Interest rate collar	Monthly	Aug. 2005	52,097	—	4.42%	6.00%		514	2,375
Interest rate swap(1)	Monthly	June 2004	25,000	2.42%				—	153
Interest rate swap(1)	Monthly	Aug. 2003	50,000	2.00%				—	—
Interest rate swap(2)	Monthly	Sept. 2005	30,000	2.12%				(169)	35
Interest rate swap(2)	Monthly	Sept. 2005	25,000	2.33%				(102)	108

								$243	$2,671

(1)	Expired upon maturity without renewal.

(2)	Effective April 2004.

Derivative financial instruments are utilized by the Company to manage its exposure to market risks from changes in interest rates. The Company’s derivative financial instruments, which are designated as cash flow hedges, include interest rate swaps and an interest rate collar. During 2004, 2003 and 2002, the Company recorded interest expense of $2.2 million, $2.7 million and $3.3 million, respectively, related to hedge settlements. During 2002, the Company recognized $522,000 as a reduction to interest expense related to the ineffective portion of an interest rate swap. Fair value adjustments reflected in other comprehensive income of $220,000, ($942,000) and ($5.2) million representing the effective portion of all of the Company’s designated cash flow hedges was recorded during 2004, 2003 and 2002, respectively. The amount of Other Comprehensive Income (“OCI”) expected to be reclassified to interest expense in the next 12 months is approximately $243,000.

Effective February 2002, the Company entered into a fixed to floating interest rate swap with BOA. This fixed to floating interest rate swap had a $25.0 million notional value on which the Company received a fixed rate of 7.15% and paid a floating rate based on the three month LIBOR plus a spread of 2.92%. The Company designated this swap as a fair value hedge on the $111.0 million seven year fixed rate senior unsecured notes payable. Accordingly, all changes in value of the derivative and hedged item were recorded in earnings. This interest rate swap, originally scheduled to terminate in May 2005, was terminated by the Company in September 2002. Proceeds from the termination of $1.1 million were collected in October 2002. The gain resulting from the termination of approximately $0.9 million was recorded as a basis adjustment to notes payable in the Company’s Consolidated Balance Sheets and is being amortized over the original term of the derivative, through May 2005. As of December 31, 2004 and 2003, the unamortized basis adjustment was $110,000 and $422,000, respectively.

Effective July 3, 2000, the Company entered into an interest rate swap with Credit Lyonnais for a notional amount of $50.0 million on which the Company paid a fixed rate of 7.05% and received a variable rate based upon LIBOR. The agreement called for the net settlement to be paid or received quarterly. This swap was secured by two properties with an aggregate net book value of $0.7 million. The adoption of SFAS No. 133 as of January 1, 2001 resulted in the recognition of a liability of $1.5 million with a cumulative effect adjustment to other comprehensive income of $1.5 million. The interest rate swap was designated as a cash flow hedge of the variable rate interest payments related to the Company’s term loan with Credit Lyonnais. During January 2001, the Company repaid the

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

7. REVOLVING CREDIT FACILITY, NOTES PAYABLE AND DERIVATIVE INSTRUMENTS (CONTINUED)

Credit Lyonnais term loan in full with proceeds from a bridge loan. Accordingly, the cash flow hedge relationship was terminated, and the $1.5 million in accumulated other comprehensive operations was reclassified to earnings over a six-month period, which was the anticipated term of the bridge loan. From January 2001 until August 2001, this interest rate swap was not designated as a hedge, and accordingly all changes in value were recorded directly to earnings. In connection with the completion of the Certificates offering, the Company designated this interest rate swap as a cash flow hedge of the variable interest rate payments on $50.0 million of the Certificates. The Company reduced the notional amount of this interest rate swap by $20.0 million during 2001 for a cost of approximately $1.4 million. During the first quarter of 2002, the Company paid $0.5 million to reduce the notional amount of this interest rate swap to $15.0 million effective May 13, 2002. This interest rate swap agreement matured in May 2003.

8. INVESTMENTS AND COMMITMENTS AS LESSOR

The Company leases land and buildings to the operators of a variety of national and regional branded chain quick-service and full-service dining restaurants. The building portion of these leases on six of these properties, which are leased by Burger King Corporation (“BKC”) franchisees, is accounted for as direct financing leases while the land portion is accounted for as an operating lease. These leases generally provide for a term of 20 years from the opening of the related restaurant, and do not contain renewal options. The Company, however, has agreed to renew a franchise lease if BKC or any of the other franchise chain renews or extends the lessee’s franchise agreement.

As of December 31, 2004, the remaining lease terms of all leases ranged from under one to more than 20 years, exclusive of renewal options. The leases provide for minimum rents and contingent rents based on a percentage of each restaurant’s sales, and requires the franchisee to pay executory costs such as insurance and property taxes.

Minimum future lease receipts for years ending December 31 are as follows (in thousands):

	DIRECT FINANCING LEASES	OPERATING LEASES
2005	$89	$60,685
2006	89	59,136
2007	89	57,531
2008	89	55,690
2009	89	54,078
Later	658	477,585

Total	$1,103	$764,705

	DECEMBER 31,
	2004	2003
Net investment in direct financing leases is as follows (in thousands):
Minimum future lease receipts	$1,103	$1,252
Estimated unguaranteed residual value	(30)	(6)
Unearned amount representing interest	(762)	(990)

Total	$311	$256

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

8. INVESTMENTS AND COMMITMENTS AS LESSOR (CONTINUED)

Real estate rental income from continuing operations for the years ending December 31 is as follows (in thousands):

	2004	2003	2002
Real estate rental income:
Minimum rental income	$58,817	$55,566	$53,071
Contingent rental income	2,959	2,873	3,640

	$61,776	$58,439	$56,711

Real estate rental income from discontinued operations was $1.4 million, $4.1 million and $3.7 million for the years ended December 31, 2004, 2003 and 2002, respectively.

Under the OP limited partnership agreement, prior to November 2003, BKC could require that a restaurant property be rebuilt. If the tenant did not elect to undertake the rebuilding, the Company would have had to make the required improvements. However, as a condition to requiring the Company to rebuild, BKC was required to pay the Company a percentage share of the rebuilding costs. Typically, the cost to the Company for rebuilding was approximately $50,000 per restaurant. Based on a November 2003 settlement agreement between the Company and BKC, neither BKC nor USRP has any further obligation regarding the funding of remodel costs.

The Company has implemented an early renewal program pursuant to which the Company offers remodeling grants to tenants in consideration for renewing and restructuring leases. During the years ended December 31, 2004, 2003 and 2002, the Company paid $2.5 million, $140,000 and $592,000, respectively, for remodeling costs under this program. The Company considers the remodeling funding to be prudent given the increased sales resulting at the remodeled restaurants and the lower costs incurred because of the early lease renewals.

9. COMMITMENTS AND CONTINGENCIES

The land at 81 properties is leased by the Company from third party lessors. The land portions are generally operating leases, provide for an original term of 20 years, and most are renewable at the Company’s option. As of December 31, 2004, the remaining lease terms (excluding renewal option terms) expire from one to sixteen years.

Minimum future lease obligations for years ending December 31 are as follows (in thousands):

2005	$4,022
2006	3,527
2007	3,077
2008	2,344
2009	1,605
Later	2,605

Total minimum obligations (a)	$17,180

(a)	Minimum lease obligations have not been reduced by minimum sublease rentals.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Ground rent expense from continuing operations for the years ended December 31 was as follows (in thousands):

	2004	2003	2002
Ground rent expense:
Reimbursable ground rent expense	$2,827	$3,019	$2,547
Non-reimbursable ground rent expense	555	418	394
Contingent rental expense	18	45	10

Total	$3,400	$3,482	$2,951

Ground rent expense from discontinued operations was $214,000, $712,000 and $1.3 million for the years ended December 31, 2004, 2003 and 2002, respectively.

In December 2003, the Company ended its case against Motel Enterprises. As a result, the court released the bond posted by the Company to Motel Enterprises and returned the excess of approximately $60,000, including interest, to the Company. The Company charged off the remainder of the judgment of $0.2 million in 2003. The Company also determined that the statute of limitations had expired with respect to pursuing collection under the Motel Enterprises’ note.

In August 2003, the Company settled litigation with Alon USA, L.P. (“Alon”), the owner of the Fina brand, regarding the branding of the Company’s Fina stations. In February 2003, the Company entered into a lease termination agreement with the tenant of 51 Fina-branded convenience stores in the Dallas market. The Company assumed operations of 25 of the stations and temporarily closed the remaining 26. The original dispute involved whether those Fina stations were required to be operated continuously under the Fina brand. Pursuant to the terms of the settlement agreement, the Company paid Alon approximately $260,000 upon execution of the agreement, agreed to continue to operate the properties under the Fina brand for a specified period and agreed to pay a release fee related to any Fina property sold or leased by the Company if the subsequent operator does not continue operating under the Fina brand. The obligation to pay the release fee may be assigned by the Company to the subsequent owner or operator if they covenant to operate the property as a Fina. However, the Company would be liable in the event of a default by any subsequent owner or operator with respect to the payment of the release fee or the covenant to operate the property under the Fina brand.

The Company is subject to various legal proceedings in the ordinary course of business. The resolution of these matters cannot be predicted with any certainty, but management believes the final outcome of such matters will not have a material effect on the financial position, results of operations or cash flows of the Company.

Discussions with Internal Revenue Service

On April 8, 2004, the Company submitted a request to the Internal Revenue Service for a closing agreement with respect to a third party agreement entered into by the Company with one of its borrowers in 2000. The IRS agreed to enter into a closing agreement with the Company and executed an agreement on November 19, 2004. Under the agreement, the Company reduced its net taxable loss carry-forward related to the TRS by $355,000.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

CLASS ACTION LAWSUIT

On January 5, 2005, Robert Lewis and Sutter Acquisition Fund, LLC, two limited partners in the Income Funds, filed a class action lawsuit on behalf of the limited partners of the Income Funds against the Company, CNLRP, the Income Funds, the general partners of the Income Funds, CNL Restaurant Investments, Inc. and CNL Restaurant Capital Corp. in the District Court of Dallas County, Texas (Cause No. 05-00083). The complaint alleges that the general partners of the Income Funds breached their fiduciary duties in connection with the proposed mergers between the Income Funds and subsidiaries of the operating partnership of the Company and that the Company and CNLRP aided and abetted such alleged breaches of fiduciary duties. The complaint further alleges that the Income Funds’ general partners violated provisions of the Income Funds’ partnership agreements and demands an accounting as to the affairs of the Income Funds. The plaintiffs are seeking unspecified compensatory and exemplary damages and equitable relief, including an injunction of the mergers. The management of the Company is evaluating the lawsuit, but believes that the likelihood of an unfavorable outcome is remote. The management of the Company believes that the claims against the Company are without merit and intends to defend vigorously against such claims.

MANAGEMENT STRATEGIES LAWSUIT

During 2004, Management Strategies, Inc. filed a lawsuit against the Company. The complaint alleges that the Company owes approximately $3.0 million related to sales and fuel tax liabilities that must be paid to the State of Georgia. In addition, the Company has filed a counterclaim for $2.0 million related to an unpaid note due to the Company plus interest. The management of the Company is evaluating the lawsuit, but management does not consider a loss to be probable or even reasonably probable at this time. The management of the Company believes that the claims against the Company are without merit and intends to defend vigorously against such claims.

GUARANTEES

FIN No. 45 requires disclosures to be made by a guarantor about its obligations under certain guarantees it has issued and also requires liability recognition for guarantees. A guarantor is required to recognize a liability at the inception of a guarantee whether or not payment is probable, creating the concept of a “stand ready” obligation. The Company’s guarantees in place as of December 31, 2004 are listed in the table below. For the guarantees on indebtedness, no triggering events or conditions have occurred that would require payment under the guarantees, and management believes the assets associated with the loans that are guaranteed are sufficient to cover the maximum potential amount of future payments and therefore would not require the Company to provide additional collateral to support the guarantees.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)

	(IN THOUSANDS)
DEBTOR	INCURRED DURING 2004	MAXIMUM GUARANTEED AMOUNT
U.S. Restaurant Properties Operating, LP; USRP (PAC), LP; USRP (T&C), LP (1)	$93	$1,818
U.S. Restaurant Properties, Inc. (2)	34	106
U.S. Restaurant Properties, Inc. (3)	—	918

Total Guarantees	$127	$2,842

(1)	A Settlement Agreement between Alon and the Company obligated USRP to potential future payments of property release prices, as defined, on Alon properties that do not remain open and operating under the Fina brand during the term of the Agreement, through December 2008. Contracts for sales of any of these properties by USRP to third parties may contractually obligate the purchaser to maintain the Fina brand on the gasoline service stations, or pay the release price should a branding change be desired by the purchaser. In the event a new owner defaults on the agreement with USRP to maintain a continuously operating store under the Fina brand, the Company would remain directly responsible for payment of the release price to Alon.

(2)	An agreement between Marshall Energy Ventures, Inc. (“Marshall”) and the Company obligated USRP to potential future payments of property release prices, on Marshall properties that do not remain open and operating under the Phillips 66 brand during the term of the agreement, through July 2010. Contracts for sales of any of these properties by USRP to third parties may contractually obligate the purchaser to maintain the Phillips 66 brand on the gasoline service stations, or pay the release price should a branding change be desired by the purchaser. In the event a new owner defaults on the agreement with USRP to maintain a continuously operating store under the Phillips 66 brand, the Company would remain directly responsible for payment of the release price to Marshall.

(3)	The Company obtains irrevocable standby letters of credit to guarantee payment of a specific financial obligations. The Company had three letters of credit which were collateralized with cash for its wholly-owned subsidiary, FSI. Two of the FSI letters of credit secure payment to a gasoline provider and expired in April 2004, and one secures payment of excise taxes to the Internal Revenue Service and expires in December 2004. If the Company defaults on its financial obligations under the stipulations of the letters of credit, it would be required to pay up to the maximum guaranteed amount.

COMMITMENTS

On July 1, 2004, the Company entered into a three-year product sales contract (the “Contract”). Under the Contract, the Company committed to acquire a minimum of 17.5 million gallons of gasoline per year for three years to be sold at the Company’s Hawaii gas stations. The Contract secures a readily available supply of fuel at competitive market prices.

EMPLOYMENT AGREEMENT

The Company entered into an employment agreement with Mr. Stetson as of July 1, 2003. This agreement provides for a minimum salary of $250,000 per year and a bonus of up to $100,000 which is payable based on the attainment of specific goals. The agreement also provides for the granting of 15,000 shares of restricted stock to Mr. Stetson no later than March 31, 2004 which vest if certain situations occur such as termination without cause or a change in control of the Company but no later than July 1, 2005. Two months prior to expiration, unless notification of termination is given, this agreement extends for one year from the date of expiration.

SEVERANCE ARRANGEMENTS

The Company entered into severance agreements with Mr. Davis and Ms. Riffe as of January 1, 2004. These agreements, which each have an initial term of five years, provide for severance payments if certain situations occur such as termination without cause or a change in control of the Company. If a change in control of the Company occurs, each of Mr. Davis and Ms. Riffe shall be entitled to receive a payment equal to half their salary at such time. In addition, if either Mr. Davis or Ms. Riffe is terminated following a change in control (other than for cause), he or she would be entitled to an additional payment equal to one times his or her salary at such time. If at any time, either Mr. Davis or Ms. Riffe is terminated (other than following a change in control or other than for cause), he or she would be entitled to a severance payment equal to three-quarters his or her salary at such time.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

10. RELATED PARTY TRANSACTIONS

On January 24, 2002, Lone Star U.S. Acquisitions LLC (an affiliate of the Lone Star Investors described in Note 11 below), the OP, LSF 4 Acquisition, LLC and Shoney’s, Inc. entered into an Agreement and Plan of Merger pursuant to which LSF 4 Acquisition, LLC would merge into Shoney’s, with Shoney’s being the surviving entity. Pursuant to the terms of the merger, which was consummated on April 10, 2002, all of the outstanding shares of common stock of Shoney’s were cancelled and converted into the right to receive $0.36 in cash and each outstanding membership interest in LSF 4 Acquisition, LLC (owned 90.1% by Lone Star U.S. Acquisitions and 9.9% by the OP) was converted into and exchanged for 100 shares of common stock of Shoney’s, as the surviving entity in the merger. Under the terms of the limited liability company agreement, Lone Star Acquisitions contributed 90.1% of the initial capital and the OP contributed 9.9% of the initial capital to LSF 4 Acquisition, LLC. Pursuant to the terms of financing arrangements entered into in conjunction with the merger, the OP became the 7.5% owner of the equity of the sole shareholder of Shoney’s. The OP had no obligation to fund any capital requirements of the entity, other than its initial capital contribution; however, in December 2002, it did contribute an additional $0.9 million as part of a capital call. The Company purchased 51 properties from Shoney’s as of December 31, 2002 and acquired 59 additional properties in 2003. The Company’s investments in Shoney’s as of December 31, 2002 consisted of an investment in common stock of $2.4 million, mortgage loans receivable of $18.5 million and real estate purchased and leased back to Shoney’s of approximately $37.3 million. On October 6, 2003, the Company sold its 7.5% equity interest in Shoney’s, Inc. to the other shareholder of the parent company. Net proceeds were $4.5 million and the Company recognized a gain of approximately $2.1 million on the transaction.

In March 2000, the Company advanced $400,000 to Mr. Stetson, the Company’s Chief Executive Officer, for the purchase of the Common Stock of the Company. The promissory note provides for an interest rate of 7.0% per annum and quarterly payments of interest only through December 2005, with a final payment of principal and interest due in March 2006. This note is classified as “Loans to stockholders for common stock” in the Company’s Consolidated Balance Sheets. During 2002, this promissory note was paid down by $125,000 and during 2004, the note was paid down by $75,000. At December 31, 2004 and 2003, there was a balance of $200,000 and $275,000, respectively, due on this note.

Pursuant to an agreement between Harry O. Davis, the Company’s Chief Operating Officer, and the Board of Directors, in January 2002, the Company advanced Mr. Davis $24,000 for the purpose of acquiring shares of the Company’s Common Stock. The promissory note provides for an interest rate of 6.0% per annum and quarterly payments of interest only beginning in April 2002 through December 2006, with a final payment of principal and all unpaid interest in January 2007. This note is classified as “Loans to stockholders for common stock” in the Company’s Consolidated Balance Sheets.

11. STOCKHOLDERS’ EQUITY AND MINORITY INTERESTS

COMMON STOCK

Two stockholders of the Company (LSF3 Capital Investments I, LLC and LSF III Capital Investments, L.P. (the “Lone Star Investors” or “the Lone Star Funds”)) owned approximately 19.0% of the Company’s outstanding common stock as of December 31, 2002. On October 14, 2003, the Company completed a common stock offering of 4,075,000 shares of its common stock, including 1,500,000 shares offered by the Lone Star Funds. The Company did not receive any of the proceeds from the sale of the common stock by the Lone Star Funds. Proceeds of $39.2 million from the offering, net of transaction expenses, were received on October 17, 2003. As a result of the offering, the equity interest of Lone Star Funds, as selling stockholders, was reduced to approximately 9.9%.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

11. STOCKHOLDERS’ EQUITY AND MINORITY INTERESTS (CONTINUED)

On June 8, 2004, the Lone Star Investors completed the sale of 2,200,000 shares of the Company’s common stock. The Company received none of the proceeds from the sale of the common stock by the Lone Star Investors. As a result of the sale, Lone Star Investors’ ownership in the Company was reduced to less than 1.0%.

MINORITY INTERESTS

OPERATING PARTNERSHIP UNITS

During 2003, the Company acquired a property, including land and building, in exchange for 79,845 OP Units and the forgiveness of a $1.1 million note receivable owed to the Company. The fair value of the land and building received at the time of the exchange was $2.3 million.

PREFERRED PARTNERSHIP INTEREST

During 1999, the Company issued $55.0 million of 8.5% preferred interest in HJV to a third party for net proceeds of $52.8 million. Under the terms of this transaction, the preferred interest holder received annual distributions equal to $4.7 million payable monthly from the cash flows of HJV. Income was allocated to the preferred interest holder equal to their distribution. On November 4, 2003, the Company redeemed the $52.8 million preferred interest. The redemption was funded by a $35.0 million term loan, and $17.8 million from the issuance of additional shares of the Company’s Series A Preferred stock and cash.

Minority interests in the OP consisted of the following at December 31, 2004 and 2003 (in thousands):

Balance at January 1, 2003	$52,845
79,845 OP Units issued	1,146
Redemption of partnership interest	(52,813)
Distributions paid	(4,194)
Income allocated to minority interests	4,147
Other	(57)

Balance at December 31, 2003	1,074
Distributions paid	(109)
Income allocated to minority interests	38

Balance at December 31, 2004	$1,003

PREFERRED STOCK

SERIES A PREFERRED

On November 12, 1997, the Company sold 3,680,000 shares of Series A Cumulative Convertible Preferred Stock (“Series A Preferred”) with a liquidation preference of $25.00 per share. The Series A Preferred was not redeemable prior to November 15, 2002. On and after November 15, 2002, the Series A Preferred is redeemable, in whole or in part, at the option of the Company, (i) for such number of shares of Common Stock as are issuable at a conversion rate of .9384 shares of Common Stock for each share of Series A Preferred, provided that for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing price of the Common Stock on the New York Stock Exchange equals or exceeds the Conversion Price, subject to adjustment in certain circumstances, plus cash in the amount of any accrued and unpaid dividends, or (ii) for cash at a redemption price equal to $25.00 per share of Series A Preferred, plus any accrued

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

11. STOCKHOLDERS’ EQUITY AND MINORITY INTERESTS (CONTINUED)

and unpaid dividends. The Series A Preferred has no stated maturity and is not subject to a sinking fund. Shares of Series A Preferred are convertible, in whole or in part, at the option of the holder at any time, unless previously redeemed, into shares of Common Stock at a conversion price of $26.64 per share of Common Stock (equivalent to a conversion rate of .9384 shares of Common Stock). Distributions on Series A Preferred are cumulative and are equal to the greater of (i) $1.93 per annum or (ii) the cash distribution paid or payable on the number of shares of Common Stock into which a share of Series A Preferred is convertible. As of December 31, 2004, 62 Series A Preferred shares had been converted into Common Stock. Holders of preferred stock are entitled to receive dividends in preference to any dividends to common stockholders or OP unit holders.

In November 2003, the Company issued 404,350 additional shares of the Series A Preferred to an affiliate of BOA, which BOA subsequently sold in 2004. Cash generated from the issuance was used as partial payment for the redemption of the Highland Joint Venture minority interest in November 2003.

SERIES B PREFERRED

On June 19, 2003, the Company raised proceeds, net of placement fees, of $15.2 million, exclusive of certain transaction costs, from the sale of 16,000 shares of Series B Cumulative Convertible Preferred Stock (the “Series B Preferred”) in a private placement with certain institutional investors.

The Series B Preferred carries an 8% cumulative dividend and is convertible into common shares at a fixed conversion price of $16.00 per share, which represented a premium to the Company’s market price for its common stock at the date of issuance. The Series B Preferred has a perpetual term but is redeemable after three years at stated value plus accrued and unpaid dividends, or in common stock based on a weighted average conversion calculation. The Company also granted warrants to the investors to purchase 206,452 shares of common stock at an exercise price of $16.50 per share. The warrants have a seven-year term. The offering also included registration rights, which required the Company to file a “shelf” registration statement to register the resale of the underlying common stock.

The offering also included a twelve-month option for the institutional investors to invest an additional $4.0 million in stated value Series B Preferred under the same terms as the initial investment, with certain conversion price adjustments for the then current market price for the Company’s Common Stock.

In connection with the private placement of the Series B Preferred, the Company agreed with the Series B Preferred investors that the Company would not, without their prior written consent, prior to December 30, 2003 (90 days following the October 1, 2003 effective date of the resale registration statement), issue any additional shares of common stock or securities convertible into Common Stock. The Series B Preferred investors agreed to waive the foregoing restriction in order to permit the Company to sell shares of Common Stock during October 2003 in exchange for the Company’s agreement to:

•	Sell to the Series B Preferred investors an additional $4.0 million of Series B Preferred at stated value, with a fixed conversion price of $16.00 per share and issue additional warrants; and

•	Increase the amount of Series B Preferred that the Series B Preferred investors have the right to purchase under the 12-month option by an additional $1.0 million for a total option of $5.0 million.

On October 17, 2003, the Company issued the $4.0 million of additional Series B Preferred stock to the existing Series B Preferred holders. The Company also granted warrants to the investors to purchase 51,614 shares of Common Stock at an exercise price of $16.50 per share. The warrants have a seven-year term.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

11. STOCKHOLDERS’ EQUITY AND MINORITY INTERESTS (CONTINUED)

Management evaluated the Series B Preferred for appropriate classification in the balance sheet. Management concluded that the Series B Preferred is neither mandatorily redeemable, as defined in SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” nor does it embody an unconditional obligation to transfer equity shares of the Company. The Series B Preferred does contain conditional obligations to redeem in cash or shares, but the conditions or events are not certain to occur at December 31, 2004. Accordingly, the Series B Preferred does not fall under the scope of SFAS No. 150 at this time.

Since the Series B Preferred is outside the scope of SFAS No. 150, management evaluated the requirements of EITF D-98, “Classification and Measurement of Preferred Securities,” to determine if the securities should be classified as permanent equity. As none of the redemption requirements of the securities are outside the control of the Company, management concluded that the Series B Preferred should be classified as equity as of December 31, 2004.

SERIES B-1 PREFERRED

On September 14, 2004, the investors in the Series B Cumulative Convertible Preferred Stock of U.S. Restaurant Properties, Inc. exercised their option to invest an additional $5 million in stated value 8% Series B-1 Convertible Preferred Stock (“Series B-1 Preferred”). The proceeds received by the Company, net of placement fees, was $4.7 million, exclusive of certain transaction costs, from the sale of 5,000 shares of the Series B-1 Preferred. The Series B-1 Preferred carries an 8% cumulative dividend and is convertible into common shares at a fixed conversion price of $17.46 per share, which represents a premium to the Company’s market price for its common stock at the date of issuance. The Series B-1 Preferred has a perpetual term but is redeemable after three years at stated value plus accrued and unpaid dividends, or in common stock based on a weighted-average conversion calculation. The Company also granted warrants to the investors to purchase 64,516 shares of Common Stock at an exercise price of $18.25 per share. The warrants have a seven-year term.

Management evaluated the Series B-1 Preferred for appropriate classification in the balance sheet. Management concluded that the Series B-1 Preferred is neither mandatorily redeemable, as defined in SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” nor does it embody an unconditional obligation to transfer equity shares of the Company. The Series B-1 Preferred does contain conditional obligations to redeem in cash or shares, but the conditions or events are not certain to occur at December 31, 2004. Accordingly, the Series B-1 Preferred does not fall under the scope of SFAS No. 150 at this time.

Since the Series B-1 Preferred is outside the scope of SFAS No. 150, management evaluated the requirements of EITF D-98, “Classification and Measurement of Preferred Securities,” to determine if the securities should be classified as permanent equity. As none of the redemption requirements of the securities are outside the control of the Company, management concluded that the Series B-1 Preferred should be classified as equity as of the date of issuance.

REDEMPTION OF SERIES B AND B-1 PREFERRED

Under terms of the Series B and Series B-1 preferred stock, the consummation of the Merger would constitute a “Triggering Event”. A Triggering Event allows the stockholder to elect to receive a “Triggering Redemption Amount”, which is equal to 130% of the Stated Value. Alternatively, the holders may elect to convert their preferred shares to the Common Stock of the Company at a price equal to $16.00 per share for the Series B Preferred and is $16.50 per share for the Series B-1 Preferred, subject to adjustment. The Company has not received any communication from the Series B and B-1 holders as to election intentions.

DISTRIBUTIONS TO COMMON AND PREFERRED STOCKHOLDERS

The Company declared distributions of $29.9 million and $31.3 million to its common stockholders and the minority interests, $7.9 million and $7.3 million to its Series A Preferred

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

11. STOCKHOLDERS’ EQUITY AND MINORITY INTERESTS (CONTINUED)

stockholders, respectively, and $1.7 million and $610,000 to its Series B Preferred stockholders during the years ended December 31, 2004 and 2003, respectively.

During the three months ended March 31, 2002, the Company changed its declaration date for its dividends from the last working day of the previous period to the first working day of the current period. During the twelve months ended December 31, 2002, the Company paid twelve Common Stock dividends and declared eleven, and paid four Preferred Stock dividends and declared three.

For the year ended December 31, 2002, the Company declared distributions of $28.6 million to its common stockholders and the minority interests and $5.3 million to its Series A Preferred stockholders.

12. FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

The following disclosure of estimated fair values was determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Cash and cash equivalents, receivables (including a portion of deferred rent receivable) and accounts payable (including deferred rent payable) are short term and highly liquid in nature. Accordingly, fair value approximates the carrying values of these items. Derivative financial instruments are recorded on the balance sheet at fair value based on brokerage quotes received by the Company. The line of credit, the Certificates and the term loans bear interest at current market rates based upon the prime rate or LIBOR, and accordingly, the fair value approximates the carrying value.

Notes and mortgage loans receivable totaling $19.3 million and $16.4 million as of December 31, 2004 and 2003, respectively, had a fair value of $21.2 million and $17.9 million respectively, based upon interest rates for notes with similar terms and remaining maturities.

Cost method investments with recorded values of $271,000 and $405,000 as of December 31, 2004 and 2003, respectively, had fair values of approximately the same amounts based on prices recently paid by the Company.

Fixed rate notes payable and the mortgage note payable totaling $111.9 million as of December 31, 2004 and 2003 had fair values of $112.4 million and $113.3 million respectively, based on interest rates for notes with similar terms and remaining maturities which management believes the Company could obtain.

The fair value estimates presented herein are based on information available to management as of December 31, 2004 and 2003. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

13. SEGMENT INFORMATION

The Company has two operating segments, real estate and retail. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated by the chief operating decision maker(s) in deciding how to allocate resources and in assessing performance.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

13. SEGMENT INFORMATION (CONTINUED)

Real Estate. Real estate activities are comprised of property management, acquisition and leasing operations and related business objectives. The Company derives its revenues primarily from rental income received on its 684 restaurant and services station properties located throughout 48 states; this number does not include 68 Properties that were vacant, 12 other Properties which the Company operates through FSI and two parcels of undeveloped land.

Retail. Revenues from this segment are generated from the sale of gasoline and convenience store merchandise as well as food sales at restaurants operated by the Company. Retail operations are administered by Fuel Supply, Inc. (“FSI”), a wholly-owned taxable REIT subsidiary of the Company. FSI operates certain of the Company’s non-leased properties on an interim basis and utilizes a fuel terminal in Hawaii to store fuel distributed to its Hawaii service stations. At December 31, 2004, FSI operated 8 service stations in Hawaii and 1 in Illinois. In addition to the service stations currently operated, at December 31, 2004 FSI sold fuel through 14 other operators and sold fuel on a wholesale basis to two operators. FSI also operated two restaurants, one each located in Texas and Kansas, and one laundromat in Texas.

Intersegment Charges. Intersegment charges are eliminated in consolidation and include the costs of rent and interest. The Retail segment pays market rate rents to the Real Estate segment for lease of the properties that it operates. Interest is charged at an annual rate of 9.5% on inter-company balances and on a note issued by FSI on January 1, 2002 for the sale of the Company’s interest in the Hawaii fuel terminal to FSI. Inter-company balances represent primarily the cash advances made by the Real Estate segment to the Retail segment to fund its operations. Intersegment rent eliminated in consolidation was $1.2 million and $944,000 the years ended December 31, 2004 and 2003, respectively.

The following table presents the Company’s reportable amounts by segment as of and for the years ended December 31, 2004 and 2003 (in thousands):

2004	REAL ESTATE	RETAIL	INTERCOMPANY	CONSOLIDATED
Rental income	$62,711	$225	$(1,160)	$61,776
Retail operations	—	55,813	—	55,813
Interest on real estate loans and tenant expense reimbursements	5,122	76	(76)	5,122
Lease termination fees	385	—	—	385

Total revenues	68,218	56,114	(1,236)	123,096
Depreciation and amortization	(21,442)	(505)	—	(21,947)
General and administrative	(8,756)	(6,471)	—	(15,227)
Retail cost of sales	—	(46,981)	—	(46,981)
Interest expense	(18,276)	(483)	76	(18,683)
Other expenses, net	(7,082)	(2,050)	1,160	(7,972)

Income (loss) from continuing operations before discontinued operations	12,662	(376)	—	12,286
Income from discontinued operations	7,873	339	—	8,212

Net income	$20,535	$(37)	$—	$20,498

Identifiable assets	$518,567	$10,135	$(2,910)	$525,792
Cash allocable to segments	1,571	460	—	2,031

Total assets	$520,138	$10,595	$(2,910)	$527,823

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

13. SEGMENT INFORMATION (CONTINUED)

2003	REAL ESTATE	RETAIL	INTERCOMPANY	CONSOLIDATED
Rental income	$59,488	$195	$(1,244)	$58,439
Retail operations	—	50,460	—	50,460
Interest on real estate loans and tenant expense reimbursements	7,374	—	(1,237)	6,137
Lease termination fees	1,285	—	—	1,285

Total revenues	68,147	50,655	(2,481)	116,321
Depreciation and amortization	(19,766)	(311)	—	(20,077)
General and administrative	(7,091)	(3,394)	—	(10,485)
Retail cost of sales	—	(41,619)	—	(41,619)
Interest expense	(18,700)	(2,658)	1,237	(20,121)
Other expenses, net	(11,644)	(2,442)	1,244	(12,842)
Gain on sale of investments	2,105	—	—	2,105

Income from continuing operations before discontinued operations an cumulative effect of change in accounting principle	13,051	231	—	13,282
Income from discontinued operations	8,323	874	—	9,197
Cumulative effect of change in accounting principle	(207)	(13)	—	(220)

Net income	$21,167	$1,092	$—	$22,259

Identifiable assets	$528,435	$12,998	$(759)	$540,674
Cash allocable to segments	12,721	1,134	—	13,855

Total assets	$541,156	$14,132	$(759)	$554,529

14. EMPLOYEE BENEFIT PLAN

Effective October 15, 1997, the U.S. Restaurant Properties, Inc. 401(k) plan (the “Plan”) was established as a savings plan for the Company’s employees. The Plan is a voluntary defined contribution plan. Employees are eligible to participate in the Plan on the earlier of January 1, April 1, July 1 and October 1 immediately following the later of (i) six months after their first day of employment with the Company or (ii) the date an employee attains the age of 21, as defined. Each participant may make contributions to the Plan by means of a pre-tax salary deferral in an amount up to 15% of the participant’s annual compensation (not to exceed $13,000 per annum for 2004, plus “catch-up” contributions of up to $3,000 for employees aged 50 and over). The Company will match up to 50% of participating annual employee’s contributions up to a maximum of 10% of the employee’s annual compensation. The Company matching contribution is subject to specified years-of-service for vesting of the Company’s portion of contributions to the Plan. Beginning in August 2004 the Company began funding the matching contribution with cash. Historically, the Company funded the matching contribution with USRP common stock. Employer contributions of approximately $101,000, $59,000 and $49,000 have been paid or accrued for the years ended December 31, 2004, 2003 and 2002, respectively. Due to the Company’s planned merger with CNLRP, management believes it is the intention of CNLRP to terminate the Plan subsequent to completion of the merger.

U.S. RESTAURANT PROPERTIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(CONTINUED)

15. SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	QUARTER				TOTAL YEAR
	FIRST	SECOND	THIRD	FOURTH
2004
Revenues from continuing operations (a)	$28,655	$30,956	$31,852	$31,633	$123,096
Income from continuing operations (a,b,d)	8,289	7,982	7,223	7,479	30,973
Income from discontinued operations (a,b)	1,268	2,697	1,717	2,530	8,212
Income allocable to common stockholders (c)	2,541	3,642	1,813	2,537	10,533
Income per common share:
Basic net income per share (c)	$0.11	$0.16	$0.08	$0.12	$0.47
Diluted net income per share (c)	$0.11	$0.16	$0.08	$0.11	$0.46
2003
Revenues from continuing operations (a)	$29,714	$26,917	$29,804	$29,886	$116,321
Income from continuing operations (a,b,d)	10,836	7,316	8,142	11,220	37,514
Income from discontinued operations (a,b)	(631)	6,817	2,932	79	9,197
Income allocable to common stockholders	1,410	5,703	3,135	3,890	14,138
Income per common share:
Basic net income per share	$0.07	$0.29	$0.16	$0.18	$0.70
Diluted net income per share	$0.07	$0.29	$0.16	$0.18	$0.70

(a)	Reflects the reclassification in prior periods of the operating results associated with the 196 properties sold or disposed of subsequent to December 31, 2001, of which 61 have been disposed of from January 1, 2004 to December 31, 2004, previously reported in continuing operations.

(b)	Reflects the reclassification in prior periods of provision for doubtful accounts previously shown as a component of continuing operations.

(c)	Reflects the adjustment in prior periods of dividends accrued, but not declared on the Company’s Series A Preferred and Series B Preferred.

(d)	Excludes gain on sale of investment.

16. SUBSEQUENT EVENT

On February 22, 2005, the Company entered into a definitive agreement with Aloha Petroleum, Ltd. (“Aloha”) for the sale the Company’s gas station business and terminal interest in Hawaii for $6.2 million. The Company will retain ownership of the 11 properties located in Hawaii, which will now be leased and operated by Aloha under a master energy lease. The transaction is contingent upon the customary due diligence and the close of the merger.

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

To the Partners of CNL Income Funds

In our opinion, the accompanying combined balance sheets and the related combined statements of income, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of the CNL Income Funds at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, on February 25, 2005, the CNL Income Funds were acquired by Trustreet Properties, Inc.

/s/PricewaterhouseCoopers LLP

Orlando, Florida

March 3, 2005

THE INCOME FUNDS

COMBINED BALANCE SHEETS

	DECEMBER 31,
	2004	2003
ASSETS
Real estate properties with operating leases, net	$308,095,664	$314,338,879
Net investment in direct financing leases	49,994,426	52,799,549
Real estate held for sale	4,580,870	29,067,243
Investment in joint ventures	385,515	404,411
Mortgage notes receivable	—	442,550
Cash and cash equivalents	50,208,031	23,555,861
Certificates of deposit	944,234	936,709
Receivables, less allowance for doubtful accounts of $888,722 and $907,926, respectively	1,517,122	1,117,408
Due from related parties	13,664	6,107
Accrued rental income	20,068,370	19,801,532
Other assets	995,894	1,035,101

	$436,803,790	$443,505,350

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$1,957,776	$237,442
Real estate taxes payable	211,740	248,194
Distributions payable	12,181,922	12,306,924
Due to related parties	1,693,118	1,327,785
Rents paid in advance and deposits	2,002,521	2,222,090
Deferred rental income	277,482	257,410

Total liabilities	18,324,559	16,599,845
Minority interests	757,089	916,765
Commitments and contingencies (Note 9)
Partners’ capital	417,722,142	425,988,740

	$436,803,790	$443,505,350

See accompanying notes to combined financial statements.

THE INCOME FUNDS

COMBINED STATEMENTS OF INCOME

	YEAR ENDED DECEMBER 31,
	2004	2003	2002
Revenues:
Rental income from operating leases	$39,475,620	$39,314,446	$38,574,533
Earned income from direct financing leases	5,855,556	5,997,420	6,323,238
Contingent rental income	1,613,862	1,547,826	1,660,839
Interest and other income	533,627	203,220	375,463

Total revenues	47,478,665	47,062,912	46,934,073
Expenses:
General operating and administrative	6,878,952	4,076,186	4,645,939
Property related	619,626	451,949	591,154
Management fees to related parties	274,708	285,236	291,485
State and other taxes	615,855	627,035	498,050
Depreciation and amortization	6,863,896	6,704,454	6,444,358
Impairments and provisions on assets	1,439,356	442,142	670,750

Total expenses	16,692,393	12,587,002	13,141,736

Earnings from continuing operations before minority interest in income of consolidated joint ventures, equity in earnings of unconsolidated joint ventures and gain on sale of assets	30,786,272	34,475,910	33,792,337
Minority interests	(94,119)	(115,145)	(120,448)
Equity in earnings of joint ventures	55,458	56,085	380,625
Gain on sale of assets	167,327	10,102	1,430,665

Earnings from continuing operations	30,914,938	34,426,952	35,483,179

Earnings from discontinued operations	9,546,152	4,208,737	6,445,158

Net income	$40,461,090	$38,635,689	$41,928,337

See accompanying notes to combined financial statements.

THE INCOME FUNDS

COMBINED STATEMENTS OF PARTNERS’ CAPITAL

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

	GENERAL PARTNERS
	CONTRIBUTIONS	ACCUMULATED EARNINGS
Balance, December 31, 2001	$1,430,904	$3,516,419
Distributions to limited partners	—	—
Net income	—	—
Balance, December 31, 2002	1,430,904	3,516,419

Distributions to limited partners	—	—
Net income	—	—

Balance, December 31, 2003	1,430,904	3,516,419
Distributions to limited partners	—	—
Net income	—	—

Balance, December 31, 2004	$1,430,904	$3,516,419

	LIMITED PARTNERS
	CONTRIBUTIONS	DISTRIBUTIONS	ACCUMULATED EARNINGS	SYNDICATION COSTS	TOTAL
Balance, December 31, 2001	$609,729,475	$(530,392,189)	$440,325,663	$(72,146,518)	$452,463,754
Distributions to limited partners	(2,986,477)	(53,880,210)	—	—	(56,866,687)
Net income	—	—	41,928,337	—	41,928,337

Balance, December 31, 2002	606,742,998	(584,272,399)	482,254,000	(72,146,518)	437,525,404
Distributions to limited partners	—	(50,172,353)	—	—	(50,172,353)
Net income	—	—	38,635,689	—	38,635,689

Balance, December 31, 2003	606,742,998	(634,444,752)	520,889,689	(72,146,518)	425,988,740
Distributions to limited partners	—	(48,727,688)	—	—	(48,727,688)
Net income	—	—	40,461,090	—	40,461,090

Balance, December 31, 2004	$606,742,998	$(683,172,440)	$561,350,779	$(72,146,518)	$417,722,142

See accompanying notes to combined financial statements.

THE INCOME FUNDS

COMBINED STATEMENTS OF CASH FLOWS

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
Cash Flows from Operating Activities:
Net income	$40,461,090	$38,635,689	$41,928,337

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,888,849	7,104,078	7,226,372
Amortization	102,690	50,824	61,442
Amortization of net investment in direct finance leases	1,919,206	2,001,361	1,762,710
Bad dept expense	7,761	572	(21,596)
Gain on disposal of assets	(167,327)	(10,102)	(1,430,665)
Gain on disposal of discontinued operations	(8,354,375)	(1,549,493)	(5,658,393)
Minority interests	94,119	115,145	215,764
Equity in earnings of joint ventures	(55,458)	(56,085)	(380,625)
Provision for write—down of assets	1,736,977	901,199	4,970,742
Changes in assets and liabilities:
(Increase) decrease in receivables	(412,949)	44,973	181,747
(Increase) decrease in due from related parties	(7,557)	29,206	161,869
Increase in accrued rental income	(453,860)	(889,452)	(1,590,551)
Increase in other assets	(151,986)	(21,942)	(123,121)
Increase (decrease) in accounts payable and accrued expenses and real estate taxes payable	1,471,993	(9,675)	(220,258)
Increase (decrease) in due to related parties	249,953	(132,200)	118,004
Increase (decrease) in rents paid in advance and deposits	(219,569)	515,806	682,162
Increase (decrease) in deferred rental income	20,072	(10,291)	(55,804)

Total adjustments	2,668,539	8,083,924	5,899,799

Net cash provided by operating activities	43,129,629	46,719,613	47,828,136
Cash Flows from Investing Activities:
Additions to real estate properties with operating leases	(1,086,547)	(4,538,930)	(29,524,038)
Investment in direct finance leases	—	—	(1,495,180)
Redemption of certificates of deposits	—	—	214,020
Non-liquidating distributions from joint ventures	63,082	61,220	87,672
Liquidating distributions from joint ventures	—	—	613,554
Proceeds from sale of real estate properties	32,551,656	10,852,448	37,095,657
Proceeds from disposal of assets	592,715	—	1,959,668
Principal payments received	440,499	20,281	1,966,153
Insurance proceeds for casualty loss on building	—	590,132	227,579
Payment of lease costs	(50,000)	(13,125)	—

Net cash provided by investing activities	32,511,405	6,972,026	11,145,085

See accompanying notes to combined financial statements.

THE INCOME FUNDS

COMBINED STATEMENTS OF CASH FLOWS — CONTINUED

	YEARS ENDED DECEMBER 31,
	2004	2003	2002
Cash Flows from Financing Activities:
Loans from corporate general partner	$—	$650,000	$875,000
Repayment of loans from corporate general partners	—	(650,000)	(875,000)
Distributions to limited partners	(48,852,690)	(52,228,225)	(55,075,372)
Distributions to holder of minority interests	(136,174)	(137,685)	(204,414)

Net cash used in financing activities	(48,988,864)	(52,365,910)	(55,279,786)

Net increase in cash and cash equivalents	26,652,170	1,325,729	3,693,435
Cash and cash equivalents at beginning of year	23,555,861	22,230,132	18,536,697

Cash and cash equivalents at end of year	$50,208,031	$23,555,861	$22,230,132

Supplemental schedule of non-cash investing and financing activities:
Deferred real estate disposition fee incurred and unpaid at end of year	$57,450	$142,834	$216,274

Mortgage note accepted in exchange for sale of assets	$—	$—	$960,000

Distributions declared and unpaid at December 31	$12,181,922	$12,306,924	$14,362,796

See accompanying notes to combined financial statements.

THE INCOME FUNDS

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business — The CNL Income Funds (the “Income Funds”) consist of 18 Florida limited partnerships (the “Limited Partnerships”) which were formed between 1985 and 1995. The Income Funds acquired or funded the construction of properties, which are leased primarily to operators of national and regional fast-food and family-style restaurant chains. As of December 31, 2004, 2003, and 2002, the Income Funds owned 493, 525, and 537 properties, respectively.

The general partners of the Limited Partnerships are CNL Realty Corporation (the “Corporate General Partner”), James M. Seneff, Jr. and Robert A. Bourne. Mr. Seneff and Mr. Bourne are also 50% shareholders of the Corporate General Partner. The general partners have responsibility for managing the day-to-day operations of the Income Funds.

On February 25, 2005, each of the Limited Partnerships merged with a subsidiary of U.S. Restaurant Properties, Inc. The limited partners received approximately $540 million, consisting of approximately $454 million in cash and approximately $86 million in U.S. Restaurant Properties, Inc. Series A Convertible Preferred Stock. CNL Restaurant Properties, Inc., an affiliate, also was merged with U.S. Restaurant Properties, Inc. CNL Restaurant Properties, Inc. currently provides property management and other services to the Income Funds. Subsequently, the surviving company changed its name to Trustreet Properties, Inc.

These statements are prepared for the purpose of complying with Rule 3-05 of Regulation S-X.

Basis of Combination — These financial statements were prepared by combining the financial position and operating results of the Limited Partnerships and all related party transactions have been eliminated in consolidation.

Real Estate and Lease Accounting — The Income Funds record property acquisitions at cost, including acquisition and closing costs. Real estate properties are leased to third parties generally on a triple-net basis, whereby the tenant is responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance and repairs. During the years ended December 31, 2004, 2003, and 2002, tenants paid, or are expected to pay, directly to real estate taxing authorities approximately $6,916,200, $7,014,400, and $6,833,100, respectively, in estimated real estate taxes in accordance with the terms of their leases.

The leases of the Income Funds provide for base minimum annual rental payments payable in monthly installments. In addition, certain leases provide for contingent rental revenues based on the tenants’ gross sales in excess of specified amounts. Recognition of contingent rental revenues is deferred until the defined thresholds are met. The leases are accounted for using either the operating or the direct financing method.

Operating method — For leases accounted for as operating leases, properties are recorded at cost. Minimum rent payments contractually due under the leases are recognized as revenue on a straight-line basis over the lease terms so as to produce constant periodic rent recognition over the lease terms. The excess of rents recognized over amounts contractually due are included in accrued rental income in the accompanying financial statements. Buildings are depreciated on the straight-line method over their estimated useful lives of 30 years. Expenditures for ordinary maintenance and repairs are charged to operations as incurred, while significant renovations and enhancements that improve and or extend the useful life of an asset are capitalized and depreciated over the estimated useful life.

THE INCOME FUNDS

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Direct financing method—For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the rents receivable and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant rate of return. Investments in direct financing leases are presented net of unearned income.

Substantially all leases are for 10 to 20 years and provide for minimum and contingent rentals. Lease options generally allow tenants to renew the leases for two to five successive five-year periods subject to the same terms and conditions as the initial lease. Most leases also allow the tenant to purchase the property at fair market value after a specified portion of the lease has elapsed.

When the collection of amounts recorded as rental or other income is considered to be doubtful, a provision is made to increase the allowance for doubtful accounts. If amounts are subsequently determined to be uncollectible, the corresponding receivable and allowance for doubtful accounts are decreased accordingly.

Accrued rental income represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled rental payments to date. In contrast, deferred rental income represents the aggregate amount of scheduled rental payments to date (including rental payments due during construction and prior to the property being placed in service) in excess of income recognized on a straight-line basis over the lease term commencing on the date the property is placed in service.

When real estate properties are sold, the related cost and accumulated depreciation or the net investment in direct financing leases, plus any accrued or deferred rental income, are removed from the accounts and gains or losses from sales are reflected in operations.

Long-lived assets are tested for recoverability annually or whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If an impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis.

Investment in Joint Ventures — The Income Funds account for its 69.07% interest in Tuscawilla Joint Venture, 83.3% interest in San Antonio #849 Joint Venture, 87.68% interest in Woodway Joint Venture, 88.26% interest in Allegan Real Estate Joint Venture, 77.33% interest in CNL/Airport Joint Venture and, before being dissolved in 2004, its 85% interest in Denver Joint Venture using the consolidation method. Minority interests represent the minority joint venture partners’ proportionate share of the equity in the Income Funds’ consolidated joint ventures.

Investments in Orange Avenue Joint Venture and Kirkman Road Joint Venture are accounted for using the equity method.

Cash and Cash Equivalents — The Income Funds consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and certificates of deposit with less than a 90-day maturity date. Cash equivalents of $50,208,031 and $23,555,861 at December 31, 2004 and 2003, respectively are stated at cost plus accrued interest, which approximates market value.

Lease Costs — Other assets include lease costs and brokerage and legal fees associated with negotiating new leases and are amortized over the terms of the new leases using the straight-line method. When a property is sold or a lease is terminated the related lease cost, if any, net of accumulated amortization is removed from the accounts and charged against income.

THE INCOME FUNDS

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

Income Taxes — Under Section 701 of the Internal Revenue Code, all income, expenses and tax credit items flow through to the partners for tax purposes. Therefore, no provision for federal income taxes is provided in the accompanying financial statements. The Income Funds are subject to certain state taxes on their income and property which are treated as operating costs.

For tax purposes, syndication costs are included in the Income Funds’ equity and in the basis of each partner’s investment. For financial reporting purposes, syndication costs represent a reduction of Income Funds’ equity and a reduction in the basis of each partner’s investment.

Rents Paid in Advance — Rents paid in advance by lessees for future periods are deferred upon receipt and are recognized as revenues during the period in which the rental income is earned.

Use of Estimates — The general partners of the Limited Partnerships have made estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. The more significant areas requiring the use of management estimates relate to the allowance for doubtful accounts and future cash flows associated with long-lived assets. Actual results could differ from those estimates.

2. REAL ESTATE PROPERTIES WITH OPERATING LEASES

Real estate properties with operating leases consisted of the following at December 31:

	2004	2003
Land	$172,858,455	$173,757,468
Buildings	197,921,757	196,485,749

	370,780,212	370,243,217
Less accumulated depreciation	(62,684,548)	(55,904,338)

	$308,095,664	$314,338,879

During the year ended December 31, 2004, 2003, and 2002, the Income Funds recorded provisions for write-down of assets of approximately $1,384,000, $243,800 and $544,800, relating to certain properties. The provisions represented the difference between the carrying value of the properties and their estimated fair values.

Between November and December 2003, the Income Funds invested in three properties for an approximate aggregate cost of $5,636,300. Two of the properties were existing and the construction of the third property was completed during 2004.

THE INCOME FUNDS

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

2. REAL ESTATE PROPERTIES WITH OPERATING LEASES - CONTINUED

The following is a schedule of the future minimum lease payments to be received on noncancellable operating leases at December 31, 2004:

2005	$39,895,898
2006	37,801,419
2007	36,317,818
2008	35,181,658
2009	33,542,665
Thereafter	173,113,598

$355,853,056

3. NET INVESTMENT IN DIRECT FINANCING LEASES

The following lists the components of the net investment in direct financing leases at December 31:

	2004	2003
Minimum lease payments receivable	$69,726,565	$78,941,989
Estimated residual values	19,251,113	19,531,680
Less unearned income	(38,983,252)	(45,674,120)

Net investment in direct financing leases	$49,994,426	$52,799,549

The following is a schedule of future minimum lease payments to be received on direct financing leases at December 31, 2004:

2005	$7,581,752
2006	7,633,691
2007	7,747,727
2008	7,862,544
2009	7,735,531
Thereafter	31,165,320

$69,726,565

During 2003 and 2004, the leases relating to four properties were amended. In addition, in December 2004, the lease relating to a fifth property was terminated and simultaneously, the property was re-leased. As a result of these transactions, the assets were reclassified from net investment in direct financing leases to real estate properties with operating leases. The Income Funds recorded the reclassified assets at the lower of original cost, present fair value, or present carrying value. No losses were recorded on the reclassifications.

In addition, during 2003, the Income Funds recorded a provision for write-down of assets of approximately $67,700 relating to a property in Yelm, Washington. The provision represented the difference between the net carrying value of the property and estimated fair value and the tenant surrendered the premises. As a result, the Income Funds reclassified this property, to real estate properties with operating leases.

THE INCOME FUNDS

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

4. MORTGAGE NOTES RECEIVABLE

In connection with the sale of two properties during 2000, the Income Funds accepted promissory notes in the principal sum of $300,000 and $200,000, respectively, collateralized by a mortgage on the respective property. The promissory notes bore interest at a rate of nine percent per annum. During 2004 these promissory notes were repaid in full.

5. DISCONTINUED OPERATIONS

Subsequent to the Income Funds’ January 1, 2002 adoption of FAS 144, the Income Funds identified for sale 95 properties that were accounted for as discontinued operations. At December 31, 2004 and 2003, real estate held for sale included 8 and 40 properties, respectively, for an aggregate carrying value of approximately $4,580,900 and $29,067,200, respectively. Sales activity is as follows:

	YEAR ENDED DECEMBER 31,
	2004	2003	2002
Number of properties sold	32	16	39
Total sales proceeds	$32,551,700	$10,852,400	$29,594,800
Total gain	8,354,400	1,591,400	5,658,400

The operating results of the discontinued operations are as follows:

	YEAR ENDED DECEMBER 31,
	2004	2003	2002
Rental revenues	$1,696,030	$3,736,927	$6,257,079
Other income	11,621	17,974	118,975
Expenses	(218,253)	(636,600)	(1,193,981)
Provision for write-down of assets	(297,621)	(459,057)	(4,299,992)

Income from discontinued operations	$1,191,777	$2,659,244	$882,081

Through February of 2005, three of the eight properties that were held for sale as of December 31, 2004, were sold resulting in a gain of approximately $464,000.

6. ALLOCATIONS AND DISTRIBUTIONS

Effective January 2000, the general partners waived their right to receive future distributions from the Limited Partnerships, including both distributions of operating cash flow and distributions of liquidation proceeds, to the extent that the cumulative amount of such distributions would exceed the balance in the general partners’ capital account as of December 31, 1999. Accordingly, for years commencing January 1, 2000 and after, the Limited Partnerships’ net income is allocated entirely among the limited partners. However, if losses are allocated to the general partners in a year, an amount of income equal to the sum of such losses may be allocated to the general partners in succeeding years.

7. RELATED PARTY TRANSACTIONS

One of the individual general partners of the Limited Partnerships, James M. Seneff, Jr., is one of the principal shareholders of CNL Holdings, Inc. The other individual general partner of the Limited

THE INCOME FUNDS

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

7. RELATED PARTY TRANSACTIONS - CONTINUED

Partnerships, Robert A. Bourne, serves as President and Treasurer of CNL Financial Group, Inc., a wholly owned subsidiary of CNL Holdings, Inc. CNL APF Partners, LP, a wholly owned subsidiary of CNL Restaurant Properties, Inc. (subsequently known as Trustreet Properties, Inc.) served as the Limited Partnerships’ advisor until January 1, 2002, when it assigned its rights and obligations under a management agreement to RAI Restaurants, Inc. (“the Advisor”). The Advisor is a wholly owned subsidiary of CNL Restaurant Properties, Inc. (“CNL-RP”). The individual general partners are stockholders and directors of CNL-RP.

The Advisor provides services pursuant to a management agreement with the Limited Partnerships. In connection therewith, the Limited Partnerships agreed to pay the Advisor an annual management fee of one percent of the sum of gross revenues from properties wholly owned by the Limited Partnerships and the Limited Partnerships allocable share of gross revenues from joint ventures. Any portion of the management fee not paid is deferred without interest. For the years ended December 31, 2004, 2003, and 2002, the Income Funds incurred $274,708, $285,236, and $291,485, respectively, for such management fees.

The Advisor is also entitled to receive a deferred, subordinated real estate disposition fee, payable upon the sale of one or more properties based on the lesser of one-half of a competitive real estate commission or three percent of the sales price if the Advisor provides a substantial amount of services in connection with the sale. However, if the net sales proceeds are reinvested in a replacement property, no such real estate disposition fees will be incurred until such replacement property is sold and the net sales proceeds are distributed. Payment of the real estate disposition fee is subordinated to the receipt by the limited partners of their Preferred Return, plus their adjusted capital contributions. During the years ended December 31, 2004, 2003 and 2002, the Income Funds incurred deferred, subordinated real estate disposition fees of $57,450, $142,834, and $216,274, respectively, as a result of the sales of properties during 2004, 2003 and 2002.

During the years ended December 31, 2004, 2003, and 2002, the Limited Partnerships’ advisor and its affiliates provided accounting and administrative services to the Income Funds. The Income Funds incurred $2,449,375, $2,413,377 and $3,088,570, for the years ended December 31, 2004, 2003, and 2002, respectively, for such services.

Due to related parties consisted of the following at December 31:

	2004	2003
Management fee	$25,853	$23,866
Deferred, subordinated real estate disposition fee	1,154,546	1,097,096
Accounting and administrative services	512,719	206,823

	$1,693,118	$1,327,785

Based on the terms of the merger transactions described in Note 1, it is not anticipated that the deferred, subordinated real estate disposition fees will be paid.

THE INCOME FUNDS

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

8. CONCENTRATION OF CREDIT RISK

The following schedule presents approximate total rental revenues from individual lessees, or affiliated groups of lessees, each representing more than 10% of the Income Funds’ total rental revenues and mortgage interest income for each of the years ended December 31:

	2004	2003	2002
Golden Corral Corporation	$8,488,600	$8,945,700	$9,167,600
Jack in the Box Inc. and Jack in the Box Eastern Division, L.P. (under common control of Jack in the Box Inc.)	5,352,400	5,379,600	5,398,200

In addition, the following schedule presents approximate total rental revenues from individual restaurant chains, each representing more than 10% of the Income Funds’ total rental revenues and mortgage interest income for each of the years ended December 31:

	2004	2003	2002
Golden Corral Buffet & Grill	$8,781,000	$9,319,600	$9,772,800
Jack in the Box	5,352,400	5,379,600	5,398,200

Although the Income Funds’ properties have geographic diversity in the United States and lessees operate a variety of restaurant concepts, default by any lessee or restaurant chain contributing more than 10% of the Income Funds’ revenues will significantly impact the results of operations if the Income Funds are not able to re-lease the properties in a timely manner.

9. COMMITMENTS AND CONTINGENCIES

The Income Funds have accrued approximately $75,000, representing its 25% share of estimated clean up costs associated with the underground petroleum contamination that was discovered in 2000 relating to one of its properties.

(b) Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial data gives effect to the merger of CNLRP into USRP through an exchange of equity interests and the acquisition of each of the 18 Income Funds by USRP through a combination of cash and equity interests together with related financing transactions. CNLRP was deemed the acquirer in the merger for accounting purposes. This unaudited pro forma condensed consolidated financial data is based on estimates and assumptions set forth below in the notes hereto and has been prepared utilizing the historical consolidated financial statements of CNLRP and USRP and the historical combined financial information of the 18 Income Funds. This information should be read in conjunction with the historical financial statements and related notes of CNLRP, USRP and the combined Income Funds included elsewhere in this Current Report.

The unaudited pro forma condensed consolidated statement of operations data for the year ended December 31, 2004 gives effect to the mergers and related transactions as if they had occurred on January 1, 2004. In addition, the related transactions are expected to include the redemption of USRP’s Series B Cumulative Convertible Preferred Stock, which the holders have the right to have redeemed as a result of the mergers, but have not been included in the pro forma financial information as the holders have not yet exercised this right. The unaudited pro forma condensed consolidated balance sheet data as of December 31, 2004 gives effect to the mergers and related transactions as if they occurred on December 31, 2004. The pro forma adjustments are based upon available information and certain assumptions that we consider reasonable. The pro forma data is not necessarily indicative of the results of operations that would have been achieved had the mergers and related transactions reflected herein been consummated on the dates indicated or that will be achieved in the future.

The presentation of pro forma operating results does not reflect cost savings or synergies that may result from the mergers and there can be no assurances that such savings or synergies will occur. Examples of anticipated savings include the elimination of separate regulatory filings for the Income Funds and CNLRP, as well as reductions in the cost of investor relations and administrative costs and executive compensation.

The unaudited pro forma condensed consolidated financial data assumes that the combined company will continue to be taxed as a REIT under the Internal Revenue Code. As a REIT, the combined company generally will not be subject to corporate level federal income tax on net income it distributes to its stockholders.

All income and expenses relating to properties held for sale and the ultimate gain or loss realized upon disposition of such properties are treated as discontinued operations for all periods presented. In addition, depreciation of such properties is discontinued. Therefore, revenues from the operation of any such properties, or gains from the sale of any properties sold, are not reflected in the “Revenues” line item in the summary pro forma data presented herein. As a result, the unaudited pro forma condensed consolidated financial data does not include income from discontinued operations, net of income taxes of approximately $52.1 million for the year ended December 31, 2004, which represents activities related to the sale of certain real estate properties including those purchased with the intent to sell. In addition, only operating and administrative expenses that are directly attributable to acquiring or selling properties that are classified as held for sale or were sold during the period are allocated to the “Income from discontinued operations” line item, and all other general operating and administrative expenses are allocated to “Income from continuing operations.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2004

(IN THOUSANDS)

	HISTORICAL CNLRP	HISTORICAL USRP	HISTORICAL INCOME FUNDS	PRO FORMA ADJUSTMENTS (2)		ADJUSTED PRO FORMA
ASSETS
Real estate investment properties	$780,685	$459,354	$363,056	$319,168a		$1,922,263
Mortgage, equipment and other notes receivable	290,140	19,317	—	—		309,457
Cash and cash equivalents	22,744	2,031	51,152	(59,151	)a	16,776
Restricted cash	7,402	8,240	—	—		15,642
Receivables, less allowance for doubtful accounts	7,391	4,917	1,517	—		13,825
Accrued rental income	28,557	18,872	20,068	(38,940	)a	28,557
Goodwill	56,260	—	—	111,015	a	167,275
Other assets	50,470	15,092	996	83,469	a	150,027

Total assets	$1,243,649	$527,823	$436,789	$415,561		$2,623,822

LIABILITIES
Revolving credit facilities	$21,000	$8,700	$—	$(29,700	)a	$—
Notes payable	162,810	158,345	—	242,526	a	563,681
Warehouse credit facilities	101,394	—	—	—		101,394
Secured subordinated note	21,875	—	—	(21,875	)a	—
Bonds payable	405,421	145,680	—	275,000a		826,101
Due to related parties	37,172	—	1,679	(33,860	)a	4,991
Other payables	33,736	22,070	16,631	33,795	a	106,232

Total liabilities	783,408	334,795	18,310	465,886		1,602,399
Minority interests	6,819	1,003	757	—		8,579
Redeemable preferred stock	—	—	—	32,500	b	32,500
STOCKHOLDERS’ EQUITY
Preferred stock	—	4	—	11	a	15
Common stock	452	23	—	(417	)a	58
Capital in excess of par value	825,134	401,462	—	159,946	a	1,354,042
				(32,500	)b
Accumulated other comprehensive loss	(12,434)	(243)	—	243	a	(12,434)
Accumulated distributions in excess of net earnings	(359,730)	(209,221)	—	207,614	a	(361,337)
Partners’ capital	—	—	417,722	(417,722	)a	—

Total stockholders’ equity	453,422	192,025	417,722	(82,825)		980,344

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,243,649	$527,823	$436,789	$415,561		$2,623,822

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2004

(IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	HISTORICAL CNLRP	HISTORICAL USRP	HISTORICAL INCOME FUNDS	PRO FORMA ADJUSTMENTS (3)		ADJUSTED PRO FORMA
REVENUES:
Rental and earned income from operating and direct financing leases	$68,125	$61,776	$46,945	$1,276a		$178,122
Interest income from mortgage, equipment and other notes receivable	30,164	1,863	—	—		32,027
Retail operations	—	55,813	—	(55,813	)h	—
Other income	7,107	3,678	534	(1,136	)b	10,183

Total revenues	105,396	123,130	47,479	(55,673)		220,332

EXPENSES:
General and operating administrative	28,003	22,674	8,389	(1,136	)b	49,098
				(8,832	)h
Interest expense	47,999	18,683	—	26,089	d	92,771
Retail cost of sales	—	46,981	—	(46,981	)h	—
Depreciation and amortization	11,902	21,947	6,864	7,078	e	47,791
Impairments and provisions on assets	6,309	521	1,439	—		8,269

Total expenses	94,213	110,806	16,692	(23,782)		197,929
Income (loss) from continuing operations before gain (loss) on sale of assets, minority interest in income of consolidated joint ventures and equity in earnings (loss) of unconsolidated joint ventures	11,183	12,324	30,787	(31,891)		22,403

OTHER ITEMS:
Gain (loss) on sale of assets	135	—	167	—		302
Minority interest in income of consolidated joint ventures and equity in earnings (loss) of unconsolidated joint ventures	(3,613)	(38)	(39)	—		(3,690)

Income (loss) from continuing operations	7,705	12,286	30,915	(31,891)		19,015
Dividends on preferred stock	—	(9,965)	—	(20,812	)f	(30,777)

INCOME (LOSS) FROM CONTINUING OPERATIONS ALLOCABLE TO COMMON STOCKHOLDERS	$7,705	$2,321	$30,915	$(52,703)		$(11,762)

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(IN THOUSANDS EXCEPT PER SHARE DATA)

1. BASIS OF PRESENTATION AND ACCOUNTING TREATMENT

Upon completion of the mergers, the former common stockholders of CNLRP own approximately 60.7% and the former common stockholders of USRP own approximately 39.3% of the outstanding common stock of the combined company on a fully diluted basis. In addition, the current directors of CNLRP make up a majority of the board of directors and the current executive officers of CNLRP manage the combined company. The pro forma presentation assumes that the merger is accounted for using the purchase method of accounting, with CNLRP treated as the acquirer for accounting purposes. The assets and liabilities of CNLRP will continue to be recorded at historical values without restatement to fair values. The assets and liabilities of USRP will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill, in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (“FAS 141”). For this purpose, the purchase price is based upon the market capitalization of USRP using an average trading price of USRP common stock and Series A preferred stock for the day before and the day of the announcement of the merger on August 9, 2004, as well as the estimated market values for the existing Series B Cumulative Convertible Preferred Stock of USRP plus certain merger related costs incurred by CNLRP. Reported historical information of the combined company will be that of CNLRP in future financial statements. The Income Fund mergers are also accounted for using the purchase method of accounting and the assets and liabilities of the Income Funds are recorded at their estimated fair values at the date of the mergers in a manner consistent with that of USRP described above.

In connection with the allocation of the purchase price to the real estate, the following methodology was utilized:

•	The fair value of land and buildings was estimated as if the properties were vacant. The land was valued at estimated appraised value and the buildings were valued at estimated replacement cost less depreciation.

•	For properties currently under lease, an analysis was performed to determine whether the current lease terms were above or below market rate and an asset or liability, respectively, was determined using discounted cash flows.

•	For properties currently under lease, the value associated with having a lease in place was estimated by evaluating the present value of the lost rents for each property that would have resulted if the properties had to be constructed.

•	The benefit of having a tenant in each specific property with a high likelihood of renewing the lease at the end of the current term was evaluated and a value determined using the present value of rents during a standard re-lease period.

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following describes the unaudited pro forma adjustments to the unaudited pro forma condensed consolidated balance sheet as of December 31, 2004, as if the mergers and related transactions were consummated on such date:

(i)	the adjustments needed to record the assets and liabilities of the 18 Income Funds at their estimated fair values and the related cash disbursement and equity interests used to fund the purchase;

(ii)	the adjustments needed to record the assets and liabilities of USRP at their estimated fair values;

(iii)	the adjustments needed to record the exchange of equity interests in accordance with the terms of the merger agreement between CNLRP and USRP; and

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — CONTINUED

(iv)	the issuance of additional debt in connection with the related transactions (consisting of senior notes, the new net lease securitization and the new senior credit facilities) and repayment of certain outstanding obligations.

(a)	The following presentation summarizes the pro forma adjustments relating to each of the transactions described above:

	INCOME FUNDS (I) PRO FORMA ADJUSTMENT	USRP (II) PRO FORMA ADJUSTMENT	CNLRP (III) PRO FORMA ADJUSTMENT	FINANCING (IV) PRO FORMA ADJUSTMENT	TOTAL
ASSETS:
Real estate investments	$130,522	$188,646	$—	$—	$319,168
Cash	(451,410)	(14,000)	—	406,259	(59,151)
Accrued rental income	(20,068)	(18,872)	—	—	(38,940)
Goodwill	—	111,015	—	—	111,015
Other assets	19,502	41,677	—	22,290	83,469

Total assets	$(321,454)	$308,466	$—	428,549	$415,561

LIABILITIES:
Revolving credit facilities	$—	$—	$—	$(29,700)	$(29,700)
Notes payable	—	—	—	242,526	242,526
Secured subordinated note	—	—	—	(21,875)	(21,875)
Bonds payable	—	—	—	275,000	275,000
Due to related parties	—	—	—	(33,860)	(33,860)
Other payables	8,030	27,700	—	(1,935)	33,795
STOCKHOLDERS’ EQUITY
Preferred stock	4	—	7	—	11
Common stock	—	—	(417)	—	(417)
Capital in excess of par value	88,234	71,302	410	—	159,946
Accumulated other comprehensive loss	—	243	—	—	243
Accumulated distributions in excess of net earnings	—	209,221	—	(1,607)	207,614
Partners’ capital	(417,722)	—	—	—	(417,722)

Total liabilities and stockholders’ equity	$(321,454)	$308,466	$—	$428,549	$415,561

Additional disclosures relating to each transaction follows:

(i) The purchase price for the 18 Income Funds was determined as follows:

Series A preferred stock consideration (3,750 shares at $23.53 per share)	$88,238
Cash consideration	450,000
Transaction costs	1,410

Purchase price including transaction costs	$539,648

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — CONTINUED

The purchase price for the Income Funds has been allocated between assets, liabilities and intangible assets based on the initial estimates of fair value that have been performed by CNLRP. These allocations are preliminary and may not be indicative of the final allocations by CNLRP. CNLRP anticipates finalizing these allocations during the latter part of 2005. These allocations are contingent on the composition of the assets acquired and market conditions on the merger date. A change in the final allocation from what is presented in this unaudited pro forma condensed consolidated financial information may result in an increase or decrease in identified intangible assets. The following is a summary of the purchase price allocation and the exchange of the equity interests in accordance with the merger agreement to reflect the acquisition of the Income Funds.

	INCOME FUNDS HISTORICAL	FAIR VALUE	INCOME FUNDS (I) PRO FORMA ADJUSTMENT
ASSETS:
Real estate investments	$363,056	$493,578	$130,522
Receivables	1,517	1,517	—
Cash	51,152	51,152	—
Accrued rental income	20,068	—	(20,068)
Other assets:
Above market leases	—	13,357	13,357
Leases in place	—	3,191	3,191
Tenant relationships	—	3,950	3,950
Other	996	—	(996)
LIABILITIES AND STOCKHOLDERS’ EQUITY:

Due to related parties	$1,679	$1,679	$—
Other liabilities:
Below market leases	—	8,307	8,307
Other	16,631	16,354	(277)
Minority interest	757	757	—
Preferred stock (Series A)	—	4	4
Additional paid in capital	—	88,234	88,234
Partner’s capital	417,722	—	(417,722)

(ii) The purchase price relating to the exchange of interests between USRP and CNLRP is based on the fair market value of the equity interests in USRP determined using average market prices before and after the announcement of the transaction plus the transaction costs incurred by CNLRP.

EQUITY INTEREST	SHARES	PRICE PER SHARE	TOTAL MARKET VALUE
Preferred stock (Series A)	4,084	$23.53	$96,096
Preferred stock (Series B)	25	1,000.00	32,500	(1)
Common stock	22,585	15.24	344,195

			472,791
Transaction costs			14,000

			$486,791

(1)	Includes early redemption premium of $7.5 million.

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — CONTINUED

The following reflects the adjustment of the assets, liabilities and intangible assets of USRP to estimated fair value based on the purchase price including transaction costs and estimated severance liabilities. The revaluation has been allocated between assets, liabilities and intangible assets based on the initial estimates of fair value. These allocations are preliminary and may not be indicative of the final allocations. CNLRP anticipates finalizing these allocations during the latter part of 2005. These allocations are contingent on the composition of the assets acquired and market conditions on the merger date. A change in the final allocation from what is presented in this unaudited pro forma condensed consolidated financial information may result in an increase or decrease in identified intangible assets. The following is a summary of the purchase price adjustment for USRP.

	USRP HISTORICAL	FAIR VALUE		USRP (II) PRO FORMA ADJUSTMENT
ASSETS:
Real estate investment	$459,354	$648,000		$188,646
Mortgage, equipment and other notes receivable	19,317	19,317		—
Cash and cash equivalents	2,031	(11,969	)(a)	(14,000)
Restricted cash	8,240	8,240		—
Receivables	4,917	4,917		—
Accrued rental income	18,872	—		(18,872)
Goodwill	—	111,015		111,015
Other assets:
Above market leases	—	36,162		36,162
Leases in place	—	6,548		6,548
Tenant relationships	—	6,222		6,222
Other	15,092	7,837		(7,255)
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Revolving credit facilities	$8,700	$8,700		$—
Notes payable	158,345	158,345		—
Bonds payable	145,680	145,680		—
Other liabilities:
Below market leases	—	25,678		25,678
Severance liability	—	2,022		2,022
Other	22,070	22,070		—
Minority interest	1,003	1,003		—
Preferred stock — par value	4	4		—
Common stock — par value	23	23		—
Capital in excess of par value	401,462	472,764		71,302
Accumulated other comprehensive loss	(243)	—		243
Accumulated distributions in excess of net earnings	(209,221)	—		209,221

(a)	Includes $14,000 reduction in cash to reflect payment of merger related costs incurred by CNLRP.

2. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET — CONTINUED

(iii) The following adjustment reflects the conversion of 45,249 CNLRP common shares into 35,032 USRP common shares and 7,240 Series C USRP preferred stock, using an exchange rate of 0.7742 for common shares and 0.16 for preferred shares.

	CNLRP HISTORICAL	MERGER REALLOCATION	CNLRP (III) PRO FORMA ADJUSTMENT
Preferred stock (Series C)	$—	$7	$7
Common stock	452	35	(417)
Capital in excess of par	825,134	825,544	410

	$825,586	$825,586	$—

(iv) In connection with the mergers and related transactions, we expect to enter into a series of financings consisting of senior notes, the new net lease securitization and the new senior credit facilities. We also expect to repay certain indebtedness of CNLRP and USRP. The interest rates are expected to range from 4.34% to 7.50% with maturities ranging from five to ten years. The following is a summary of the use of proceeds:

NOTES PAYABLE:
New term loan B due 2010	$150,000
Senior notes due 2015	250,000
Repayment of USRP senior notes due 2005	(111,110)
Repayment of USRP notes payable term loan due 2008	(35,000)
Repayment of USRP Hawaii facility due 2011	(11,364)

Subtotal notes payable	242,526
Repayment of CNLRP and USRP revolving credit facilities due 2005 and 2006	(29,700)
Repayment of CNLRP secured subordinated note due 2008	(21,875)
New Net Lease Securitization due 2012	275,000
Repayment of CNLRP loan due to related parties	(33,860)
Interest payable on CNLRP loan due to related parties	(1,935)
Prepayment penalty (a)	(1,607)

Cash proceeds before loan costs	428,549
Loan costs (b)	(22,290)

Net cash proceeds	$406,259

(a)	Includes a prepayment penalty of $1.6 million relating to early extinguishment of the $111.1 million USRP senior notes due 2005.

(b)	Includes $2.9 million in costs for a new revolving credit facility with a total unused capacity of $200.0 million.

(b)	Represents adjustment to reclassify the USRP Series B Cumulative Convertible Preferred Stock out of equity and into redeemable preferred stock due to the merger triggering redemption rights at the option of the holder.

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004

The following describes the pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004, as if the mergers and related transactions were consummated as of January 1, 2004.

(a)	Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had been acquired on January 1, 2004 and the amortization of the intangible assets relating to above market leases of $49,519 and liabilities relating to below market leases of $33,985 on a straight-line basis over the remaining lease terms which range from 4 to 12 years:

Accrued rental income	$2,781
Net amortization of above/below market leases	(1,505)

$1,276

(b)	Represents the elimination of the following intercompany fees between CNLRP and the Income Funds.

Other income:
Reimbursement of administrative cost	$(861)
Management fees	(275)

$(1,136)

(c)	Represents the elimination of intercompany expenses between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated savings from operating as one company such as the elimination of separate regulatory filings for the Income Funds and CNLRP, or for reductions in the cost of investor relations, administrative costs or executive compensation.

General and administrative:
Reimbursement of administrative costs	$(861)
Management fees	(275)

$(1,136)

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 — CONTINUED

(d)	Reflects the adjustments to interest expense and loan cost amortization based on the financings described in Note 2(a)(iv):

	BALANCE	ESTIMATED BLENDED RATE	ESTIMATE EXPENSE INTEREST/LOAN COST AMORTIZATION
Estimated interest on New Net Lease Securitization due 2012	$275,000	5.06%	$13,915
Estimated interest on new term loan B due 2010	150,000	4.60%	6,900
Estimated interest on senior notes due 2015	250,000	7.25%	18,125
Elimination of interest expense on USRP term loan due 2008	(35,000)	—	(2,048)
Elimination of interest expense on CNLRP and USRP revolving credit facilities due 2005 and 2006	(29,700)	—	(1,479)
Elimination of interest expense on CNLRP secured subordinated note due 2008	(21,875)	—	(2,168)
Elimination of interest expense on CNLRP loan due to related parties	(33,860)	—	(1,437)
Elimination of interest expense on USRP senior notes due 2005	(111,000)	—	(7,937)
Elimination of interest expense on USRP Hawaii facility due 2011	(11,364)	—	(534)
Unused commitment fee on new revolving credit facility due 2008	—	—	500
Estimated loan cost amortization	—	—	4,734
Reversal of historical loan cost amortization	—	—	(2,482)

			$26,089

In the event the interest rate changes by one-eighth of one percent, the pro forma adjustment for interest expense would change as follows:

	BALANCE	INTEREST RATE INCREASE	IMPACT ON INTEREST EXPENSE
New Net Lease Securitization due 2012	$275,000	0.125%	$344
New term loan B due 2010	150,000	0.125%	188
Senior notes due 2015	250,000	0.125%	313

			$845

(e)	The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the mergers:

	USRP	INCOME FUNDS	TOTAL
INCREASE IN BASIS:
Land	$88,475	$77,066	$165,541
Building	100,171	53,456	153,627
Leases in place	6,548	3,191	9,739
Tenant relationships	6,222	3,950	10,172

	$201,416	$137,663	$339,079

ESTIMATED INCREASE IN DEPRECIATION AND AMORTIZATION EXPENSE:
Buildings (30 years)	$3,339	$1,782	$5,121
Leases in place and tenant relationships (1)	1,064	893	1,957

Estimated adjustment	$4,403	$2,675	$7,078

3. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004 — CONTINUED

(1) Average life used was 12 years for USRP and a range of four to 11 years for the Income Funds.

(f)	Represents additional dividends relating to Series A and Series C preferred stock issued in connection with the mergers.

Preferred stock (Series A):
3,750 shares at $1.93 per share	$7,237
Preferred stock (Series C):
7,240 shares at $1.875 per share	13,575

$20,812

(g)	Reflects conversion of historical weighted average shares outstanding to pro forma weighted average shares outstanding as follows:

	BASIC	DILUTED
USRP historical shares	22,557	22,656
Pro forma common shares issued to CNLRP	35,032	35,032
Preferred equivalents — Series C (pro forma)	—	7,240
Preferred equivalents — Series C (pro forma) — antidilutive	—	(7,240)
Preferred equivalents — Series A (pro forma)	—	3,750
Preferred equivalents — Series A (pro forma) — antidilutive	—	(3,750)

Pro forma shares	57,589	57,688

(h)	Reflects the reclassification of the results of the USRP retail operations to discontinued operations.

(c) Exhibits

Exhibit No.	Description

99.1	Additional Regulation FD Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2005	TRUSTREET PROPERTIES, INC.

	By:	/s/ STEVEN D. SHACKELFORD
Steven D. Shackelford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Additional Regulation FD Information